Certain information has been redacted from Schedule 6.1 (gg), Schedule 9.1(t) and Exhibit G. The registrant has determined that this information both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SECOND AMENDED AND RESTATED
REVOLVING LOAN AGREEMENT
AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS
by and among
RPT ANAHEIM HILLS OFFICE PLAZA, LLC,
RPT HERITAGE PARKWAY, LLC,
RPT TERRA NOVA PLAZA, LLC,
RPT LOUDOUN GATEWAY I, LLC,
RPT ALLIED DRIVE, LLC,
RPT PALMETTO LAKES, LLC,
RPT HIALEAH I, LLC, and
RPT HIALEAH II, LLC
each a Delaware limited liability company,
collectively, as Borrowers,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender,
and
THE OTHER FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 14.13,
as Lenders
and
WELLS FARGO SECURITIES, L.L.C.,
as Sole Lead Arranger and Sole Bookrunner
Entered into as of January 27, 2023
WFB LOAN NO. 1013159

Page

ARTICLE 1 DEFINITIONS	1
1.1 DEFINED TERMS	1
1.2 OTHER DEFINITIONS AND PROVISIONS	32
1.3 UCC TERMS	32
1.4 ROUNDING	32
1.5 REFERENCES TO AGREEMENT AND LAWS	32
1.6 TIMES OF DAY	32
1.7 SCHEDULES AND EXHIBITS INCORPORATED	33
1.8 RATES	33
1.9 DIVISIONS	33
ARTICLE 2 LOAN	33
2.1 LOAN	33
2.2 LOAN FEES	34
2.3 LOAN DOCUMENTS	34
2.4 EFFECTIVE DATE	35
2.5 MATURITY DATE	35
2.6 INTEREST ON THE LOAN	35
2.7 PAYMENTS	36
2.8 CHANGED CIRCUMSTANCES.	37
2.9 INDEMNITY	39
2.10 INCREASED COSTS	39
2.11 TAXES	40
2.12 MITIGATION OBLIGATIONS	43
2.13 PREPAYMENTS	43
2.14 FULL REPAYMENT AND RECONVEYANCE	44
2.15 LENDERS’ ACCOUNTING	44
2.16 VOLUNTARY REDUCTIONS OF THE COMMITMENTS	45
2.17 INCREASE IN REVOLVING COMMITMENTS	45
2.18 ELIGIBILITY OF PROPERTIES FOR BORROWING BASE	46
2.19 RELEASE OF PROPERTIES	50
2.20 FREQUENCY OF APPRAISALS	51
2.21 FREQUENCY OF CALCULATIONS OF BORROWING BASE	51
2.22 INTENTIONALLY OMITTED	52
ARTICLE 3 DISBURSEMENT	52
3.1 INITIAL CONDITIONS PRECEDENT	52
3.2 CONDITIONS PRECEDENT TO ALL LOANS	54
3.3 CONDITIONS PRECEDENT TO CONSTRUCTION ADVANCES	54
3.4 ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION	56
3.5 CONSTRUCTION ADVANCES	57
3.6 FUNDS TRANSFER DISBURSEMENTS	58
3.7 INTENTIONALLY OMITTED	59

-i-

(continued)
Page

3.8 CONDITIONS PRECEDENT TO A PROPERTY BECOMING A BORROWING BASE PROPERTY	59
ARTICLE 4 CONSTRUCTION	59
4.1 PROJECT COMMENCEMENT	59
4.2 COMPLETION DATE	59
4.3 FORCE MAJEURE; UNAVOIDABLE DELAY	59
4.4 CONSTRUCTION AGREEMENT	59
4.5 ARCHITECT’S AGREEMENT	60
4.6 PLANS AND SPECIFICATIONS; MODIFICATION OF PROJECT BUDGET.	60
4.7 CONTRACTOR/CONSTRUCTION INFORMATION	61
4.8 PROHIBITED CONTRACTS	61
4.9 LIENS AND STOP PAYMENT NOTICES	61
4.10 CONSTRUCTION RESPONSIBILITIES	61
4.11 INTENTIONALLY OMITTED	62
4.12 DELAY	62
4.13 INSPECTIONS	62
4.14 SURVEYS	62
4.15 INTENTIONALLY OMITTED	62
4.16 IN-BALANCE PAYMENTS	62
4.17 PERMITS	63
ARTICLE 5 INSURANCE	63
5.1 TITLE INSURANCE	63
5.2 PROPERTY INSURANCE	63
5.3 FLOOD HAZARD INSURANCE	63
5.4 LIABILITY INSURANCE	63
5.5 BUSINESS INTERRUPTION	63
5.6 INTENTIONALLY OMITTED	63
5.7 OTHER COVERAGE	63
5.8 GENERAL	63
ARTICLE 6 REPRESENTATIONS AND WARRANTIES	64
6.1 REPRESENTATIONS AND WARRANTIES	64
6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.	71
ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS	72
7.1 REPRESENTATIONS	72
ARTICLE 8 HAZARDOUS MATERIALS	75
8.1 SPECIAL REPRESENTATIONS AND WARRANTIES	75
8.2 HAZARDOUS MATERIALS COVENANTS	76
8.3 INSPECTION BY ADMINISTRATIVE AGENT	76
8.4 LEGAL EFFECT OF SECTION	76
8.5 ENVIRONMENTAL IMPAIRMENT	77

-ii-

(continued)
Page

ARTICLE 9 COVENANTS OF BORROWER	77
9.1 AFFIRMATIVE COVENANTS	77
9.2 NEGATIVE COVENANTS	85
ARTICLE 10 DEFAULT	89
10.1 EVENTS OF DEFAULT	89
10.2 REMEDIES UPON EVENT OF DEFAULT	91
10.3 MARSHALING; PAYMENTS SET ASIDE	92
10.4 ALLOCATION OF PROCEEDS	93
10.5 RESCISSION OF ACCELERATION BY REQUISITE LENDERS	93
10.6 PERFORMANCE BY ADMINISTRATIVE AGENT	93
10.7 RIGHTS CUMULATIVE, NO WAIVER	94
10.8 RESCINDED PAYMENTS	94
10.9 PROOFS OF CLAIM	94
10.10 WAIVERS BY BORROWER	95
10.11 CONTINUING DEFAULTS; NOTICES OF DEFAULT	95
ARTICLE 11 INTENTIONALLY OMITTED	95
ARTICLE 12 INTENTIONALLY OMITTED	95
ARTICLE 13 ADMINISTRATIVE AGENT; CO-LENDER PROVISIONS	95
13.1 APPOINTMENT AND AUTHORIZATION.	95
13.2 WELLS FARGO AS LENDER	96
13.3 LOAN DISBURSEMENTS.	97
13.4 DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	97
13.5 PRO RATA TREATMENT	99
13.6 SHARING OF PAYMENTS, ETC	99
13.7 COLLATERAL MATTERS; PROTECTIVE ADVANCES	99
13.8 POST-FORECLOSURE PLANS	101
13.9 APPROVALS OF LENDERS	101
13.10 NOTICE OF DEFAULTS	101
13.11 ADMINISTRATIVE AGENT’S RELIANCE, ETC	102
13.12 INDEMNIFICATION OF ADMINISTRATIVE AGENT	102
13.13 LENDER CREDIT DECISION, ETC	103
13.14 RESIGNATION OF ADMINISTRATIVE AGENT	103
13.15 TITLED AGENTS	104
13.16 NO SET-OFFS	105
13.17 CERTAIN ERISA MATTERS	105
13.18 ERRONEOUS PAYMENTS.	106
ARTICLE 14 MISCELLANEOUS PROVISIONS	108
14.1 INDEMNITY	108
14.2 FORM OF DOCUMENTS	108
14.3 NO THIRD PARTIES BENEFITED	108
14.4 NOTICES	108

-iii-

(continued)
Page

14.5 ATTORNEY-IN-FACT	109
14.6 ACTIONS	109
14.7 INTENTIONALLY OMITTED	109
14.8 RELATIONSHIP OF PARTIES	109
14.9 DELAY OUTSIDE LENDER’S CONTROL	109
14.10 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	109
14.11 IMMEDIATELY AVAILABLE FUNDS; TIME FOR PAYMENT	109
14.12 AMENDMENTS AND WAIVERS	110
14.13 SUCCESSORS AND ASSIGNS; PARTICIPATIONS	111
14.14 INTENTIONALLY OMITTED	115
14.15 LENDER’S AGENTS	115
14.16 TAX SERVICE	115
14.17 WAIVER OF RIGHT TO TRIAL BY JURY	115
14.18 SEVERABILITY	116
14.19 TIME	116
14.20 HEADINGS	116
14.21 GOVERNING LAW AND CONSENT TO JURISDICTION	116
14.22 ELECTRONIC DOCUMENT DELIVERIES	116
14.23 INCONSISTENCIES	116
14.24 INTENTIONALLY OMITTED	116
14.25 INTEGRATION; INTERPRETATION	117
14.26 BORROWER’S LIABILITY	117
14.27 DISCRETION OF ADMINISTRATIVE AGENT AND LENDERS	117
14.28 NON-LIABILITY OF ADMINISTRATIVE AGENT AND LENDERS	117
14.29 LIMITATION OF LIABILITY	117
14.30 JOINT AND SEVERAL LIABILITY	117
14.31 COUNTERPARTS	117
14.32 ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	118
14.33 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS	118
14.34 CONFIDENTIALITY	119
14.35 CO-BORROWER PROVISIONS	119
14.36 CONTRIBUTION AGREEMENT	124
14.37 AMENDMENT AND RESTATEMENT	124
14.38 OMNIBUS AMENDMENT TO LOAN DOCUMENTS	124

-iv-

TABLE OF SCHEDULES AND EXHIBITS
SCHEDULE 1.1    –    PRO RATA SHARES
SCHEDULE 2.18    –    INITIAL BORROWING BASE PROPERTIES
SCHEDULE 6.1(b)    –    ORGANIZATIONAL CHART
SCHEDULE 6.1(i)    –    LITIGATION
SCHEDULE 6.1(aa)        PROPERTY AGREEMENTS
SCHEDULE 6.1(cc)        PHYSICAL CONDITION
SCHEDULE 6.1(gg)        TENANT LEASES
SCHEDULE 8    –    ENVIRONMENTAL REPORTS
SCHEDULE 9.1(t)    –    OPERATING ACCOUNTS

EXHIBIT A    –    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT B    –    FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C    –    FORM OF NOTICE OF BORROWING
EXHIBIT D    –    DISBURSEMENT PLAN
EXHIBIT E    –     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F    –    FORM OF NOTE
EXHIBIT G    –    DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT H    –    TAX COMPLIANCE CERTIFICATES:
EXHIBIT H-1    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-2    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-3    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT H-4    –    FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
EXHIBIT I    –    FORM OF TENANT DIRECTION LETTER
EXHIBIT J    –    FORM OF JOINDER AGREEMENT

-v-

Certain information has been redacted from Schedule 6.1 (gg), Schedule 9.1(t) and Exhibit G. The registrant has determined that this information both (i) is not material and (ii) is the type that the registrant treats as private or confidential.
SECOND AMENDED AND RESTATED
REVOLVING LOAN AGREEMENT
AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS
THIS SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (as the same may be Modified from time to time, this “Agreement”) dated as of January 27, 2023, is made by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC, RPT ALLIED DRIVE, LLC, RPT PALMETTO LAKES, LLC, RPT HIALEAH I, LLC, and RPT HIALEAH II, LLC (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as the context indicates, as determined by Administrative Agent in its reasonable discretion), each of the financial institutions initially a signatory hereto together with their assignees under Section 14.13 (individually or collectively, as the context suggests or requires, “Lender” or “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”) as contractual representative of Lenders to the extent and in the manner provided in Article 13 (in such capacity, together with any successor Administrative Agent hereafter appointed pursuant to Section 13.14, the “Administrative Agent”), with WELLS FARGO SECURITIES, LLC, a Delaware limited liability company, as Sole Lead Arranger and Sole Bookrunner (in such capacities, the “Arranger”).
R E C I T A L S
A.    Certain Lenders made a revolving credit facility available to certain Borrowers and certain other parties in the maximum principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) pursuant to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of February 27, 2018 (as amended pursuant to that certain First Amendment to Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of November 13, 2019, and that certain Second Amendment to Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of June 30, 2020, and as otherwise amended prior to the date hereof, the “Original Loan Agreement”).
B.    Borrowers, Lenders and Administrative Agent have agreed to amend and restate the Original Loan Agreement in its entirety pursuant to this Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents in order to make available to Borrower a One Hundred Million and No/100 Dollars ($100,000,000.00) revolving credit facility, on the terms and conditions contained herein.
NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:
ARTICLE 1 DEFINITIONS
1.1DEFINED TERMS. The following capitalized terms used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
“30-Day SOFR Average” has the meaning specified in the definition of “SOFR Average”.
“Accounts” means, collectively, the Loan Disbursement Account, the Operating Account, the Borrower’s Funds Account and any other account established by Borrower in connection with the Loan from time to time. “Account” means any of the Accounts, individually.
“Administrative Agent” has the meaning given to such term in the preamble hereto.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Advance” means the making of a Revolving Loan or a Construction Advance, or any other disbursement of the proceeds of the Loan in accordance with the terms of this Agreement.
“Affected Financial Institution” means any: (a) EEA Financial Institution; or (b) UK Financial Institution.
“Affiliate” or “affiliate” means, with respect to any Person: (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively; (b) any other Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (a); (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b); (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c); and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall Administrative Agent or any Lender or any of their respective affiliates be an “Affiliate” of Borrower or Guarantor. Neither the Investment Advisor nor any officer, director, trustee or employee of, or partner in Investment Advisor (collectively, “Investment Advisor Employees”), shall be deemed an “Affiliate” of any Borrower or Guarantor merely because Investment Advisor serves as investment advisor to Borrower or Guarantor or an Investment Advisor Employee serves in such capacity to Investment Advisor, though the Investment Advisor shall be deemed an “Affiliate” of any Borrower or Guarantor if it otherwise satisfies the requirements of the foregoing definition.
“Agreement” has the meaning given to such term in the preamble hereto.
“Agreement Date” means the date as of which this Agreement is dated.
“Allstate Lease” means that certain Lease dated July 10, 2001, between RPT Heritage Parkway, LLC) and Allstate Insurance Company, an Illinois Insurance Company, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any member of the Borrowing Group from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Anti-Terrorism Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any member of the Borrowing Group from time to time concerning or relating to terrorism or Sanctions, including, without limitation, the PATRIOT Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto.
“Applicable Law” means all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and Permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including all orders and decrees of all courts, tribunals and arbitrators applicable to a Loan Party, a Property, Administrative Agent or a Lender, as the context requires, including applicable securities laws and all zoning ordinances, building, environmental and land use requirements and Permits, and all occupational safety and health laws, rules and regulations.
“Applicable Margin” means the percentage rate set forth below corresponding to the then most recent Testing Debt Yield as determined in accordance with Section 9.1(k)(iii):

Level	Testing Debt Yield	Applicable Margin
1	Greater than 12.0%	2.00%
2	Equal to or less than 12.0%	2.25%

    The Applicable Margin for Loans shall be determined by Administrative Agent from time to time, based on the Testing Debt Yield as set forth in the Borrowing Base Certificate most recently delivered by Borrower pursuant to Section  9.1(k)(iii). Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which Borrower delivers to Administrative Agent the applicable Borrowing Base Certificate pursuant to Section 9.1(k)(iii). If Borrower fails to deliver a Borrowing Base Certificate pursuant to Section 9.1(k)(iii), the Applicable Margin shall equal the percentages corresponding to Level 3 until the first day of the calendar month immediately following the month that the required Borrowing Base Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, such Applicable Margin shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.6(c).
“Application for Payment” has the meaning given to such term in Exhibit D attached hereto.
“Appraisal” means, with respect to any Property, an M.A.I. appraisal commissioned by and addressed to Administrative Agent (acceptable to Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to Administrative Agent, having at least the minimum qualifications required under Applicable Law governing Administrative Agent and the Lenders, including, FIRREA, and determining both the “as is” market value of such Property as between a willing buyer and a willing seller and the “stabilized value” of such Property.
“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the most recent Appraisal of such Property, as the same may have been reasonably adjusted by Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by Administrative Agent in determining the value of similar real estate Properties, which review shall be conducted prior to acceptance of such Appraisal by Administrative Agent.
“Approved Fund” means any Fund that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Architect” means each architect that is a party to an Architect Agreement.
“Architect’s Agreement” has the meaning given that term in Section 4.5.
“Arranger” has the meaning given to such term in the preamble to this Agreement.
“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement among a Lender, an Assignee (as defined in Exhibit E) and Administrative Agent, substantially in the form of Exhibit E.

“Assignment of Interest Rate Protection Agreement” means, individually and collectively, any and each Assignment of Interest Rate Protection Agreement given by Borrower to Administrative Agent, for the benefit of Lenders, in each case together with an acknowledgment by the applicable Counterparty of the assignment thereof in accordance with the terms and provisions hereof, as the same may be Modified from time to time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(c)(iv); provided, that if the then-current Benchmark is based upon SOFR Average, such Benchmark shall be deemed to not have any Available Tenors).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330), as now or hereafter amended or recodified.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus one and one-half of one percent (1.50%) and (c) Daily Simple SOFR in effect on such day; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Daily Simple SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Daily Simple SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than the Floor.
“Basel” means the Bank for International Settlement’s Basel Committee on Banking Supervision, and any successor or similar authority.
“Basel Accord” means the various recommendations for capital and liquidity standards issued by Basel, including, without limitation, Basel III, as superseded, amended, modified and supplemented and in effect from time to time or any replacement thereof.
“Basel III” means, collectively, (a) the press release entitled “Final elements of the reforms to raise the quality of regulatory capital issued by the Basel Committee” issued on January 13, 2011 by Basel and (b) all requests, rules, regulations, guidelines, interpretations, directions, and directives promulgated by the Bank for International Settlements, Basel, or the United States or foreign regulatory authorities or other Governmental Authority now or hereafter authorized or directed by Basel to promulgate the same, in each case pursuant to Basel III or otherwise pursuant to the Basel Accord.
“Bed Bath & Beyond Lease” means that certain Lease dated September 10, 1998, between RPT Terra Nova Plaza, LLC) and Bed Bath & Beyond Inc., a New York corporation, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.
“Benchmark” means, initially, SOFR Average; provided that if a Benchmark Transition Event has occurred with respect to SOFR Average or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8(c)(i).
“Benchmark Portion” means the principal balance of the Loan that is subject to a Calculated Interest Rate.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
    For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any): (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.8(c); and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.8(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership if and as then-required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” has the meaning given to such term in Section 14.33.
“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include Borrower’s successors and permitted assigns.
“Borrower Member” means RREEF Property Operating Partnership, LP, a Delaware limited partnership.
“Borrower’s Funds” means all funds of Borrower deposited with Administrative Agent in the Borrower’s Funds Account pursuant to the terms and conditions of this Agreement.
“Borrower’s Funds Account” means a blocked account reserved, and to be established upon Administrative Agent’s request pursuant to Section 4.16, with Wells Fargo, in the name of Borrower, or Borrower’s designee, for the benefit of Lenders, or such other name as Administrative Agent may direct in writing, into which all Borrower’s Funds from time to time shall be deposited as required or permitted pursuant to the terms and conditions of this Agreement.
“Borrowing Base” means an amount equal to the sum of the Borrowing Base Values of the Borrowing Base Properties as determined and adjusted from time to time in accordance with Section 2.20 and Section 2.21. Unless otherwise approved by Administrative Agent and the Requisite Lenders, to the extent the Borrowing Base Value of any one Property would exceed thirty-five percent (35%) of the Borrowing Base, such excess shall be excluded from the Borrowing Base. Unless otherwise approved by Administrative Agent and the Requisite Lenders, during any period that the number of Borrowing Base Properties is less than six (6), the Borrowing Base shall equal $0.
“Borrowing Base Certificate” means a report in substantially the form of Exhibit B, certified by the chief financial officer of Borrower, or any other authorized officer, setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the Borrowing Base for all Borrowing Base Properties as of a specified date, all in form and detail satisfactory to Administrative Agent.
“Borrowing Base Property” means an Eligible Property that Administrative Agent and the Lenders have agreed to include in calculations of the Borrowing Base pursuant to Section 2.18. A Property shall be excluded from determinations of the Borrowing Base if: (a) at any time such Property shall cease to be an Eligible Property; (b) Administrative Agent shall cease to hold a valid and perfected first priority Lien in such Property; or (c) there shall have occurred and be continuing an Event of Default under the Security Deeds or any other Security Document relating to such Property.
“Borrowing Base Value” means the lesser of: (a) an amount equal to sixty-five percent (65%) of the aggregate Appraised Values of all of the Borrowing Base Properties; and (b) the maximum amount of aggregate Loan proceeds that would result in a Testing Debt Yield that is equal to the Testing Debt Yield Hurdle.
“Borrowing Group” means, individually and collectively, as the context may suggest or require, the following: (a) Borrower; (b) any subsidiary of Borrower; (c) any Guarantor; (d) any Indemnitor, and (e) any owner of any collateral securing any part of the Loan, the Guaranty, the Hazardous Materials Indemnity Agreement or this Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Calculated Interest Rate” means the rate of interest, per annum, equal to the sum of: (a) Applicable Margin; plus (b) the Benchmark.
“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.
“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Certificate of Division” means a certificate, registration statement or any other document required to be filed with any applicable governmental authority in order to legally effectuate a LLC Division (including, without limitation, a certificate of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time), or a LP Division (including, without limitation, a certificate of division as described in Section 17-220 of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
“CFTC” means the Commodity and Futures Trading Commission, and any successor thereto.

“CFTC Regulations” means any and all regulations, rules, directives, or orders now or hereafter promulgated or issued by CFTC relating to Derivatives Contracts.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof; and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented or issued.
“Change of Control” means any or all of the following: (a) Guarantor does not Control (directly or indirectly) all of the Borrowers and Borrower Member; or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of Guarantor.
“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor thereto.
“Collateral” means the Property, the Accounts and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents (and, as may be applicable at any time, the Other Related Documents).
“Commerce Center Actual Debt Yield” means Commerce Center Actual NOI divided by $40,150,000.
“Commerce Center Actual NOI” means the net operating income of the Commerce Center Property, as improved by the Project, after giving effect to the PFG Lease Amendment.
“Commerce Center Appraisal Debt Yield” means Commerce Center Appraisal NOI divided by $40,150,000.
“Commerce Center Appraisal NOI” means the “as-if stabilized" net operating income of the Commerce Center Property, as improved by the Project as contained in the applicable Appraisal.
“Commerce Center Owner” means 1109 RPT Commerce Center, LLC, a Delaware limited liability company.
“Commerce Center Property” means the real property and improvements thereon owned by the Commerce Center Owner, located at 1109 Commerce Center, Logan Township, New Jersey.
“Commitment” means, individually or collectively, as the context may require, the Construction Commitment and the Revolving Commitment (including, in each case, any unfunded portion of the Loan), and in the case of the Construction Commitment, as reduced by any principal payments made by Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.
“Complete,” “Completed” or “Completion” means completion of the Project substantially in accordance with the Plans and Specifications, which shall have be deemed to have occurred upon: (a) Administrative Agent’s receipt of a written statement or certificate executed by the Architect (and confirmed by the Independent Inspecting Architect in its reasonable discretion), certifying, without material qualification or material exception, that the Project is completed; (b) Administrative Agent’s receipt of all required occupancy permit(s) for the entire Project issued by the local government agency having jurisdiction and authority to issue same; (c) the expiration of the statutory period(s) within which valid mechanic’s liens, materialman’s liens and/or stop payment notices may be recorded and/or served by reason of the construction of the Project, or, alternatively, Administrative Agent’s receipt of valid, unconditional releases thereof from all Persons entitled to record said Liens or serve said stop payment notices; (d) Administrative Agent’s receipt of copies of all warranties from suppliers covering materials, equipment and appliances included within the Project; and (e) Administrative Agent shall have received an estoppel certificate from Performance Food Group under its Tenant Lease at the Commerce Center Property, confirming that the Project has been completed in accordance with the terms of such Tenant Lease, that the conditions precedent to tenant’s occupancy of the space have been satisfied, and that to the best of such tenant’s knowledge no material default by Borrower exists under such Tenant Lease; and (f) Administrative Agent’s receipt and approval of such other evidence of lien-free and defect-free completion as Administrative Agent may reasonably request (to the extent not already provided by Borrower).
“Completion Date” means the date that is fifteen (15) months after the earlier of: (i) the date on which the initial Construction Advance is made; and (ii) the date Borrower actually commences construction on the Project, subject in each case to the provisions of Section 4.3 below.
“Completion Guaranty” has the meaning given to such term in Section 3.3(c).
“Compliance Certificate” has the meaning given that term in Section 9.1(k)(vi).
“Conforming Changes” means, with respect to either the use or administration of SOFR Average or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction Advance” means a disbursement of all or a portion of a Lender’s Construction Commitment made by a Lender to Borrower pursuant the terms of this Agreement.

“Construction Agreement” has the meaning given to such term in Section 4.4.

“Construction Commitment” means, as to each Lender, such Lender’s obligation to make its Pro Rata Share of Construction Advances pursuant to Section 3.3 and Section 13.3, in an amount up to, but not exceeding the Maximum Construction Commitment.

“Contingency Reserve” means the Item in the Project Budget designated as the “Contingency Reserve” (or a similar designation).
“Contractor” means each contractor that is a party to a Construction Agreement.
“Contracts” means, individually and collectively, all contracts, agreements, warranties and guaranties relating to or governing the use, occupancy, operation, management, repair and service of the Property, including Modifications to any of the foregoing in accordance with the terms and provisions of this Agreement.
“Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.
“Counterparty” means each Person that is a counterparty to, or issuer of, any Derivatives Contract (other than a Loan Party or an Affiliate of a Loan Party), including, as may be applicable at any time, any Specified Derivative Provider.
“Credit Event” means the making of any Loan.
“Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “Simple SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (ii) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any Simple SOFR Determination Day, SOFR in respect of such Simple SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such Simple SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.
“Debtor Relief Law” means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors, including the Bankruptcy Code.
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Default Right” has the meaning given to such term in Section 14.33.
“Defaulting Lender” means any Lender that, at any time, shall: (a) fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after receipt of notice from Administrative Agent; (b) notify Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund its Pro Rata Share of the Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) have failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower); (d) (i) become or be insolvent or have a parent company that has become or is insolvent; and/or (ii) become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; and/or (e) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) of this definition shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower and any such Defaulting Lender.
“Derivatives Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and any other or further agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, as the same may be Modified from time to time.
“Derivatives Support Document” means: (a) any credit support annex comprising part of (and as defined in) any Specified Derivatives Contract; and (b) any document or agreement, other than a Security Document, pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto: (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith; and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).
“Disbursement Instruction Agreement” means a Disbursement Instruction Agreement in the form of Exhibit G, or such other wire transfer instruction on Administrative Agent’s then current form from time to time, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.

“Divided LLC” means any LLC that has been formed upon the consummation of a LLC Division.
“Divided LP” means any LP which has been formed upon the consummation of a LP Division.
“Dollars” and “$” means the lawful money of the United States of America.
“EEA Financial Institution” means: (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the Agreement Date.
“Effective Rate” has the meaning given to such term in Section 2.6(e).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.13(b)(iii) and Section 14.13(b)(v) (subject to such consents, if any, as may be required under Section 14.13(b)(iii)); provided that in no event shall “Eligible Assignee” include Borrower or any of Borrower’s Affiliates.
“Eligible Property” means a Property which satisfies all of the following requirements as confirmed by Administrative Agent: (a) unless otherwise approved by Administrative Agent and the Requisite Lender in its reasonable discretion, such Property is one hundred percent (100%) owned in fee simple by a Person who is a Wholly Owned Subsidiary of Borrower Member; (b) such Property is owned by a Person that has the right and ability to become (and who shall become) a Borrower hereunder pursuant to the terms of a Joinder Agreement; (c) such Property is located in a State of the United States of America or in the District of Columbia; (d) Borrower has the right to take the following actions without the need to obtain the consent of any Person (other than Borrower Member and Guarantor) and if any such consent is required, it shall have been obtained: (i) to create Liens on such Property as security for Indebtedness of Borrower; and (ii) to sell, transfer or otherwise dispose of such Property; (e) neither such Property, nor the direct Equity Interests in the Person owning the Property is subject to: (i) any Lien other than Permitted Liens; or (ii) any Negative Pledge; (f) the Appraised Value of such Property, when aggregated with the Appraised Value of all of the other Borrowing Base Properties located within the same Metropolitan Statistical Area (as determined by the United States Office of Management and Budget) does not cause the aggregate Appraised Values of all of such Properties within such MSA to exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); (g) the Appraised Value of such Property shall not exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); (h) the aggregate Appraised Values of all of the Borrowing Base Properties that constitute Office Properties shall not exceed: (x) prior to the date that the Commerce Center Property becomes a Borrowing Base Property, thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); and (y) from and after the date that the Commerce Center Property becomes a Borrowing Base Property, thirty percent (30%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property); (i) the rent payable under Tenant Leases with any individual tenant or group of Affiliated tenants within Borrowing Base Properties (including such Property) shall not exceed thirty percent (30%) of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property) during the first twelve (12) months following the Agreement Date, and twenty-five percent (25%) thereafter; (j) such Property is free of all material structural defects, title defects or environmental conditions not covered by insurance acceptable to Administrative Agent in its reasonable discretion or reserves except for such defects or conditions which are not individually or collectively material to the profitable operation of such Property; (k) such Property is not an Office Property (except for the Existing Office Properties until released from the applicable Security Deed in accordance with the terms hereof); and (l) such Property has otherwise been approved as an Eligible Property by Administrative Agent pursuant to the terms of this Agreement.
“Employee Benefit Plan” means: (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Loan Party or any member of the ERISA Group; or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former member of the ERISA Group.
“Environmental Claims” has the meaning given to such term in Section 8.1(c).
“Environmental Laws” has the meaning given to such term in Section 8.1(b).
“Environmental Reports” means those reports described on Schedule 8 attached hereto.
“Equity Interests” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance or sale by Guarantor of any Equity Interest in Guarantor and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Group” means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code or Section 4001(b) of ERISA.
“ERISA Event” means with respect to a Loan Party: (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the thirty (30) day notice period is waived); (b) the incurrence by a Loan Party or a member of the ERISA Group of any liability pursuant to Section 4063 of ERISA or a cessation of operations with respect to a Pension Plan that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a Loan Party or member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan (including under Section 4062(e) of ERISA) or the receipt by any Loan Party or member of the ERISA Group of any notice concerning the imposition of withdrawal liability; (d) the incurrence by any Loan Party or member of the ERISA Group of any liability to PBGC under Title IV of ERISA, other than premium payments in the ordinary course; (e) the institution of, or the receipt by any Loan Party or member of the ERISA Group of notice from the PBGC concerning the institution of, proceedings to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (f) the failure by any Loan Party or member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Pension Plan; (g) the failure by any Loan Party or member of the ERISA Group to meet all applicable requirements under the Pension Funding Rules or the filing of an application for a waiver of the minimum funding standards under the Pension Funding Rules; (h) any event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (i) a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (j) the imposition of any Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (k) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(l) of the Code.
“Erroneous Payment” has the meaning given to such term in Section 13.18(a).
“Erroneous Payment Deficiency Assignment” has the meaning given to such term in Section 13.18(d).
“Erroneous Payment Return Deficiency” has the meaning given to such term in Section 13.18(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.).
“Excluded CEA Swap Obligation” means, with respect to any Guarantor, any CEA Swap Obligation if, and only to the extent that, all or a portion of the Guaranty (or any other guarantee) of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such CEA Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.12(b)); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g); and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Office Property” means each of the Properties located at the following addresses: (a) 160 N. Riverview Drive, Anaheim, California, (b) 9022 Heritage Parkway, Woodridge, Illinois, and (c) 45245 Business Court, Sterling, Virginia.

“Facility Obligations” means, individually and collectively, the due and punctual payment and performance of all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party, respectively and as applicable, under or pursuant to each of the Loan Documents or Other Related Documents or otherwise with respect to the Loan and all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding.
“Fair Market Value” means: (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions; and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the board of directors of Guarantor (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $1,000,000, such determination may be made by the chief financial officer of Guarantor evidenced by an officer’s certificate delivered to the Administrative Agent.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreement with respect thereto entered into with the United States.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by Administrative Agent; provided, however, that if the Federal Funds Rate determined as provided above would be less than zero percent (0.00%), then the Federal Funds Rate for such period shall be deemed to be zero percent (0.00%).
“Fee Letter” means that certain second amended and restated fee letter dated as of the Agreement Date, by and between Borrower and Administrative Agent.
“Fees” means the fees and commissions provided for or referred to in Section 2.2 and any other fees payable by Borrower hereunder, under any other Loan Document or under the Fee Letter.
“Floor” means a rate of interest equal to zero percent (0%).
“Foreign Lender” means: (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person; and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“General Intangibles” has the meaning given to such term in the Uniform Commercial Code.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gross Operating Income” means the sum of any and all amounts, payments, fees rentals, additional rentals, expense reimbursements (including all reimbursements by tenants, lessees, licensees and other users of the Property and improvements on the Property), discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any Person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and improvements, including from parking operations. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to the charge arising in such quarter. Borrower may make adjustments for prepaid rents so long as the rent is applied for a period when actually due.
“Guarantor” means RREEF Property Trust, Inc., a Maryland corporation.
“Guaranty,” “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations; (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss; (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation; (iv) repayment of amounts drawn down by beneficiaries of letters of credit; or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Limited Guaranty and the Completion Guaranty.
“Hazardous Materials” has the meaning given to such term in Section 8.1(a).
“Hazardous Materials Indemnity Agreement” means the Hazardous Materials Indemnity Agreement executed by Borrower and Guarantor in favor of Administrative Agent, the Lenders dated as of March 6, 2015, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.
“In-Balance” means Administrative Agent shall not have determined in its reasonable discretion that the total costs necessary for Completion in accordance with the Loan Documents, as contemplated by the Project Budget (including the Contingency Reserve) as modified from time to time, that remain unpaid at the time in question, exceed the undisbursed Construction Commitment, plus the Borrower’s Funds that have been deposited into the Borrower’s Funds Account and not previously disbursed (the amount of any such deficiency being herein referred to as the “Shortfall”).

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed: (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit; (ii) evidenced by bonds, debentures, notes or similar instruments; or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater or its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) net obligations under any Derivative Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (g) all Indebtedness of other Persons which: (i) such Person has Guaranteed or is otherwise recourse to such Person; or (ii) is secured by a Lien on any property of such Person.
“Indemnifiable Amounts” has the meaning given to such term in Section 13.12.
“Indemnified Taxes” means: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document; and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Indemnitees” means Administrative Agent, Lenders, and their respective parents, subsidiaries and Affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.
“Indemnitor” means, collectively or individually, as the context thereof may suggest or require, Borrower and Guarantor, and any other Person that in any manner is or becomes obligated to Administrative Agent or any Lender under the Hazardous Materials Indemnity Agreement or any other indemnity now or hereafter executed in connection with the Loan.
“Independent Inspecting Architect” means the architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent, at Borrower’s expense, to inspect the Commerce Center Property and the construction of the Project on behalf of Administrative Agent and Lenders.
“Intellectual Property” has the meaning given that term in Section 6.1(s).
“Interest Period” means a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, that no Interest Period shall extend beyond the Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Inventory” has the meaning given to such term in the Uniform Commercial Code, together with and including within the term “Inventory,” and items that would be entered on a balance sheet under the line items for “Inventory.”
“Investment Advisor” means RREEF America, L.L.C., a Delaware limited liability company, investment advisor to Guarantor, and any successor investment advisor to Guarantor.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Item” has the meaning given to such term in Exhibit D.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of the Joinder Agreement attached hereto as Exhibit J, executed by a Borrower.
“Lender” and “Lenders” have the meanings given to such terms in the preamble hereto.
“Lending Office” means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Limited Guaranty” means the Non-Recourse Carve-Out Guaranty executed and delivered by Guarantor dated as of March 6, 2015, as the same may be amended, restated or modified from time to time with the prior written approval of Administrative Agent.
“LLC” means any limited liability company formed under the laws of any State of the United States of America.
“LLC Division” means the division or divisive merger of any LLC into multiple entities or multiple series of the same entity pursuant to any Applicable Law, including pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.
“Loan” and “Loans” means, individually or in the aggregate, as the context may require, each Revolving Loan and each Construction Advance.
“Loan Disbursement Account” has the meaning given that term in Section 9.1(s).
“Loan Documents” means this Agreement, each Note, each Security Document, and each other document or instrument now or hereafter executed and delivered by a Borrower or Guarantor in connection with, pursuant to or relating to this Agreement (other than the Fee Letter, any Specified Derivatives Contract and any Other Related Document).
“Loan Party” or “Loan Parties” means, individually and collectively, Borrower, each Guarantor, each Indemnitor and any other Person now or hereafter obligated under the Loan Documents or Other Related Documents, respectively, as applicable at any time and as the context may suggest, permit, or require.
“LP” means any limited partnership formed under the laws of any State or Commonwealth of the United States of America.
“LP Division” means the division or divisive merger of any LP into multiple entities or multiple series of the same entity pursuant to any Applicable Law, including, without limitation, pursuant to Section 17-220 of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
“Major Lease” means: (a) any Tenant Leases (or any group of Tenant Leases to Affiliated tenants) that in the aggregate account for ten percent (10%) or more of the sum of Testing Gross Revenue and Testing Recovery Income; (b) the Northrop Grumman Lease; and (c) the Allstate Lease.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest); (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock; or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any Loan Party taken as a whole, (b) the ability of Borrower or any other Loan Party to perform its obligations under any Loan Document or Other Related Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the Other Related Documents.
“Material Contract” means: (a) each Property Management Agreement with respect to an Eligible Property; (b) any Major Lease; and (c) any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which any Borrower is a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the earliest of: (a) February 28, 2025; and (b) the date on which the Loan is accelerated following an Event of Default.
“Maximum Construction Commitment” means the least of (a) $40,150,000, (b) 55.00% of the “as-if stabilized” appraised value of the Commerce Center Property, as improved by the Project, (c) the amount that would produce a Commerce Center Appraisal Debt Yield of 9.50%, and (d) the amount that would produce a Commerce Center Actual Debt Yield of 10.00%.
“Maximum Loan Availability” means, at any time, with respect to Revolving Loans: (a) the lesser of: (i) the Borrowing Base; and (ii) the aggregate amount of the Revolving Commitments at such time; and (b) with respect to Construction Advances, the aggregate amount of the Construction Commitments at such time.
“Maximum Revolving Commitment” means the difference between: (a) Two Hundred Fifty Million Dollars ($250,000,000); and (b) the Construction Commitment.
“Minimum Repayment Amount” means an amount sufficient to reduce the then outstanding aggregate principal amount of the Loans to an amount equal to, or less than, the Borrowing Base, as determined on the applicable Testing Date or other applicable determination date.
“Minimum Tangible Net Worth Amount” means an amount greater than or equal to the sum of: (a) $186,461,894.00; plus (b) an amount equal to 80% of the aggregate amount of Net Proceeds from Equity Issuances received by Guarantor since December 31, 2022. Minimum Tangible Net Worth Amount shall be recalculated by Administrative Agent at the end of each calendar quarter upon receipt of each Compliance Certificate described in Section 9.1(k)(vii) below.
“Modifications” means, with respect to any instrument, document, or agreement, any amendments, supplements, modifications, renewals, restatements, replacements, consolidations, severances, substitutions and extensions thereof from time to time. The terms “Modify” and “Modified” have meanings analogous with the foregoing.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Loan Party or any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the five plan years immediately preceding the Effective

Date made or had an obligation to make contributions, or has any liability, including for these purposes any Person that ceased to be a member of the ERISA Group during such five year period.
“Multiple Employer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which a Loan Party or any member of the ERISA Group is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Proceeds” means with respect to an Equity Issuance by Guarantor (exclusive of an Equity Issuance resulting from the Guarantor’s dividend reinvestment program), the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of Guarantor being converted or exchanged in connection with such Equity Issuance) received by Guarantor in respect of such Equity Issuance net of redemptions, investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.
“Non-Pro Rata Advance” means an Advance or a Protective Advance or another disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.
“Northrup Grumman Lease” means that certain Office Lease dated September 30, 2011, between Sun Life Assurance Company of Canada (predecessor in interest to RPT Loudoun Gateway I, LLC) and Alliant Techsystems, Inc., a Delaware corporation (predecessor in interest to Northrop Grumman Systems Corporation, a Delaware corporation), as amended, restated or otherwise modified from time to time in accordance with the terms hereof.
“Note” or “Notes” means each Promissory Note, collectively in the original principal amount of the Loan, each made by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 14.13, as each may hereafter be Modified from time to time.
“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to Administrative Agent and containing the information required in such Exhibit) to be delivered to Administrative Agent pursuant to Section 3.2 evidencing Borrower’s request for a borrowing of Revolving Loans.
“Obligations” means, individually and collectively, (a) the Facility Obligations, and (b) the Specified Derivatives Obligations, respectively, as applicable at any time and as the context may suggest, permit, or require.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.
“Office Property” means a Property that is used primarily for office purposes (specifically excluding office space reasonably incidental to the other primary use of such Property) but in no event shall the property located at 40 Allied Drive, Dedham, Massachusetts be considered an Office Property.
“Operating Account” has the meaning given that term in Section 9.1(t)(i).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Related Document” means, individually or collectively, as the context may require, the Hazardous Materials Indemnity Agreement and each Guaranty.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
“PACE Loan” means any loans or indebtedness which are made or otherwise provided by any Governmental Authority and secured or repaid (directly or indirectly) by any taxes or assessments imposed upon the Collateral, including any property-assessed clean energy loans or similar indebtedness. PACE Loans are not permitted hereunder, and Liens securing PACE Loans are not Permitted Liens.
“Participant” has the meaning given to such term in Section 14.13(d).
“Participant Register” has the meaning given to such term in Section 14.13(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” has the meaning given to such term in Section 2.6(a).
“Payment Recipient” has the meaning given to such term in Section 13.18(a).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412,430, 431, 432 and 436 of the Code Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any Employee Benefit Plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code and that: (a) is maintained, funded or administered for the employees of any Loan Party or any member of the ERISA Group; (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former member of the ERISA Group; or (c) any Loan Party or any member of the ERISA Group has any liability (contingent or otherwise).
“Percentage Completion” means the percentage obtained by dividing: (a) the cumulative amount of the draw requests (including all disbursed proceeds of the Construction Commitment, undisbursed proceeds of the Construction Commitment currently requested in an Application for Payment, and any used Borrower’s Funds); by (b) the then current Project Budget, but in no event greater than the percentage completion of the Project as determined by the Independent Inspecting Architect, from time to time.
“Performing Defaulting Pfandbrief Lender” means any Lender that: (a) is a Defaulting Lender solely by reason of clause (c) of the definition thereof and is performing its funding obligations under the Loan Documents; and (b) has added its interest in the Loan into the cover pool for German Pfandbrief issued by it.
“Permits” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any Applicable Law, including all building permits, construction permits and occupancy permits.
“Permitted Equity Transfer” has the meaning ascribed to such term in Section 9.2(c)(iv) below.
“Permitted Liens” means, collectively: (a) the Liens created by the Loan Documents; (b) all Liens, encumbrances and other matters disclosed in the Title Policies relating to the Borrowing Base Properties or shown on the surveys of Borrowing Base Properties delivered to Administrative Agent; (c) Liens, if any, on any Borrowing Base Property for Taxes or Other Taxes imposed by any Governmental Authority not yet delinquent; (d) mechanics’, materialmen’s or similar Liens, if any, and Liens on any Borrowing Base Property for delinquent Taxes or impositions, in each case only if being contested by appropriate proceedings (in the same manner in which Taxes are contested pursuant to this Agreement; (e) rights of existing and future tenants pursuant to written Leases existing as of the Effective Date or entered into thereafter in conformity with the provisions of this Agreement; (f) any attachment or judgment lien on any Borrowing Base Property, provided that the judgment it secures shall have been bonded, discharged or execution thereof stayed pending appeal within the earlier of sixty (60) days after the entry thereof and the date that is ten (10) days prior to the earlier to occur of the Maturity Date or the date on which such Borrowing Base Property is scheduled to be sold for non-payment; (g) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title affecting any Borrowing Base Property to which like properties are commonly subject which have not been granted or created by any Borrower in violation of any term of this Agreement prohibiting such grant or creation; (h) such title, survey and other exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s reasonable discretion; and (i) other Liens securing Specified Derivatives Obligations pursuant to Derivatives Support Documents.
“Permitted Operating Expenses” means the following expenses: (a) taxes and assessments imposed upon the Borrowing Base Properties to the extent that such taxes and assessments are required to be paid by Borrower; (b) insurance premiums for casualty and liability insurance carried in connection with the Borrowing Base Properties; and (c) all other customary operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property that are included in the operating budget or are otherwise customary and reasonably necessary. Permitted Operating Expenses shall not include any interest or principal payments on the Loans or any allowance for depreciation.
“Permitted Property Transfer” has the meaning ascribed to such term in Section 9.2(c)(ii) below.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.
“Personal Property” means the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, vehicles and cash on hand at the Property, together with all books, records and files related to any of the foregoing, together with any and all other “Personal Property” as defined and otherwise described in the Security Deeds.
“PFG Lease Amendment” means an amendment to the Tenant Lease with Performance Food Group that provides for the expansion of Performance Food Group’s leased premises at the Commerce Center Property into 300,618 rentable square feet of the Project, which amendment shall, among other things, provide for the payment of rent by Performance Food Group on its existing space in the minimum amount of $11.81 per square foot during the construction of the Project.
“Plan Assets” means “plan assets” as defined by 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, and any successor regulations thereto.
“Plan of Division” means (i) with respect to a LLC, a plan of division adopted by such LLC as required by any applicable governmental authority in order to legally effectuate a LLC Division, including, without limitation, a plan of division as described in Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time, and (ii) with respect to a LP, a plan of division adopted by such LP as required by any applicable governmental authority in order to legally effectuate a LP Division, including, without limitation, a plan of division as described in Section 17-220 of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.
“Plans and Specifications” means the plans and specifications for the construction of the Project hereafter delivered to and approved by Administrative Agent, as the same may be Modified in accordance with the terms and conditions of this Agreement.
“Post-Default Rate” means the rate of interest per annum equal to the applicable Effective Rate, plus five hundred basis points (5%).
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Proforma NOI Schedule” means a written schedule provided by Borrower in connection with the addition of a Borrowing Base Property pursuant to Section 2.18 hereof, which schedule shall include Borrower’s calculation (and reasonable detail supporting such calculation) of proforma Testing NOI for the period of time prior to the first Testing Date occurring after one full calendar quarter of ownership of such Borrowing Base Property by the applicable Borrower. The Proforma NOI Schedule shall be based solely on Tenant Leases in place at the time such Proforma NOI Schedule is provided to Administrative Agent.
“Project” means the construction of the warehouse expansion as described in the Plans and Specifications. For the avoidance of doubt, the Project shall not include the construction of tenant improvements that are solely the responsibility of a tenant pursuant to the terms of its Tenant Lease, except to the extent that Borrower is obligated to provide a construction or tenant improvement allowance to the tenant for the construction of such improvements.
    “Project Budget” means the budget that sets forth the aggregate costs necessary for Completion of the Project hereafter delivered to and approved by Administrative Agent, as the same may be Modified from time to time in accordance with the terms and provisions of this Agreement.

“Project Conditions” means the satisfaction of the conditions described in Sections 3.3(c), 3.3(d), 3.3(e), and 3.3(g) (it being acknowledged and agreed that satisfaction of the Project Conditions shall not constitute an agreement to make any Construction Advances unless and until all remaining conditions to the making of Construction Advances set forth herein have been satisfied).
“Property” means a parcel (or group of related parcels) of real property owned by Borrower.
“Property Management Agreements” means, collectively, all agreements entered into by Borrowers, pursuant to which Borrowers engage a Property Manager to manage or lease a given Property.
“Property Manager” means each of Jones Lang LaSalle Americas, Inc., Jones Lang LaSalle Americas (Illinois), L.P., Transwestern Carey Winston, L.L.C., Sutton & Associates, Inc. a Maryland Corporation dba Edge Commercial Real Estate Services, Inc. a Maryland corporation, and Transwestern Commercial Services Florida, L.L.C., or a successor thereto or any other manager of a Property approved pursuant to the terms of this Agreement.
“Property Management Contract Assignment” means a Property Management Contract Assignment executed by Borrower in favor of Administrative Agent for its benefit and the benefit of the Lenders, in form and substance satisfactory to Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.
“Property Release” has the meaning given that term in Section 2.19.
“Pro Rata Share” means: (X) with respect to Revolving Loans, as to each Lender, the ratio, expressed as a percentage of: (a) the sum of: (i) the amount of such Lender’s Revolving Commitment; to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination of the Pro Rata Share, the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of: (i) the sum of the unpaid principal amount of all outstanding Revolving Loans owing to such Lender as of such date; to (ii) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans of all Lenders as of such date; and (Y) with respect to Construction Advances, as to each Lender, the ratio, expressed as a percentage of: (a) the sum of: (i) the amount of such Lender’s Construction Commitment; to (b) the aggregate amount of the Construction Commitments of all Lenders; provided, however, that if at the time of determination of the Pro Rata Share, the Construction Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of: (i) the sum of the unpaid principal amount of all outstanding Construction Advances owing to such Lender as of such date; to (ii) the sum of the aggregate unpaid principal amount of all outstanding Construction Advances of all Lenders as of such date.
“Protective Advance” means any advances or disbursements of funds made by Administrative Agent in accordance with the provisions of Section 13.7(e) to protect the Collateral securing the Loan.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC Credit Support” - has the meaning given to such term in Section 14.33.
“Qualified ECP” - means, at any time, a Person with total assets exceeding $10,000,000.00 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Lease” means, as of any determination date, a Tenant Lease that has been approved by Administrative Agent pursuant to the terms of this Agreement (or is a Tenant Lease that is not required to be approved pursuant to the terms of this Agreement) that complies with the following criteria: (a) the Tenant Lease is in full force and effect; and (b) if the Tenant Lease is a Major Lease, the following: (i) no monetary or material non-monetary default has occurred and is continuing under such Tenant Lease; (ii) the tenant under such Tenant Lease is not the subject of a proceeding (voluntary or involuntary) under the

Bankruptcy Code; (iii) the tenant under such Tenant Lease has not vacated its premises nor given notice that it intends to vacate its premises; (iv) such Tenant Lease is not scheduled to terminate or expire within the six (6) month period following such determination date, and (v) the date by which the tenant under such Tenant Lease was required to provide notice of its intent to extend its Tenant Lease has not passed, unless, in each case: (aa) such Tenant Lease has been renewed or extended in writing prior to such determination date in compliance with the terms of this Agreement; and (bb) such renewed or extended Tenant Lease has at least six (6) months remaining in its term.

“Qualified Derivative Contract” means, individually and collectively, a Derivatives Contract (including, without limitation, any Specified Derivative Contract) entered into (a) in the ordinary course of business to hedge or mitigate risks to which Borrower has actual exposure (other than those in respect of Equity Interests of Borrower) and that are not for speculative purposes, and (b) to effectively cap, collar, or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Borrower permitted hereunder, which satisfies the following conditions precedent:
(A)     any such Derivatives Contract must be: (i) with (x) a Specified Derivative Provider or (y) a Counterparty (other than a Specified Derivative Provider) reasonably acceptable to Administrative Agent in all respects (provided that Administrative Agent will not unreasonably withhold, condition or delay its approval of a Counterparty to any Derivatives Contract permitted hereunder); (ii) in form and substance reasonably satisfactory to Administrative Agent; (iii) under, and in compliance with, the Commodity Exchange Act and all applicable CFTC Regulations and other Applicable Laws; and (iv) subject to an Assignment of Interest Rate Protection Agreement as further provided herein; and
(B)     any Required Derivatives Guarantor of such Derivatives Contract is a Qualified ECP;
subject, however, to the following additional conditions: (1) in no event and under no circumstances will the guaranteed obligations of Guarantor under the Guaranty include any Excluded CEA Swap Obligations; (2) the obligations of Borrower under any Derivatives Contract (other than any Lender Derivatives Contract) must not be secured by or encumber any of the Property or other Collateral securing Borrower’s respective Obligations; (3) any Derivatives Contract (other than any Lender Derivatives Contract) must be: (x) non-recourse to the Property or other Collateral and (y) subject and subordinate to the Loan and the other respective Obligations of Borrower; (4) the obligations of Borrower under any Specified Derivative Contract must be secured by the Security Deeds, the Assignment of Interest Rate Protection Agreement, and the other Collateral for the Loan, subject to the provisions hereof; and (5) all sums which may become due and payable to Borrower by the Counterparty under any such Derivatives Contract shall be payable, at Administrative Agent’s request, to Administrative Agent, for the ratable benefit of Lenders, and otherwise constitute Collateral for the Obligations.
“Recipient” means: (a) Administrative Agent; and (b) any Lender, as applicable.
“Register” has the meaning given to such term in Section 14.13(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Remaining Contingency Reserve” means the amount of the Contingency Reserve as adjusted from time to time by amounts allocated from the Contingency Reserve to other Items as more particularly described in Section 3.5.
“Required Derivatives Guarantor” means any Person that may be required to serve as a credit support provider to Borrower in connection with any Qualified Derivative Contract to be obtained, pursuant to the terms and conditions of this Agreement, in accordance with all applicable eligibility, suitability, and other requirements under the Commodity Exchange Act and all CFTC regulations.
“Requisite Lenders” means, as of any date, Lenders (that must include the Lender then acting as Administrative Agent) having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the principal amount outstanding under the Loan; provided that: (a) in determining such percentage at any given time, all then existing Defaulting Lenders shall be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders; and (b) at all times when two (2) or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean fewer than two (2) Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Party” means each of: (a) Borrower; (b) Guarantor; (c) any other entity obligated under any guaranty or indemnity made to Administrative Agent for the benefit of Lenders in connection with the Loan; and (d) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any Person described in clauses (a), (b) and (c).
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of Borrower now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of Borrower (other than the Loans); and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Borrower now or hereafter outstanding.
“Restrictive Covenant Agreement” means any declaration of restrictive covenants, reciprocal easement agreement, declaration of covenants, conditions and restrictions or similar document filed of record against any Property from time to time.
“Retention” has the meaning to such term in Section 3.5(a).
“Revolving Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1 and Section 13.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Revolving Commitment” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 14.13.
“Revolving Loan” means a disbursement of all or a portion of a Lender’s Revolving Commitment made by a Lender to Borrower pursuant the terms of this Agreement.

“Sanctioned Country” means at any time, a country, region or territory that is itself (or whose government is) the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria, Crimea and Russia).
“Sanctioned Person” means, at any time: (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority; (b) any Person operating, organized or resident in a Sanctioned Country; (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which: (a) Borrower or any of its Subsidiaries or Affiliates is located or conducts business; (b) in which any of the proceeds of the Loan will be use; or (c) from which repayment of the Loan will be derived.
“Secured Party” or “Secured Parties” – means, individually and collectively, (a) Administrative Agent, (b) each Lender, (c) each Specified Derivative Provider to any Derivatives Contract the obligations under which constitute Derivatives Contract Obligations, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (e) the permitted successors and assigns of each of the foregoing; all of the foregoing, respectively, as applicable at any time and as the context may suggest, permit, or require.
“Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.).
“Security Deed” means a Deed of Trust or Mortgage executed by a Borrower in favor of Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider in form and substance satisfactory to Administrative Agent.
“Security Document” means the Guaranty, any Security Deed, any Property Management Contract Assignments, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Administrative Agent’s Liens in any of the Collateral. For the avoidance of doubt, “Security Document” shall not include any Derivatives Support Document.
“Shortfall” has the meaning given in the definition of “In-Balance.”
“Simple SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Simple SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Average” means, for any Interest Period, the rate of interest per annum determined by Administrative Agent as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) for the day (such day, the “SOFR Average Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period as such rate is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that (x) if as of 5:00 p.m. on any SOFR Average Determination Day, such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to SOFR Average has not occurred, then SOFR Average will be the 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Average Determination Day and (y) if SOFR Average determined as provided above (including pursuant to clause (x) of this proviso) would be less than the Floor, then SOFR Average shall be deemed to be the Floor.
“SOFR Average Determination Day” has the meaning specified in the definition of “SOFR Average”.
“SOFR Unavailability Period” means, the period (if any) (a) beginning at the time that either (i) the SOFR Administrator permanently or indefinitely has ceased to provide SOFR or (ii) the SOFR Administrator has announced that SOFR is no longer representative and (b) ending at the time that either (i) the SOFR Administrator has resumed providing SOFR or (ii) the SOFR Administrator has announced that SOFR is representative, as applicable.
“Specified Derivatives Contract” means any Derivatives Contract with a Specified Derivative Provider.
“Specified Derivatives Obligations” means all obligations of the Loan Parties under each Derivatives Contract to which any Loan Party is a party and that (a) is with a Counterparty that is Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a Counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any Counterparty that is a Lender or an Affiliate of a Lender at the time such Derivatives Contract is entered into or becomes a Lender or an Affiliate of a Lender after it has entered into such agreement (and, with respect to clauses (b) and (c) above, only for so long as such Counterparty remains a Lender (or an Affiliate of a Lender) hereunder) (as may be applicable at any time, a “Specified Derivative Provider”) and so long as any such Counterparty (other than Administrative Agent or its Affiliates) executes and delivers a secured obligation designation notice to Administrative Agent, except that Specified Derivatives Obligations do not include, with respect to any Guarantor, Excluded CEA Swap Obligations of such Guarantor.
“Specified Derivatives Provider” has the meaning given to such term in the definition of Derivatives Contract Obligations.
“Subsidiary” means any direct or indirect subsidiary of Borrower or another Loan Party, respectively, as applicable at any time and as the context may suggest, permit, or require.
“Tangible Net Worth” means, as of a given date, the difference between: (a) the aggregate value of the following assets of Guarantor as of such date: cash, investment securities, investment loans, real estate, and current receivables (excluding straight line rent), in each case as determined on a cost basis, except for investment loans which shall be included at amortized cost, and except for real estate assets, the value of which shall be the lesser of: (i) the cost of such real estate asset; and (ii) the independent appraised value of each such real estate asset as determined by Guarantor’s independent valuation advisor or other independent advisor; and (b) Guarantor’s aggregate liabilities as of such date, as determined on a

GAAP basis, but excluding (x) intangible liabilities related to real estate and (y) consolidation effect of any investment loans.
“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant Lease” means any lease entered into by or on behalf of any Borrower with respect to any portion of a Property.
“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the thirty (30) day notice period is waived); (b) the withdrawal of any Loan Party or any member of the ERISA Group from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities; (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303 of ERISA; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Internal Revenue Code or Sections 303, 304 or 305 of ERISA; (h) the partial or complete withdrawal of any Loan Party or any member of the ERISA Group from a Multiemployer Plan if withdrawal liability is asserted by such plan; (i) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA; (j) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (k) the imposition of any liability under Title IV of ERISA with respect to a Pension Plan or Multiemployer Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any member of the ERISA Group.
“Testing Date” means each March 31, June 30, September 30 and December 31 of each year.
“Testing Debt Yield” means, as of any determination date: (a) for purposes of calculating the Applicable Margin, the result obtained (expressed as a percentage) by dividing: (i) the Testing NOI; by (ii) the average daily outstanding principal amount of the Loans for the calendar quarter preceding such determination date; and (b) for all other purposes, the result obtained (expressed as a percentage) by dividing: (i) the Testing NOI; by (ii) the outstanding principal amount of the Loans on such determination date, in each case as determined by Administrative Agent and subject to reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices.
“Testing Debt Yield Hurdle” means ten percent (10.0%).
“Testing Gross Revenue” means an amount equal to: (a) four (4); multiplied by (b) all Gross Operating Income from Qualifying Leases, excluding amounts properly includable in Testing Recovery Income, actually received in connection with the operation of the Property for the three (3) month period immediately prior to the date of determination. Testing Gross Revenue shall deduct therefrom all credits or refunds to tenants and occupants, proceeds of insurance (except for business interruption insurance), proceeds of sales of depreciable property and proceeds of condemnation. Testing Gross Revenue shall be subject to Administrative Agent’s reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices. Any amounts held in any accounts or reserves shall not be credited as or deemed to constitute, either Testing Gross Revenue or a prepayment of the Loans, or otherwise be taken into account for purposes of calculating Testing Debt Yield. Notwithstanding the foregoing, Testing Gross Revenue shall include Gross Operating Income from the Bed Bath & Beyond Lease received on or prior to June 30, 2023, but after June 30, 2023, Testing Gross Revenue shall only include Gross Operating Income from the Bed Bath & Beyond Lease to the extent that, at the time of determination, Borrower has an executed letter of intent from a tenant (other than the tenant under the Bed Bath & Beyond Lease, or its affiliates) to lease the entire space occupied pursuant to the Bed Bath & Beyond Lease.
“Testing LTV” means, as of any date, for the Borrowing Base Properties in the aggregate, the quotient resulting (expressed as a percentage) from dividing: (a) an amount equal to the principal amount of the Loans; by (b) the aggregate amount of the Appraised Values of the Borrowing Base Properties. Any amounts held in any accounts or reserves shall not be credited as or deemed to constitute a prepayment of the Loans, or otherwise taken into account for purposes of calculating the Testing LTV.
“Testing NOI” means an amount equal to: (a) Testing Gross Revenue; plus (b) Testing Recovery Income; minus (c) Testing Operating Expenses, adjusted to remove the straight lining of rents and other non-cash items, subject to Administrative Agent’s reasonable review, adjustment and approval consistent with Administrative Agent’s standard practices. Notwithstanding the foregoing, with respect to any new Borrowing Base Property added pursuant to Section 2.18 hereof, Testing NOI for such Borrowing Base Property shall, until the first Testing Date occurring after one full calendar quarter of ownership of such Borrowing Base Property by the applicable Borrower, be determined by Administrative Agent in its reasonable discretion based on the information contained in the applicable Proforma NOI Schedule. Testing Operating Expenses during this period will be derived by annualizing the Permitted Operating Expenses applicable for such period. For new Tenant Leases and renewal Tenant Leases commencing after the Agreement Date, Testing NOI will not be reduced by abated rent periods under such Tenant Leases if: (i) the term of the applicable Tenant Lease has commenced; (ii) the tenant under such Tenant Lease is in occupancy of the space demised pursuant to such Tenant Lease; and (iii) full rent payment under such Tenant Lease will commence within six (6) months after the applicable date of determination.
“Testing Operating Expenses” means, as of any determination date, an amount equal to: (a) two (2); multiplied by (b) the sum of the actual Permitted Operating Expenses of the Borrowing Base Properties for the immediately prior two (2) fiscal quarters ending on the determination date, as set forth in the certified operating statements provided by Borrower to Administrative Agent pursuant to Section 9.1(k), which amount shall be normalized and annualized in a manner reasonably acceptable to Administrative Agent, and which calculation of operating expenses shall also include (without duplication of the actual expenses incurred): (i) management fees in an amount equal to the greater of: (A) the actual amount of the management fees paid under the Property Management Agreements; and (B) three percent (3%) of the sum of the Gross Operating Income being used for the calculation of Testing NOI; and (ii) an imputed capital expenditure reserve equal to the sum of: (A) (1) the number of rentable square feet in all of the Borrowing Base Properties consisting of office, retail and industrial premises; multiplied by (2)(aa) twenty cents ($0.20) per annum per square foot for office and retail property; and (bb) ten cents ($0.10) per annum per square foot for industrial property; plus (B)(1) Two Hundred Fifty Dollars ($250); multiplied by (2) the number of apartment units in Borrowing Base Properties consisting of multi-family residential premises.
“Testing Recovery Income” means, as of any determination date, an amount equal to: (a) two (2); multiplied by (b) any and all expense reimbursements from tenants in Qualifying Leases, for the immediately prior two (2) fiscal quarters ending on the determination date, as set forth in the certified operating statements provided by Borrower to Administrative Agent pursuant to Section 9.1(k), which amount shall be normalized and annualized in a manner reasonably acceptable to Administrative Agent. Testing Recovery Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to the expense reimbursements arising in such quarter.
“Tie In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a Title Policy covering property located in such jurisdiction which endorsement effectively ties coverage to other Title Policies covering properties located in other jurisdictions.
“Title Company” means the title company that issues each applicable Title Policy.

“Title Policy” means those certain Lender’s Title Policies delivered to Administrative Agent in connection with the initial Borrowing Base Properties, or delivered thereafter with respect to Properties added as Borrowing Base Properties, all in form and substance satisfactory to Administrative Agent.
“Titled Agent” has the meaning given to such term in Section 13.15.
“Transfer” or “Transferred” means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether direct, indirect, voluntary, involuntary, by operation of law or otherwise. The terms “Transfer” and “Transferred” when used as a verb or otherwise with respect to the act of undertaking or otherwise effecting any of the foregoing, have an analogous meaning.
“UCC” means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, that includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unavoidable Delay” - means any delay in the construction of the Project, caused by the occurrence of any one or more of the following events: (a) natural disaster, (b) fire, (c) earthquake, (d) floods, (e) explosion, (f) extraordinary adverse weather conditions, (g) other acts of God, (h) strikes, (i) lockouts, (j) acts of public enemy, (k) riot, (l) insurrection, (m) governmental regulation of the sale or transportation of materials, supplies or labor, (n) systemic shortages of labor or materials affecting more than just the Project, or (o) any other cause of any kind that impacts construction projects of the type or in the geographic area as the Project generally, and that is not specific to the Project, and that is beyond the reasonable control of Borrower; in each of the foregoing instances so long as such delay or occurrence (x) is not within the control of Borrower and (y) directly and materially affects the construction of the Project as and when required herein.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Wells Fargo” has the meaning given to such term in the preamble hereto.
“Withholding Agent” means: (a) Borrower; (b) any other Loan Party; and (c) Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Wholly Owned Subsidiary” means any subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or Controlled by such Person or one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person.
1.2OTHER DEFINITIONS AND PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (g) all references herein to Articles, Sections, subsections and clauses shall be construed to refer to Articles, Sections, subsections and clauses to this Agreement; (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
1.3UCC TERMS. Terms defined in the UCC in effect on the Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.4ROUNDING. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5REFERENCES TO AGREEMENT AND LAWS. Unless otherwise expressly provided herein: (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, Anti-Terrorism Laws, the Bankruptcy Code, the Internal Revenue Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.6TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.7SCHEDULES AND EXHIBITS INCORPORATED. The schedules and exhibits attached hereto are hereby incorporated into this Agreement. All references herein to Schedules and Exhibits are to the schedules and exhibits attached hereto unless otherwise specified.
1.8RATES. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to SOFR Average, 30-Day SOFR Average, Daily Simple SOFR or SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, SOFR Average, 30-Day SOFR Average, Daily Simple SOFR or SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of SOFR Average, 30-Day SOFR Average, Daily Simple SOFR or SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain SOFR Average, 30-Day SOFR Average, Daily Simple SOFR or SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.9DIVISIONS. For all purposes under the Loan Documents, in connection with any division or Plan of Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
ARTICLE 2LOAN
2.1LOAN.
(a)Revolving Loans. By and subject to the terms of this Agreement, Lenders, severally and not jointly, agree to lend to Borrower during the period from and including the Effective Date to but excluding the Maturity Date, Revolving Loans in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment; provided, however, that Revolving Loans shall not be made if the same are restricted by the amount limitations set forth in Section 2.1(d). Each borrowing of Revolving Loans hereunder shall be in an aggregate principal amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount (except that, subject to Section 2.1(d), any such borrowing of Revolving Loans may be in the aggregate amount of the aggregate amount of the Revolving Commitments of all Lenders minus the sum of the aggregate principal balance of all Revolving Loans outstanding). Within the foregoing limits and subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans.
(b)Construction Advances. By and subject to the terms of this Agreement, Lenders, severally and not jointly, agree to lend to Borrower during the period from and including the date Borrower satisfies all of the conditions for the initial Construction Advance, to but excluding the Completion Date (and, if Completion has occurred on or prior to the Completion Date, for a reasonable amount of time thereafter required to close out any remaining Construction Agreements), Construction Advances in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Construction Commitment. Construction

Advances shall be used to finance the construction of the Project and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, any principal payments made by Borrower of any Construction Advance shall reduce Lenders’ Constructions Commitments by a like amount, and any such amounts repaid by Borrower may not be reborrowed.
(c)Secured Loans. The Revolving Loans and the Construction Advances shall be evidenced by the Notes. The Notes shall be secured, in part, by the Security Deeds encumbering certain real property and improvements as legally defined therein. No Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of any Revolving Loan or Construction Advance available on the borrowing date therefor.
(d)Maximum Loan Availability. Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall make any Loans if, immediately after the making of such Loan, the aggregate principal amount of all outstanding Loans would exceed the applicable Maximum Loan Availability. For the avoidance of doubt: (i) the Construction Commitments shall not reduce the Revolving Commitments, or vice versa, it being acknowledged that during any period in which there are Construction Commitments, the Construction Commitments shall be separate and in addition to the Revolving Commitments; (ii) Construction Advances shall not be considered Revolving Loans, and Revolving Loans shall not be considered Construction Advances, unless and until Construction Advances are converted to Revolving Loans upon Completion of the Project pursuant to Section 3.5(k) below; and (iii) both Revolving Commitments and Construction Commitments shall count towards the Maximum Revolving Commitment, it being acknowledged and agreed that at no time will it be possible for the aggregate amount of Loans available hereunder to exceed $250,000,000 (assuming the Revolving Commitments are increased to the greatest extent permissible pursuant to Section 2.17 below).
2.2LOAN FEES.
(a)Borrower shall pay the applicable fees set forth in the Fee Letter as and when due as set forth therein.
(b)During the period from the Effective Date to but excluding the Maturity Date, Borrower agrees to pay to Administrative Agent for the account of the Lenders an unused facility fee equal to the sum of the average daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans set forth in the table below multiplied by the corresponding per annum rate:

Amount by Which Revolving Commitments Exceed Aggregate Revolving Loans	Unused Fee
Equal to or greater than an amount equal to fifty percent (50%) of the aggregate amount of Revolving Commitments	0.25% per annum
Less than an amount equal to fifty percent (50%) of the aggregate amount of Revolving Commitments	0.15% per annum

Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Maturity Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.
2.3LOAN DOCUMENTS. Borrower shall execute and deliver to (or cause to be executed and delivered to) Administrative Agent concurrently with this Agreement each of the Loan Documents to the extent not executed prior to the Agreement Date.

2.4EFFECTIVE DATE. The Effective Date of this Agreement shall be the Agreement Date.
2.5MATURITY DATE. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on or before the Maturity Date. All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.
2.6INTEREST ON THE LOAN.
(a)Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.7, on the first (1st) Business Day of each calendar month commencing with the first calendar month after the Effective Date (each such date, a “Payment Date”).
(b)Default Interest. Notwithstanding the rates of interest specified in Section 2.6(e) and the payment dates specified in Section 2.6(a), at Requisite Lenders’ discretion at any time during the existence of an Event of Default or at the times provided in Section 10.2, the principal balance of the Loan then outstanding and, to the extent permitted by Applicable Law, any interest payments on the Loan not paid when due, and all other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, shall bear interest from and after demand at the Post-Default Rate.
(c)Late Fee. Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), then, unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and that is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the Effective Date and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.
(d)Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of an Advance shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the maximum rate permitted by Applicable Law.
(e)Effective Rate.
(i)Subject to Section 2.8, provided that no Event of Default then exists, the “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date, be one or more of the following:
(A)Initial Disbursement; Subsequent Disbursements During Any Calendar Month. For any Loans during any calendar month, the Effective Rate on such Loans shall be the Calculated Interest Rate on the date of disbursement, as determined by Administrative Agent. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of the next calendar month, any Loans made during the prior calendar month shall be added to (or become) the Benchmark Portion for purposes of calculation of the Effective Rate under subsection (e)(i)(B).
(B)Reset of Effective Rate. Commencing with the first (1st) Business Day of the first (1st) calendar month after the Effective Date, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding Benchmark Portion of the Loan (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Administrative Agent to be effective on each such first (1st) Business Day.
(ii)Upon the occurrence and during the existence of an Event of Default, the Effective Rate applicable to the Loan shall, at Administrative Agent’s option, bear interest at the Post-Default Rate subject to the provisions of Section 2.6(b).
(f)Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and Lenders shall at Administrative Agent’s option: (i) promptly refund to Borrower any interest received by Lenders in excess of the maximum lawful rate; or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that neither Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.
(g)SOFR Average Conforming Changes. In connection with the use or administration of SOFR Average, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR Average.
2.7PAYMENTS.
(a)Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or Lenders shall be made without condition or reservation of right and free of set-off and counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 a.m. on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.
(b)Payments on Non-Business Days. With the exception of repayment of the Loan in full on the Maturity Date, whenever any payment to be made by Borrower hereunder shall be stated to be due on a day that is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be. If the Maturity Date is not a Business Day, then repayment of the entire principal amount of the Loan and all other Obligations shall due on the preceding Business Day.
(c)Direct Debit. Subject to Section 3.5(g), in order to assure timely payment to Administrative Agent, for the benefit of Lenders, of accrued interest, principal, fees and late charges due and owing under the Loan, Borrower hereby irrevocably authorizes Administrative Agent to directly debit the Operating Account for payment when due of all such amounts payable to Administrative Agent or any Lender. Borrower represents and warrants to Administrative Agent and Lenders that Borrower is the legal owner of the Operating Account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Administrative Agent, for the benefit of Lenders, upon demand, in immediately available funds, all amounts and expenses due and owing, including, without limitation, any late fees incurred, to Administrative Agent or any Lender.
2.8CHANGED CIRCUMSTANCES.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, if for any reason Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that “SOFR Average” cannot be determined pursuant to the definition thereof for an Interest Period with respect to the Benchmark Portion, then Administrative Agent shall promptly give notice thereof to Borrower. Thereafter, unless Borrower repays in full (or cause to be repaid in full) the then outstanding principal amount of the Loan, together with accrued interest thereon (subject to Section 2.6(f)), on the last day of the then current Interest Period, on the day following the last day of the then current Interest Period and thereafter, until Administrative Agent notifies Borrower that such circumstances no longer exist, Loan will accrue interest at the Base Rate plus the Applicable Margin. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.9.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain the Loan using the SOFR rate, or to determine or charge interest based upon SOFR Average, 30-Day SOFR Average, Daily Simple SOFR or SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, the Loan shall accrue interest at the Base Rate plus the Applicable Margin and the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.8(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.8(c)(iv). Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.8(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement): (A) if the then-current Benchmark is a term rate and either: (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion; or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either: (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement); or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a borrowing and, until the end of the Benchmark Unavailability Period, the entire outstanding principal amount of the Loan will be converted to the Base Rate plus the Applicable Margin. During any SOFR Unavailability Period, the component of Base Rate based upon Daily Simple SOFR will not be used in any determination of Base Rate.
(vi)Benchmark Transition Costs. Borrower hereby agrees to promptly pay to Administrative Agent for the account of any Lender, upon demand, any reasonable, out-of-pocket additional amounts necessary to compensate Lenders for any costs incurred by any Lender in connection with any Benchmark Transition Event and the related conversion of the Effective Rate in accordance with this Agreement. Administrative

Agent’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
2.9INDEMNITY. Borrower agrees to indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds but excluding consequential or punitive damages) that Administrative Agent and/or any Lender sustains or incurs as a consequence of: (a) any failure of Borrower to borrow on a date specified therefor by Borrower and Administrative Agent; (b) any failure of Borrower to prepay any portion of the Loan on a date specified therefor by Borrower, (c) any payment or prepayment (in each case, whether voluntary or mandatory) of the Loan other than on the Payment Date therefor (including as a result of an Event of Default) or (d) the assignment of the Loan other than on the Interest Payment Date at the request of Borrower; provided, however, Borrower shall not indemnify Administrative Agent or any Lender from any loss or expense arising from such Person’s willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable judgment. This provision shall survive payment and performance of the Obligations in full.
2.10INCREASED COSTS.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining the Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient and reasonable evidence of the calculation of such amounts, and provided that Lender is making such demand in a manner that is not arbitrary or capricious, Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender and reasonable evidence of the calculation of such amounts, and provided that Lender is making such demand in a manner that is not arbitrary or capricious, Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such other Recipient or any of their respective holding companies, as the case may be, as specified in subsection (a) or (b) of this Section 2.10 and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided, however, that Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such other Recipient, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to herein shall be extended to include the period of retroactive effect thereof).
(e)Survival. All of the obligations of the Loan Parties under this Section 2.10 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.11TAXES.
(a)Defined Terms. For purposes of this Section 2.11, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Recipient (with a copy to Administrative Agent), or by

Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(e)Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for: (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so); (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.13(d) relating to the maintenance of a Participant Register; and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.11, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(ii)(A), Section 2.11(g)(ii)(B) and Section 2.11(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (aa) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty; and (bb) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code: (aa) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”); and (bb) executed copies of IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by

Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines in good faith that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event shall the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
2.12MITIGATION OBLIGATIONS.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall, at the request of Borrower, use reasonable efforts to designate a different Lending Office for funding or booking the Loan or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 2.11, as the case may be, in the future; and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Selection of Lending Office. Subject to Section 2.12(a), each Lender may make the Loan to Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligations of Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.
2.13PREPAYMENTS.

(a)Optional. Borrower may, upon not less than three (3) U.S. Government Securities Business Days’ prior written notice to Administrative Agent received not later than 11:00 a.m. on the date given, at any time and from time to time, prepay all or any portion of the Loan without penalty, except as otherwise expressly set forth in this Section 2.13. Any notice of prepayment given to Administrative Agent under this Section 2.13 shall specify the date of prepayment and the principal amount of the prepayment. In the event of a prepayment of any Benchmark Portion, Borrower shall concurrently pay any amounts under Section 2.9 payable in respect thereof. Other than voluntary prepayments made in connection with the release of any Collateral Property in connection with the sale thereof, each voluntary prepayment of the Loan shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof.
(b)Mandatory.
(i)Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans exceeds the aggregate amount of the Revolving Commitments, Borrower shall immediately upon demand pay to Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans), the amount of such excess. All payments under this subsection (b)(i) shall be applied in accordance with the last sentence of Section 13.5.
(ii)Borrowing Base; Maximum Loan Availability Overadvance. If, as of any Testing Date, the aggregate principal amount of all outstanding Loans exceeds the Borrowing Base, Borrower shall within fifteen (15) Business Days after the date on which the Borrowing Base Certificate is due, pay to Administrative Agent for the benefit of the Lenders, an amount equal to the Minimum Repayment Amount. All payments under this subsection (b)(ii) shall be applied in accordance with the last sentence of Section 13.5.
2.14FULL REPAYMENT AND RECONVEYANCE. Upon receipt of all sums owing and outstanding under the Loan Documents and under any Derivatives Contract executed by and between Borrower and Wells Fargo or any of its Affiliates in connection with the Loan (or that otherwise recites it is secured by the Security Deeds), full performance of the other obligations secured by the Security Deeds and termination in full of all Commitments, Administrative Agent shall issue a full reconveyance of the Property from the lien of the Security Deeds and terminate any assignment of leases and rents or UCC-financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Administrative Agent, for the benefit of Lenders, shall have received all escrow, closing and recording costs, the reasonable, out-of-pocket costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents and the full payment and performance of all other obligations secured by the Security Deed, including, without limitation, any amounts under Section 2.9 payable in respect thereof and any other costs set forth in the Note and/or the Security Deed; and (b) if applicable, Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking that Administrative Agent or any Lender has issued to any surety, Governmental Authority or any other party in connection with the Loan and/or the Property. Lenders’ obligations to make further Loans shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any Commitment of Lenders to lend any undisbursed portion of the Loan shall be cancelled.
2.15LENDERS’ ACCOUNTING. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded: (a) the names and addresses and the Pro Rata Shares of the Commitment of each of Lenders, and principal amount of the Loan owing to each Lender from time to time; and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent shall render a statement of the Loan Account to Borrower and shall deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).
2.16VOLUNTARY REDUCTIONS OF THE COMMITMENTS. Borrower may terminate or reduce the amount of the Revolving Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior notice to Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by Administrative Agent (“Commitment Reduction Notice”); provided, however, that Borrower may not reduce the aggregate amount of the Revolving Commitments below $10,000,000 unless Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice, Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once reduced pursuant to this Section, may not be increased. Borrower shall pay all interest and fees, on the Loans accrued to the date of such reduction or termination of the Commitments to Administrative Agent for the account of the Lenders, including any applicable compensation due to each Lender in accordance with Sections 2.9 and 2.10 of this Agreement.
2.17INCREASE IN REVOLVING COMMITMENTS. Borrower shall have the right to request, not more frequently than once per calendar quarter, increases in the aggregate amount of the Revolving Commitments by providing written notice to Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Revolving Commitments of all of the Lenders shall not exceed the Maximum Revolving Commitment. Each such increase in the Revolving Commitments must be in an aggregate minimum amount of Twenty-Five Million Dollars ($25,000,000) and integral multiples of Twenty-Five Million Dollars ($25,000,000) in excess thereof. Administrative Agent, in consultation with Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (determined with respect to the Lenders’ relative Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of: (a) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender; plus (b) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Sections 2.9 and 2.10 as a result of the prepayment of any such Revolving Loans. Effecting the increase of the Revolving Commitments under this Section is subject to the following conditions precedent (together with any other conditions precedent imposed by Administrative Agent and the Lenders in their sole and absolute discretion): (i) no Event of Default shall be in existence on the effective date of such increase; (ii) the representations and warranties made or deemed made by Borrower and Guarantor in any Loan Document shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (iii)  Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent: (A) such agreements, amendments, promissory notes, documents, certificates and instruments as Administrative Agent shall reasonably require to evidence the increase in the Revolving Loan Commitment; (B) an acknowledgement and ratification by Guarantor of its obligations under the Guaranty and the Hazardous Materials Indemnity Agreement; (C) an opinion of counsel to Borrower and Guarantor, and addressed to Administrative Agent and the Lenders covering such matters as reasonably requested by Administrative Agent; and (D) endorsements to the Title Policies dating down the effective date of such Title Policies and increasing such Title Policies by the amount of such increase in the Revolving Loan Commitments. In connection with any increase in the aggregate amount of the Revolving Commitments pursuant to this Section 2.17, any Lender becoming a party hereto shall execute such documents and agreements as Administrative Agent may reasonably request.
2.18ELIGIBILITY OF PROPERTIES FOR BORROWING BASE.
(a)Initial Borrowing Base Properties. The Properties identified on Schedule 2.18 shall, on the Effective Date, be Borrowing Base Properties, and the Borrowing Base Value initially attributable to such Property shall be as approved by the Lenders and set forth on Schedule 2.18.
(b)Additional Borrowing Base Properties. If after the Effective Date Borrower desires that the Lenders include any additional Property in calculations of the Borrowing Base, Borrower shall so notify Administrative Agent in writing. No Property will be evaluated by the Lenders unless and until Borrower delivers to Administrative Agent the following, in form and substance satisfactory to Administrative Agent:
(i)An executive summary of the Property including, at a minimum, the following information relating to such Property: (A) a description of such Property, such description to include the age, location, site plan, current occupancy rate and physical condition of such Property; (B) the purchase price paid or to be paid for such Property; (C) the current and projected condition of the regional market and specific submarket in which such Property is located; and (D) the current projected capital plans and, if applicable, current renovation plans for such Property;
(ii)An operating statement for such Property audited or certified by a representative of Borrower as being true and correct in all material respects and prepared in accordance with GAAP for the previous three (3) fiscal years; provided that, with respect to any period such Property was owned by Borrower for less than three (3) years, such information shall only be required to be delivered to the extent reasonably available to Borrower and such certification may be based upon Borrower’s actual knowledge and provided further, that if such Property has been operating for less than three years, Borrower shall provide without any representation or warranty such projections and other information concerning the anticipated operation of such Property as Administrative Agent may reasonably request;
(iii)A current rent roll for such Property certified by a representative of Borrower as being true and correct in all material respects, and three (3) year occupancy history of such Property certified by a representative of Borrower to be true and correct; provided that, with respect to any period such Property was owned by Borrower for less than three (3) years, such information shall only be required to be delivered to the extent reasonably available to Borrower and such certification may be based upon Borrower’s actual knowledge;
(iv)copies of all Tenant Leases with respect to such Property (or, if acceptable to Administrative Agent, a summary of the terms thereof); and
(v)Such other information Administrative Agent may reasonably request in order to evaluate the Property.
If requested by Borrower at the time of its submission, Administrative Agent shall commission, at Administrative Agent’s discretion and Borrower’s expense, an Appraisal of such Property, to be in form and substance satisfactory to Administrative Agent.
If, after receipt and review of the foregoing documents and information, Administrative Agent approves of the addition and is prepared to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall so notify Borrower and each Lender within ten (10) Business Days after receipt and review of all of such documents and information. Within five (5) Business Days of Administrative Agent’s giving such notice to the Lenders, Administrative Agent shall send the foregoing documents and information to each of the Lenders.
(c)Appraisal; Final Approval. Promptly upon giving notice to the Lenders under the immediately preceding subsection (b) that Administrative Agent is prepared to recommend acceptance of such Property as a Borrowing Base Property, if not previously requested by Borrower, Administrative Agent shall commission, at Administrative Agent’s discretion and Borrower’s expense, an Appraisal of such Property, to be in form and substance satisfactory to Administrative Agent. Within ten (10) Business Days of receipt of such Appraisal, Administrative Agent shall review such Appraisal and shall determine the Appraised Value of such Property. If after such review and determination Administrative Agent is unwilling to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall promptly notify Borrower and the Lenders and the consideration by Administrative Agent and the Lenders of such Property shall cease. If after such review and determination Administrative Agent remains prepared to recommend acceptance of such Property as a Borrowing Base Property, Administrative Agent shall forward a copy of such Appraisal to the Lenders together with notice of such Appraised Value. Administrative Agent shall also promptly forward to the Lenders each of the items required by this subsection (c) below after receipt and preliminary review of such items. Within ten (10) Business Days of the date on which a Lender has received all of the items referred to in this subsection (c) and the immediately preceding subsection (b), such Lender shall notify Administrative Agent in writing whether or not such Lender accepts such Property as a Borrowing Base Property. If a Lender fails to give such notice within such time period, such Lender shall be deemed to have approved such Property as a Borrowing Base Property. Such Property shall become a Borrowing Base Property and the Person owning such Property shall become a Borrower hereunder: (i) upon written approval of the Requisite Lenders and upon execution and delivery to Administrative Agent of a Borrowing Base Certificate showing the Borrowing Base after inclusion of such Property as a Borrowing Base Property; and (ii) without duplication of the deliveries required under Section 2.18(b), the delivery to Administrative Agent in form and substance satisfactory to Administrative Agent of the following, and the satisfaction of each of the following conditions as applicable:
(i)a Joinder Agreement executed by the owner of the Property being added as a Borrowing Base Property;
(ii) Replacement Notes executed by the existing Borrowers and the additional Borrower, payable to the Lenders;
(iii)opinions of counsel to Borrower and Guarantor addressed to Administrative Agent and the Lenders and covering the matters covered by the opinions delivered on the Effective Date with respect to such additional Borrower and Guarantor, including due execution, authority, no conflict, enforceability and local law issues, in form substantially similar to the opinions delivered to Administrative Agent on the Effective Date;
(iv)the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of such Borrower certified as of a recent date by the Secretary of State of the state of formation of such Person;
(v)a certificate of good standing (or certificate of similar meaning) with respect to such Borrower issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

(vi)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Borrower with respect to each of the officers of such Person authorized to execute and deliver the Joinder Agreement and replacement Notes;
(vii)copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of: (1) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; and (2) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(viii)UCC, tax, judgment and lien search reports with respect to such Borrower and such additional Borrowing Base Property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such Property other than Permitted Liens;
(ix)copies of all Property Management Agreements and Material Contracts for such additional Borrowing Base Property;
(x)copies of the form of Tenant Lease to be used for such Property;
(xi)a Title Policy (with applicable endorsements, including, if the applicable Property is in a Tie In Jurisdiction, a tie in endorsement to the such Title Policy as well as endorsements to all other existing Title Policies issued to Administrative Agent with respect to all other Properties located in Tie In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the Borrowing Base (including the Property which experienced the increase in Borrowing Base Value) as increased) and current survey certified to Administrative Agent in form and substance reasonably acceptable to Administrative Agent. The Title Policy shall be in an amount equal to: (i) if the Property is not located in a Tie In Jurisdiction, not less than one hundred percent (100%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property; and (ii) if the Property is located in a Tie In Jurisdiction, not less than eighty-five percent (85%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property.
(xii)insurance certificates, or other evidence, providing that the insurance coverage required under Article 5 (including both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of the Lenders, and the Specified Derivatives Providers, is each named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower, Guarantor or any other Affiliate of Borrower actually maintains with respect to any Property and improvements on such Property;
(xiii)Subordination, Non-Disturbance and Attornment Agreements, and estoppel certain from such tenants as may be reasonably required by Administrative Agent, in form and substance reasonably acceptable to Administrative Agent;
(xiv)Security Documents and UCC Financing Statements in form substantially similar to the Security Documents delivered on the Effective Date;

(xv)An Assignment and Subordination of Management Agreement with respect to the management agreement relating to the additional Borrowing Base Property in form substantially similar to the form of Assignment and Subordination of Management Agreements delivered on or prior to the Agreement Date;
(xvi)Agreements with respect to offsite parking at the additional Borrowing Base Property, if any, to the extent utilized by tenants at the additional Borrowing Base Property), in form reasonably acceptable to Administrative Agent;
(xvii)all information requested by Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(xviii)payment of mortgage and recording taxes, to the extent applicable, and delivery of such evidence and memoranda thereof as Administrative Agent shall reasonably require;
(xix)If such additional Borrowing Base Property is subject to a ground lease, a master lease, a TRS lease or other similar lease, such agreements and instruments from the applicable lessors and lessees as Administrative Agent shall reasonably require;
(xx)delivery of all other space leases and subleases, management agreements, leasing agreements, parking agreements, licenses and permits, maintenance and service agreements, labor agreements, equipment leases, capital and operating budgets, copies of prior tax bills, flood zone certifications and other similar due diligence information and materials as Administrative Agent shall reasonably require;
(xxi)a zoning report (PZR or similar), as Administrative Agent shall reasonably require, together with final certificates of occupancy and any other Governmental Approvals relating to such Property, to the extent available;
(xxii)an update to any of the Schedules attached to this Agreement as of the Agreement Date which are required to be modified as a result of such Property becoming an additional Borrowing Base Property;
(xxiii)a certificate to the effect that the representations and warranties under Section 6.1 that relate to the Borrowers and the Borrowing Base Properties shall be true and correct with respect to the additional Borrower and Borrowing Base Property, taking into account the update of the Schedules delivered concurrently therewith;
(xxiv)a Proforma NOI Schedule;
(xxv)if the Operating Account for such Borrowing Base Property will be established at a bank other than Administrative Agent, a deposit account control agreement for such Operating Account reasonably acceptable to Administrative Agent, Borrower and such bank;
(xxvi)if not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional satisfactory to Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;
(xxvii)A “Phase I” environmental assessment of such Property not more than twelve (12) months old, which report: (A) has been prepared by an environmental engineering firm acceptable to Administrative Agent; and (B) complies with the requirements contained in Administrative Agent’s guidelines adopted from time to time by Administrative Agent to be used in its lending practice generally and any other environmental assessments or other reports relating to such Property, including any “Phase II” environmental assessment prepared or recommended by such environmental engineering firm to be prepared for such Property;
(xxviii)An engineering report for such Property not more than twelve (12) months old and prepared by an engineering firm acceptable to Administrative Agent;
(xxix)Plans and specifications for such Property; provided the same shall only be required to the extent reasonably available to Borrower; and
(xxx)Such other instruments, documents and deliveries with respect to the additional Borrowing Base Property and applicable Borrower, as Administrative Agent shall reasonably require.
(d)Commerce Center Property. The Commerce Center Property shall not be included for purposes of calculating the Borrowing Base and revenue from the Commerce Center Property will be excluded from Testing Gross Revenue and Testing NOI, in each case from and after the date that the initial Construction Advance is made until Completion of the Project. At all other times, the Commerce Center Property may be included for purposes of calculating the Borrowing Base, and revenue from the Commerce Center Property will be included from Testing Gross Revenue and Testing NOI, assuming in each case it otherwise satisfies the applicable requirements set forth herein.
2.19RELEASE OF PROPERTIES. From time to time, Borrower may request, upon not less than fifteen (15) days’ prior written notice to Administrative Agent that any Borrowing Base Property be released from the Liens created by the Security Documents applicable thereto, which release (the “Property Release”) shall be effected by Administrative Agent if Administrative Agent determines all of the following conditions are satisfied as of the date of such Property Release:
(a)The Borrowing Base shall contain at least six (6) Borrowing Base Properties; provided that for purposes of this clause (a), in no event shall the Borrowing Base Properties owned by RPT Hialeah I, LLC, and RPT Hialeah II, LLC collectively count as more than one (1) Borrowing Base Property;
(b)No Default or Event of Default exists or will exist immediately after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Property;
(c)Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate demonstrating on a pro forma basis, and Administrative Agent shall have determined to its satisfaction (which determination may be based on Appraisals ordered pursuant to Section 2.20), that the outstanding principal balance of the Loans, together with the Derivatives Termination Value of all Specified Derivatives Contracts, will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Property as an additional or replacement Borrowing Base Property to be given concurrently with such request;
(d)Without limiting the foregoing, with respect to a Property Release of the Commerce Center Property, if Completion has not occurred by the effective date of such Property Release, all Construction Advances made prior to such date (if any) shall be repaid in full;
(e)Borrower shall have delivered to Administrative Agent all documents and instruments reasonably requested by Administrative Agent in connection with such Property Release and shall have paid all costs and expenses of Administrative Agent and the Lenders in connection with such Property Release, including reasonably attorneys’ fees;
(f)the aggregate Appraised Values of all of the Borrowing Base Properties that constitute Office Properties shall not exceed: (x) prior to the date that the Commerce Center

Property becomes a Borrowing Base Property, thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties; and (y) from and after the date that the Commerce Center Property becomes a Borrowing Base Property, thirty percent (30%) of the aggregate Appraised Values of all of the Borrowing Base Properties; and
(g)Borrower shall pay to Administrative Agent the Asset Release Fee (as defined in the Fee Letter).
Except as set forth in this Section 2.19, no Borrowing Base Property shall be released from the Liens created by the Security Documents applicable thereto.
2.20FREQUENCY OF APPRAISALS. The Appraised Value of each Borrowing Base Property shall be determined or redetermined, as applicable, Borrower’s expense, under each of the following circumstances: (a) in connection with the acceptance of a Property as a Borrowing Base Property (provided that, so long as the Commerce Center Property becomes a Borrowing Base Property within six (6) months after the Agreement Date, the Appraisal that shall be used in connection therewith shall be the most recent one obtained by Administrative Agent prior to the Agreement Date; (b) intentionally omitted; (c) at any time an Event of Default has occurred and is continuing; (d) if Administrative Agent determines an Appraisal of such Property is necessary in connection with its determination under Section 2.19 regarding the release of a Borrowing Base Property; (e) if necessary in order to comply with FIRREA or other Applicable Law relating to Administrative Agent or any Lender; or (f) at any other time for any reason, but not more frequently than once per year during the term of the Loans. At any other time and from time to time, Administrative Agent may (and shall at the written direction of the Requisite Lenders) redetermine the Appraised Value of a Borrowing Base Property (based on a new Appraisal obtained by Administrative Agent), at the Lenders’ expense. Notwithstanding the foregoing, so long as no Event of Default is then continuing: (i) the Appraised Value of the Borrowing Base Properties shall not be redetermined prior to the first (1st) anniversary of the Agreement Date; and (ii) the Appraised Value of the Commerce Center Property for purposes of making the initial determination as to whether the Commerce Center Property satisfies the requirements to become a Borrowing Base Property shall be as shown in the Appraisal of the Commerce Center Property most recently obtained by Administrative Agent prior to the Effective Date, so long as the Commerce Center Property becomes a Borrowing Base Property prior to September 27, 2023. Further notwithstanding the foregoing, if a material adverse leasing event has occurred with respect to a Property and such material adverse leasing event could reasonably be expected to have a material adverse effect on the value of such Property, as reasonably determined by Administrative Agent (which may include, without limitation, the termination, vacation, expiration without renewal, or bankruptcy of a material tenant or its lease), the immediately preceding sentence shall not apply with respect to the applicable affected Property (or Properties).
2.21FREQUENCY OF CALCULATIONS OF BORROWING BASE. On the Effective Date, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 3.1(a)(x). Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under Section 9.1(k) or otherwise set forth in this Agreement. Any increase in the Borrowing Base Value of a Borrowing Base Property shall become effective as of the next determination of the Borrowing Base as provided in this Section 2.21, provided that prior to such date of determination: (a) if such increase is the result of an increase in the Appraised Value of such Borrowing Base Property, the Requisite Lenders shall have given their written approval of such Appraised Value, and the applicable Borrowing Base Certificate substantiates such increase; and (b) Borrower delivers to Administrative Agent the following: (i) if the Property is not located in a Tie In Jurisdiction and such increase is the result of an increase in the Appraised Value of such Property, an endorsement to the title insurance policy in favor of Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than one hundred percent (100%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property; and (ii) if the Property is located in a Tie In Jurisdiction, an endorsement to the title insurance policy in favor of Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than eighty-five percent (85%) of the Appraised Value (based on the “stabilized value” of such Property and excluding the value of personal property) for such Property, as well as endorsements to all other existing title insurance policies issued to Administrative Agent with respect to all other Properties located in Tie In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the Borrowing Base (including the Property which experienced the increase in Borrowing Base Value) as increased.
2.22INTENTIONALLY OMITTED.
ARTICLE 3 DISBURSEMENT
3.1INITIAL CONDITIONS PRECEDENT. The obligation of Administrative Agent and the Lenders is subject to the satisfaction or waiver of the following conditions precedent, all of which have, to the actual knowledge of Administrative Agent and Lenders, been satisfied as of the Agreement Date:
(a)Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent (some of which were previously received by Administrative Agent as noted below and nothing new is required as of the Agreement Date):
(i)counterparts of this Agreement executed by each of the parties hereto;
(ii)Notes executed by Borrower, payable to the Lenders, and complying with the terms of this Agreement;
(iii)the Guaranty and the Hazardous Materials Indemnity Agreement executed by Guarantor (previously received), as consented to below, together with all of the other Loan Documents executed by Borrower (previously received);
(iv)the Security Documents (previously received), as amended of even date herewith, and other Loan Documents, executed by Borrower and the other parties thereto (previously received);
(v)an opinion of counsel to Borrower and Guarantor, addressed to Administrative Agent and the Lenders and covering due execution, authority, no conflict, enforceability, local matters and other matters, all as required by Administrative Agent;
(vi)the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, certified as of a recent date by the Secretary of State of the state of formation of such Person;
(vii)a certificate of good standing (or certificate of similar meaning) with respect to Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, issued as of a recent date by the Secretary of State of the state of formation of each such Person, and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;
(viii)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;
(ix)copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent of: (i) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity; and (ii) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(x)a Borrowing Base Certificate calculated as of September 30, 2022 (but assuming that the total amount of the Loans outstanding for purposes of calculating Testing Debt Yield and Testing LTV therein will be the amount of the Loans disbursed to Borrower on the Effective Date);
(xi)a Compliance Certificate for Guarantor’s fiscal quarter ending September 30, 2022;
(xii)a Disbursement Instruction Agreement effective as of or prior to the Agreement Date;
(xiii)UCC, tax, judgment and lien search reports with respect to Borrower, Borrower Member, Guarantor and such other Persons as determined by Administrative Agent, and each Borrowing Base Property, in all necessary or appropriate jurisdictions, indicating that there are no Liens of record on such Property or related to such Persons other than Permitted Liens;
(xiv)copies of all Material Contracts and Specified Derivatives Contracts in existence on the Agreement Date (previously received);
(xv)copies of the form of Tenant Lease to be used and each Tenant Lease entered into as of the Agreement Date with respect to such Property (previously received);
(xvi)the Fee Letter;
(xvii)evidence that the Fees, if any, then due and payable under Section 2.2, together with all other fees, expenses and reimbursement amounts due and payable to Administrative Agent and any of the Lenders, including, the fees and expenses of counsel to Administrative Agent, have been paid;
(xviii)insurance certificates, or other evidence, providing that the insurance coverage required under Article 5 (including both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of the Lenders, and the Specified Derivatives Providers, is each named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower, Guarantor or any other Affiliate of Borrower actually maintains with respect to any Property and improvements on such Property;
(xix)Subordination, Non-Disturbance and Attornment Agreements, and estoppel certain from such tenants as may be required by Administrative Agent, in form and substance reasonably acceptable to Administrative Agent (previously received);
(xx)all information requested by Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(xxi)payment of mortgage and recording taxes, to the extent applicable, and delivery of such evidence and memoranda thereof as Administrative Agent shall reasonably require;
(xxii)delivery of all other space leases and subleases, management agreements, leasing agreements, parking agreements, licenses and permits, maintenance and service agreements, labor agreements, equipment leases, capital and operating budgets, copies of prior tax bills, flood zone certifications and other similar due diligence information and materials as Administrative Agent shall reasonably require (previously received);
(xxiii)a zoning report (PZR or similar), property condition report, Phase I and, if applicable, Phase II environmental audit as Administrative Agent shall reasonably require (previously received); and
(xxiv)such other documents and instruments as Administrative Agent, or any Lender through Administrative Agent, may reasonably request; and
(b)Intentionally Omitted.
3.2CONDITIONS PRECEDENT TO ALL LOANS. The obligations of Lenders to make any Loans, are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loans or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.1(d) would occur after giving effect thereto; (b) the representations and warranties made or deemed made by Borrower and Guarantor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) Administrative Agent shall have received a timely Notice of Borrowing (in the case of Revolving Loans) or an Application for Payment (in the case of Construction Advances). Each Credit Event shall constitute a certification by Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless Borrower otherwise notifies Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, Borrower shall be deemed to have represented to Administrative Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in this Article 3 have been satisfied.
3.3CONDITIONS PRECEDENT TO CONSTRUCTION ADVANCES. In addition to the conditions described in Section 3.2 above, Administrative Agent’s and Lenders’ obligation to provide any Construction Commitment, or to make any Construction Advances, shall be subject at all times to satisfaction of each and every one of the following conditions precedent (in addition to those set forth in Exhibit D and in any other applicable provision hereof):
(a)Borrower shall provide a written request to Administrative Agent specifying the requested amount of the Construction Commitment (the “Commerce Center Trigger Notice”).
(b)At the time of the initial Construction Advance and solely in connection with such initial Construction Advance, the Commerce Center Property shall have satisfied all ongoing requirements to be a Borrowing Base Property (for the avoidance of doubt, Borrower shall not be required to satisfy the initial requirements for the Commerce Center Property to become a Borrowing Base Property in connection with each Construction Advance).
(c)Administrative Agent shall have received and approved, in its reasonable discretion (except with respect to clauses (d) and (f) below), in form and substance satisfactory to Administrative Agent, the following, all at the sole cost and expense of Borrower:

(i)copies of the Plans and Specifications, certified as complete by the Architect, together with evidence of all necessary or appropriate approvals of such Plans and Specifications by applicable Governmental Authorities;
(ii)the Architect Agreement and the Construction Agreement;
(iii)the final Project Budget;
(iv)all agreements entered into by Borrower or otherwise affecting the entitlements for the construction of the Project, including any development agreements or other agreements with any Governmental Authority;
(v)copies of all other agreements that are material to Completion of the Project;
(vi)copies of all building permits and similar permits, licenses, approvals, development agreements and other authorizations of any Governmental Authority or private parties required in connection with the construction of the Project;
(vii)copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report (or equivalent), notice of determination or notice of exemption prepared, adopted, certified or filed by or with any Governmental Authority in connection with the construction of the Project;
(viii)intentionally omitted;
(ix)to the extent not already received, all items described in Section 2.17 that Administrative Agent reasonably determines are needed in connection with an increase in the Commitments by the amount of the Construction Commitments; and
(x)such other information, documents, and instruments as Administrative Agent may reasonably require related to the Project.
(d)Administrative Agent shall have completed, in a manner satisfactory to Administrative Agent in its sole discretion, its plan and cost review for construction of the Project;
(e)Administrative Agent shall have received and approved the PFG Lease Amendment;
(f)The amount of the Construction Commitment shall have been determined in accordance with the terms hereof;
(g)Administrative Agent shall have received a completion guaranty executed by Guarantor guaranteeing the lien-free completion of the Project by the Completion Date that is otherwise in form and substance reasonably acceptable to Administrative Agent and Lenders (a “Completion Guaranty”), together with a legal opinion from Guarantor’s counsel covering the due authorization, execution and enforceability of same;
(h)The Loan shall be In-Balance;
(i)The representations and warranties contained in the Loan Documents shall be deemed remade on, and shall be true and correct as of and with respect to, the date of the applicable Construction Advance (except to the extent such representations and warranties expressly refer to a specific date or as a result of changes in facts and circumstances specifically and expressly permitted pursuant to the Loan Documents);

(j)Administrative Agent shall have received a properly completed Application for Payment, together with the items required to be delivered pursuant to Section 2 thereof;
(k)Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such Construction Advance, or, alternatively, with respect to each Lender that has failed to fund its Pro Rata Share of such Construction Advance, Borrower shall have deposited into the Borrower’s Funds Account an amount equal to each such Pro Rata Share plus the remaining undisbursed amount of each such Lender’s Construction Commitment (the undisbursed portion of which amount shall be returned to Borrower once each such Lender (or its successor, if replaced in accordance with the terms hereof) has fulfilled its funding obligations and is otherwise no longer a Defaulting Lender); and
(l)If required by Administrative Agent, Administrative Agent shall have received from the Title Company, in form and substance satisfactory to Administrative Agent, an endorsement to, the Title Policy for the Commerce Center Property setting forth no additional exceptions (including survey exceptions) except for Permitted Liens or those approved by Administrative Agent in writing.
3.4ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan and the Borrower’s Funds, and, if applicable, any sums in any other Accounts, including the Borrower’s Funds Account, when qualified for disbursement, shall be deposited into an Operating Account (and Construction Advances shall be disbursed to the Operating Account of Commerce Center Owner) or otherwise disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents (including Section 3.3) and the Disbursement Instruction Agreement delivered by Borrower in connection with the closing of the Loan, as Modified from time to time in accordance with the terms thereof. To secure the prompt and unconditional payment, performance and discharge when due of all of Borrower’s respective Obligations, including, without limitation, those arising hereunder, under any Note, under the Loan Agreement and under each and all of the other Loan Documents, Borrower hereby irrevocably assigns, pledges, conveys, sets over, delivers and transfers to Administrative Agent for the benefit of Lenders, and grants to Administrative Agent, for the benefit of Lenders, a security interest in and right of set-off against, in and to all of Borrower’s now existing or hereafter arising right, title, estate, claim and interest in and to: (a) the Accounts; (b) all funds in the Accounts (including Borrower’s Funds) and other cash, instruments, securities, investments and other property from time to time transferred or credited to, contained in or comprising the Accounts; (c) all statements, certificates, passbooks and instruments representing the Accounts or any of the foregoing; (d) any and all substitutions or additions of or with respect to any of the foregoing; and (e) any and all proceeds and products of any of the foregoing, whether now owned and existing or hereafter acquired or arising, including: (i) interest, principal, dividends and other amounts or distributions received with respect to any of the foregoing; and (ii) property received upon the sale, exchange or other disposition of any of the foregoing. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Account, or any funds on deposit in any Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto. Borrower has given Administrative Agent complete dominion and control over the Accounts and the funds on deposit therein. Borrower acknowledges that Administrative Agent shall indicate on Administrative Agent’s records for the Accounts, that Administrative Agent has a security interest in the Accounts. The Accounts shall be assigned the federal tax identification number of Borrower. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC and each Account is intended to constitute a “deposit account” within the meaning of the UCC. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may apply all or any part of the funds on deposit in any Account against the Obligations in any order of priority as Administrative Agent shall elect without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent and Lenders to foreclose the Liens and security interests securing the Loan or exercise their other rights under the Loan Documents. The Borrower’s Funds and all other amounts in any of the Accounts shall not constitute trust funds and may be commingled with other monies held by Administrative Agent. All interest that accrues on any funds, if any, deposited in the Accounts shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon indefeasible repayment and performance in full of Borrower’s obligations under the Loan Documents and, termination in full of all Commitments, all remaining funds held in any Accounts, if any, shall be disbursed to Borrower.
3.5CONSTRUCTION ADVANCES.
(a)Subject to all conditions precedent set forth in Article 3 above and Exhibit D, Construction Advances and the Borrower’s Funds shall be disbursed from time to time in accordance with the Project Budget, to pay for costs of construction of the Project actually incurred, subject to retention in accordance with the Construction Agreement (“Retention”). Notwithstanding the foregoing: (i) there shall be no Retention on the Contractor’s fee, general conditions, materials purchased by subcontractors to be used in the construction of the Project and the direct purchase of materials by Borrower or Contractor; and (ii) no Retention shall be required for any subcontractor who has completed its scope of work in substantial accordance with the Plans and Specifications, as verified by the Independent Inspecting Architect, and Borrower has provided all unconditional final lien releases and permit signoffs and thirty (30) days prior. Disbursements made after the deposit of the Borrower’s Funds shall be made first from the Borrower’s Funds Account until fully depleted. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Administrative Agent and Lenders have no obligation to monitor or determine Borrower’s use or application of the disbursements.
(b)If the total Construction Advances ever exceed the maximum aggregate Construction Commitment, then all such amounts shall nonetheless be evidenced by the Notes and secured by the Security Documents; provided, however, that Borrower shall, within five (5) Business Days after Administrative Agent’s demand pay to Administrative Agent an amount equal to such excess principal amount and all accrued and unpaid interest thereon.
(c)Unless expressly set forth in the Project Budget, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Affiliate of Borrower shall be paid directly or indirectly from any Construction Advances without Administrative Agent’s prior written approval.
(d)In no event shall Administrative Agent make disbursements: (i) more frequently than monthly; or (ii) except for the final disbursement, in an amount less than One Hundred Thousand Dollars ($100,000). The maximum amount of Construction Advances that Borrower may request for the Project or for any component or phase thereof shall be as set forth in the Project Budget.
(e)Intentionally omitted.
(f)Intentionally omitted.
(g)Intentionally omitted.
(h)At its option, Administrative Agent may make Construction Advances or other disbursements of funds to cover any expenses or charges that are to be borne by Borrower, including the cost of any required legal fees, appraisals, inspections, certifications or surveys. At its sole option, Administrative Agent may make any disbursements by payment to Borrower or jointly to Borrower and any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Project.
(i)in the event any Application for Payment includes the cost of construction materials stored at a location other than the Commerce Center Property (“Offsite Materials”), such Application for Payment shall include a representation as to (a) and (b) below, and upon the request of the Administrative Agent, the Borrower will provide: (a) evidence that the Offsite Materials have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower’s ownership thereof; and (b) evidence that the Offsite Materials are insured as required by this Agreement.
(j)Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, to the extent Completion of the Project has occurred, and due to cost savings or otherwise, there remains an undisbursed portion of the Construction Commitment, such undisbursed Loan proceeds shall in no event be disbursed to Borrower. Nothing in this Section 3.5(j) shall prevent Borrower from obtaining disbursements for Retention in accordance with Section 3.7.
(k)Without limiting any of the foregoing, upon Completion of the Project, the Construction Commitment shall be reduced to $0 and all Construction Advances shall automatically become part of the Revolving Loans.
(l)The Commerce Center Trigger Notice must be received by Administrative Agent on or prior to September 27, 2023, and the conditions precedent to the initial Construction Advance must be satisfied on or prior to December 27, 2023. If either of the foregoing deadlines are not met, then (without limiting any other condition precedent to Construction Advances or Lender approvals required in connection therewith as set forth herein) the Construction Commitment shall automatically be reduced to $0 on the applicable deadline date and no Construction Advances will be made.
(m)Administrative Agent shall not be obligated to make a Construction Advance for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same Item in the Project Budget for which requests for Construction Advances have previously been submitted and approved, exceeds the amount set forth in the Project Budget for such Item (after giving effect to the reallocation rights described below). Borrower shall be responsible, at its sole cost and expense from sources other than the Loan, for any such overages, that Administrative Agent may require Borrower to deposit into the Borrower’s Funds Account pursuant to Section 4.16 of this Agreement. Notwithstanding anything to the contrary contained herein, so long as no Event of Default is continuing, Borrower may reallocate demonstrable, verified cost savings in any Item of the Project Budget after payment of all costs with respect to such Item to any other Item of the Project Budget, provided that (i) Borrower shall notify Administrative Agent in writing of any verified cost savings which Borrower desires to reallocate to another line item, and (ii) Borrower shall provide supporting documentation of such cost savings satisfactory to Administrative Agent.
(n)Reallocations from the Contingency Reserve may, in Administrative Agent’s reasonable discretion, be made to pay previously unanticipated future or contingent costs and expenses of constructing the Project. Notwithstanding the foregoing, so long as no Event of Default is continuing, upon written notice to Administrative Agent, Borrower may reallocate the Contingency Reserve as follows: (i) no more than fifty percent (50%) of the Contingency Reserve shall be reallocated until the Project is at least fifty percent (50%) complete (as reasonably determined by the Independent Inspecting Architect); (ii) no more than seventy-five percent (75%) of the Contingency Reserve shall be reallocated until the Project is at least seventy-five percent (75%) complete (as reasonably determined by the Independent Inspecting Architect); and (iii) the remaining twenty-five percent (25%) of the Contingency Reserve shall not be reallocated until after the Project is greater than seventy-five percent (75%) complete (as reasonably determined by the Independent Inspecting Architect).
3.6FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Administrative Agent, to make Loans and other disbursements as set forth in this Agreement as requested by an authorized representative of Borrower to any of the accounts designated in the then most current Disbursement Instruction Agreement delivered by Borrower to Administrative Agent. Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan made by Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of Borrower to any of the accounts designated in the Disbursement Instruction Agreement. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower. Borrower agrees to promptly notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests.
3.7INTENTIONALLY OMITTED.
3.8CONDITIONS PRECEDENT TO A PROPERTY BECOMING A BORROWING BASE PROPERTY. No Property shall become a Borrowing Base Property until Borrower shall have (or shall have caused to be) executed and delivered to Administrative Agent all documents and instruments required under Section 2.18, and the Requisite Lenders shall have approved of such Property as provided in such Section 2.18.
ARTICLE 4 CONSTRUCTION
4.1PROJECT COMMENCEMENT. Borrower may elect to commence the Project in its discretion, provided that, so long as the Commerce Center Property is part of the Collateral, Borrower shall not commence construction on the Project without Administrative Agent’s prior written consent, which Administrative Agent may condition upon satisfaction of the Project Conditions. If Borrower does not elect to commence the Project, then Borrower shall have no obligation to Complete the Project, and Construction Commitments shall be subject to Section 3.5(l) above.
4.2COMPLETION DATE. Borrower shall diligently pursue the Completion of the Project without delay from and after the earlier of: (a) the date Borrower commences work on the Project; and (b) the date of the initial Construction Advance, and in either case shall Complete construction of the Project on or before the Completion Date, subject to the provisions of Section 4.3 below.
4.3FORCE MAJEURE; UNAVOIDABLE DELAY. The time within which construction of the Project must be Completed shall be extended for a period of time equal to the period of any Unavoidable Delay directly affecting construction thereof; except that (a) Borrower must furnish Administrative Agent with written notice evidencing any such Unavoidable Delay (and detailing with specificity the basis thereof) within ten (10) days from the occurrence of any such Unavoidable Delay and (b) after giving effect to the consequences of such Unavoidable Delay, the Loan remains In-Balance and (c) if applicable, (i) any delay in the performance or observance of any material covenants, agreements, and conditions required to be performed or observed by Borrower under each Tenant Lease is excused on account of such Unavoidable Delay under the terms and provisions of such Tenant Lease, or (ii) Borrower obtains a written extension from each tenant whose Tenant Lease does not permit or excuse such performance or observance on account of such Unavoidable Delay. In no event shall the time for Completion of the Project be extended beyond the earlier to occur of (i) the Maturity Date, or (ii) more than one hundred twenty (120) days beyond the Completion Date.
4.4CONSTRUCTION AGREEMENT. Borrower shall not enter into any general contract or other contract with a contractor or a construction manager for the construction of the Project (each, a “Construction Agreement”) unless and until such Construction Agreement has been approved by Administrative Agent, which Administrative Agent may condition in its reasonable discretion upon satisfaction of the other Project Conditions. From and after execution of each Construction Agreement, Borrower shall require Contractor to perform in accordance with the terms of the Construction Agreement in all material respects and shall not materially amend, restate, terminate or modify the Construction

Agreement without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Borrower shall provide to Administrative Agent, within two (2) Business Days after receipt or delivery, all material notices (including notices of default) sent or received under the Construction Agreement. Borrower shall execute, upon Administrative Agent’s request, as an additional condition to Construction Advances, an assignment of Borrower’s rights under the Construction Agreement to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall use commercially reasonable efforts to cause Contractor to consent to any such assignment.
4.5ARCHITECT’S AGREEMENT. Borrower shall not enter into any architect’s agreement in connection with the construction of the Project (each, an “Architect Agreement”) unless and until such Architect Agreement has been approved by Administrative Agent, which Administrative Agent may condition in its reasonable discretion upon satisfaction of the other Project Conditions. Administrative Agent acknowledges that Borrower does not anticipate entering into any Architect Agreement with respect to the Project. From and after execution of each Architect Agreement, Borrower shall require Architect to perform in accordance with the terms of the Architect’s Agreement in all material respects and shall not materially amend, restate, terminate or modify the Architect’s Agreement without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Borrower shall provide to Administrative Agent, within two (2) Business Days after receipt or delivery, all material notices (including notices of default) sent or received under the Architect’s Agreement. Borrower shall execute, upon Administrative Agent’s request, as an additional condition to Construction Advances, an assignment of Borrower’s rights under the Architect’s Agreement and the Plans and Specifications to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s obligations under this Agreement and the other Loan Documents and shall use commercially reasonable efforts to cause Architect to consent to any such assignment.
4.6PLANS AND SPECIFICATIONS; MODIFICATION OF PROJECT BUDGET.
(a)Changes; Administrative Agent Consent. Except as otherwise provided in this Agreement, from and after the date that the Plans and Specifications and Project Budget are approved by Administrative Agent, Borrower shall not make any changes in the Plans and Specifications or the Project Budget without Administrative Agent’s prior written consent. Notwithstanding the foregoing, the Plans and Specifications and the Project Budget may be modified, if such modification does not: (i) constitute a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any portion of the Project; (ii) result in an increase of costs set forth in the Project Budget in excess of $250,000 for any single change or series of related changes, or an increase in excess of $500,000 for all modifications to the Project Budget in the aggregate, in each case since the date it was originally approved by Administrative Agent; (iii) affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Project; and (iv) have the effect of reducing in any material respect the number of rentable square feet that may be included in the Commerce Center Property. Without limiting the above, Lenders agree that Borrower may make minor changes in the Plans and Specifications without Administrative Agent’s prior written consent, provided that such changes do not violate any of the conditions specified herein. Notwithstanding the foregoing, any changes in the Plans and Specifications or the Project Budget that would result in an increase of budgeted costs in excess of $500,000 for any single change or series of related changes or in excess of $1,000,000 for all modifications to the Project Budget in the aggregate, in each case since the date it was originally approved by Administrative Agent, shall require the prior written consent of Requisite Lenders. Borrower shall at all times maintain for inspection by Administrative Agent and Lenders, a full set of working drawings of the Project.
(b)Changes; Submission Requirements. Borrower shall submit any proposed change in the Plans and Specifications and/or Project Budget to Administrative Agent at least seven (7) Business Days prior to the commencement of construction relating to such proposed change and whether or not such change is subject to Administrative Agent’s or Requisite Lenders’ consent. Requests for any change that requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form reasonably acceptable to Administrative Agent, signed by Borrower and, if required by Administrative Agent, also by the Architect, the Contractor and/or the Independent Inspecting Architect. At its option, Administrative Agent may require Borrower to provide: (i) evidence satisfactory to Administrative Agent of the cost and time necessary to complete the proposed change; (ii) a deposit in the amount of any increased costs into the Borrower’s Funds Account, unless such increased costs are to be paid for from the Contingency Reserve in accordance with the terms hereof; and (iii) a complete set of “as-built” Plans and Specifications for the requested change following completion thereof.
(c)Final Plans and Specifications. Upon completion of the Project, Borrower shall deliver to Administrative Agent within forty-five (45) days a set of final “as-built” Plans and Specifications for the entire Project.
4.7CONTRACTOR/CONSTRUCTION INFORMATION. Within ten (10) days after Administrative Agent’s written request, to the extent that the Contractor is obligated to provide such items to Borrower pursuant to the Construction Agreement or Borrower otherwise has such information in its possession or reasonable control, Borrower shall deliver to Administrative Agent from time to time in a form acceptable to Administrative Agent: (i) a list detailing the name, address and phone number of each contractor and material supplier to be employed or used for construction of the Project together with the dollar amount, including changes, if any, of each contract, and the portion thereof, if any, paid through the date of such list; (ii) copies of each contract identified in such list, including any changes thereto; (iii) a cost breakdown of the projected total cost of constructing the Project, and that portion, if any, of each cost item that has been incurred; and (iv) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule. Upon Administrative Agent’s written request therefor, Borrower shall provide to Administrative Agent a copy of each draw package provided to its direct or indirect members or partners, the Title Company and/or Contractor in connection with any requested equity draws, construction escrow disbursements, or other payments made by Borrower in connection with the completion of the Project, regardless of whether Borrower is submitting an Application for Payment in connection therewith. Borrower acknowledges and agrees that the Independent Inspecting Architect shall have the right to perform inspections in connection therewith pursuant to the terms of Section 4.13.
4.8PROHIBITED CONTRACTS. Without Administrative Agent’s prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Project, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Commerce Center Property. Borrower shall have five (5) days to effect the removal of any such retained interest.
4.9LIENS AND STOP PAYMENT NOTICES. If a claim of Lien is recorded that affects the Commerce Center Property or Project or a stop payment notice is served upon Administrative Agent or any Lender, Borrower shall, within twenty (20) calendar days after such recording or service or within five (5) calendar days after Administrative Agent’s demand, whichever occurs first: (a) pay and discharge the claim of Lien or stop payment notice; (b) effect the release thereof by recording or delivering to Administrative Agent a surety bond in sufficient form and amount; or (c) provide Administrative Agent with other assurances that Administrative Agent deems to be reasonably satisfactory for the payment of such claim of Lien or stop payment notice and for the full and continuous protection of Administrative Agent and Lenders from the effect of such Lien or bonded stop payment notice.
4.10CONSTRUCTION RESPONSIBILITIES. Borrower shall construct, or cause to be constructed, the Project in a workmanlike manner substantially according to the Plans and Specifications and all applicable Tenant Leases and the recommendations of any soils, engineering and environmental reports and audits as required by Administrative Agent. Borrower shall comply in all material respects with all Applicable Laws, Permits, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Commerce Center Property or Project. The Project and each portion thereof shall be constructed within building restriction and set-back lines, and shall not encroach upon, overhang or interfere with any easement, right-of-way, floodplain or other property. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Commerce Center Property, including for the quality and suitability of the Plans and

Specifications and their compliance with all Applicable Laws and Permits, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all Applications for Payment and the proper application of all Construction Advances and other disbursements. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Project or any other matter referred to in this Section 4.10.
4.11INTENTIONALLY OMITTED.
4.12DELAY. Borrower shall promptly notify Administrative Agent in writing of any event causing material delay or interruption of construction, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.
4.13INSPECTIONS. Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the Commerce Center Property at all reasonable times at Borrower’s cost and expense upon reasonable prior notice to inspect the Project and the construction work to verify information disclosed or required pursuant to this Agreement. Any such inspection or review of the Project by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower is properly discharging its obligations under the Loan Documents and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to any Loan Party or any other Person to protect against, or to inform Borrower or any other Person of, any negligent, faulty, inadequate or defective design or construction of the Project as determined by Administrative Agent, the Independent Inspecting Architect or any Lender. It is expressly understood and agreed that Administrative Agent shall have no duty to supervise or to inspect the construction of the Project or any books and records of any party or firm, and that any such inspection shall be for the sole purposes of determining whether or not in Administrative Agent’s reasonable discretion the Obligations of Borrower under this Agreement are being properly discharged and of preserving Administrative Agent’s rights hereunder. The results of any such inspection shall not constitute an acknowledgment or representation by Administrative Agent or the Independent Inspecting Architect that there has been or will be compliance with the Plans to the extent required pursuant to the terms of this Agreement or that the construction is free from defective materials or workmanship, nor shall it constitute a waiver of Administrative Agent’s rights hereunder. Administrative Agent’s failure to inspect the construction of the Project or any part thereof or any books and records shall not constitute a waiver of any of Administrative Agent’s rights hereunder. Neither Borrower nor any third party shall be entitled to rely upon any such inspection or review.
4.14SURVEYS. Upon Administrative Agent’s written request upon Completion of the Project, Borrower shall promptly deliver to Administrative Agent an “as-built” survey reasonably acceptable to Administrative Agent and the Title Company. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the Title Company and Administrative Agent, shall be prepared according to the current ALTA/ACSM Minimum Standard Detail Requirements and any additional items required by Administrative Agent or the Title Company, and shall be certified to Administrative Agent, Lenders, their respective successors and assigns and the Title Company.
4.15INTENTIONALLY OMITTED.
4.16IN-BALANCE PAYMENTS. At all times prior to Completion of the Project, the Loan shall be In-Balance (as determined by Administrative Agent in its reasonable discretion based on the analysis of Administrative Agent’s professional consultants) and no Shortfall shall exist. At any time and from time to time during the term of the Loan, Administrative Agent shall have the right (but not the obligation) to notify Borrower that the Loan is not In-Balance and that a Shortfall exists. If Administrative Agent at any time shall so notify Borrower, Borrower shall within seven (7) Business Days after Administrative Agent’s notification, establish (if not already established) and then deposit in the Borrower’s Funds Account an amount equal to such Shortfall, which amount Administrative Agent shall, provided there is no Event of Default continuing, disburse in accordance with the terms and conditions of this Agreement as if they were an Advance.

4.17PERMITS. Borrower shall obtain, or shall have obtained, prior to the date required by Applicable Law, and at all times thereafter maintain, all Permits required in connection with the development and construction of such portion of the Project, as applicable.
ARTICLE 5 INSURANCE
Borrower shall, while any obligation of Borrower or Guarantor under any Loan Document or Other Related Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.
5.1TITLE INSURANCE. Each Title Policy in accordance with the term hereof.
5.2PROPERTY INSURANCE. Insurance against loss to the Properties on an “all risk” policy form, covering insurance risks no less broad than those covered under a Special Multi Peril (SMP) policy form, which contains a Commercial ISO “Causes of Loss-Special Form,” in the then current form, and such other risks as Administrative Agent may reasonably require, in amounts equal to the full replacement cost of the Properties including fixtures and equipment, Borrower’s interest in leasehold improvements (except to the extent such insurance is maintained by the tenants under the Tenant Leases), and the cost of debris removal, with, if required by Administrative Agent, an agreed amount endorsement, and with deductibles of not more than Two Hundred Fifty Thousand Dollars ($250,000), except that any deductibles for any insurance covering damage by windstorm may be in amounts up to five percent (5%) of the value of the Property insured. During the making of any alterations or improvements to a Property, a builder’s completed value risk insurance against “all risks of physical loss” for the full replacement cost of the construction Properties (including, without limitation, the Project).
5.3FLOOD HAZARD INSURANCE. Insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Properties are now, or at any time while the Obligations or any portion thereof remains unpaid shall be, situated in any area which an appropriate Governmental Authority designates as a special flood hazard area, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of Applicable Law and governmental regulation.
5.4LIABILITY INSURANCE. Commercial general public liability insurance, with the location of the Properties designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Properties, with Borrower listed as the named insured, with such limits as Borrower may reasonably require. During the period of any construction, Borrower shall cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Administrative Agent may require that Borrower be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.
5.5BUSINESS INTERRUPTION. Business income insurance in amounts sufficient to pay during any period in which a Property may be damaged or destroyed, for a period of twelve (12) months: (i) at least 100% of all rents; and (ii) all amounts (including all taxes, assessments, utility charges and insurance premiums) required to be paid by tenants of the Property.
5.6INTENTIONALLY OMITTED.
5.7OTHER COVERAGE. Such other insurance, including earthquake, terrorism and environmental coverages, relating to the Properties and the uses and operation thereof as Administrative Agent may, from time to time, reasonably require.
5.8GENERAL. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable without ten (10) Business Days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies that Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.
ARTICLE 6 REPRESENTATIONS AND WARRANTIES
6.1REPRESENTATIONS AND WARRANTIES. In order to induce Administrative Agent and each Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Administrative Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of Borrower, Borrower Member and Guarantor is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.
(b)Ownership Structure. The ownership chart attached hereto as Schedule 6.1(b) is a true, correct and complete depiction of the ownership structure of Borrower and Guarantor and the Affiliates thereof shown thereon, as of the Agreement Date.
(c)Authorization of Agreement, Notes, Loan Documents and Borrowings. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each of Borrower and Guarantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letter to which Borrower or Guarantor is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
(d)Compliance of Agreement, Etc. with Laws. The execution, delivery and performance of this Agreement, the other Loan Documents to which Borrower and Guarantor is a party and the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to Borrower, Borrower Member or Guarantor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower, Borrower Member or Guarantor, or any indenture, agreement or other instrument to which Borrower, Borrower Member or Guarantor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by Borrower, Borrower Member or Guarantor other than in favor of Administrative Agent for its benefit and the benefit of the Lenders.

(e)Compliance with Law; Governmental Approvals. Borrower, Borrower Member and Guarantor is in compliance in all material respects with each Governmental Approval and all other Applicable Laws relating to it.
(f)Title to Properties; Liens. Schedule 2.18 is, as of the Agreement Date, a complete and correct listing of all Borrowing Base Properties owned by Borrower. Each Borrower has good, marketable and legal title to its respective assets. None of the Collateral is subject to any Lien other than Permitted Liens. Each Property included in the calculation of the Borrowing Base satisfies all requirements under the Loan Documents for being an Eligible Property.
(g)Existing Indebtedness; Total Liabilities. No Borrower is subject to any Indebtedness other than the Indebtedness expressly permitted by the terms of this Agreement.
(h)Material Contracts. Each Borrower that is a party to any Material Contract has performed and is in compliance with all of the terms of such Material Contracts, and to Borrower’s knowledge, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.
(i)Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, Borrower Member or Guarantor, are there any actions, suits or proceedings threatened, nor is there any basis therefore) against or in any other way relating adversely to or affecting, Borrower, Borrower Member or Guarantor or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority. There are no strikes, slowdowns, work stoppages or walkouts or other labor disputes in progress or threatened relating to, Borrower, Borrower Member or Guarantor or any of their property.
(j)Taxes. All federal, state and other tax returns of, Borrower, Borrower Member and Guarantor required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, Borrower, Borrower Member and Guarantor and their respective properties, income, profits and assets which are due and payable have been paid or are not yet delinquent and are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with GAAP. As of the Agreement Date, none of the United States income tax returns of, Borrower, Borrower Member or Guarantor is under audit. All charges, accruals and reserves on the books of Borrower, Borrower Member and Guarantor in respect of any taxes or other governmental charges are in accordance with GAAP.
(k)Financial Statements. All financial statements of Borrower and Guarantor and their Affiliates delivered to Administrative Agent pursuant hereto (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the applicable subject thereof as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments). No Borrower, Borrower Member or Guarantor has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.
(l)Operating Statements. Each of the operating summaries pertaining to each of the Properties then included in calculations of the Borrowing Base Value delivered by Borrower to Administrative Agent in accordance herewith fairly presents the Gross Operating Income and Permitted Operating Expenses of each such Property for the period then ended.
(m)ERISA.

(i)As of the Effective Date, no Loan Party nor any member of the ERISA Group maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.27;
(ii)Each Loan Party and each member of the ERISA Group is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Internal Revenue Code has not yet expired and except where a failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the IRS to be so qualified, of the Internal Revenue Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired and, to the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. No liability has been incurred by any Loan Party or any member of the ERISA Group that remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iv)As of the Effective Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based upon benefit restrictions under Section 436 of the Internal Revenue Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Loan Party or any member of the ERISA Group failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Internal Revenue Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Internal Revenue Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;
(v)Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any member of the ERISA Group has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code; (ii) incurred any liability to the PBGC that remains outstanding other than the payment of premiums and there are no premium payments that are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Internal Revenue Code;
(vi)No Termination Event has occurred or is reasonably expected to occur;
(vii)Except where the failure of any of the following representation to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving: (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party or any member of the ERISA Group; (ii) any Pension Plan; or (iii) any Multiemployer Plan.
(viii)As of the Effective Date, no Loan Party holds Plan Assets.
(n)Absence of Default. None of Borrower, Borrower Member or Guarantor is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, Borrower, Borrower Member or Guarantor under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound.
(o)Intentionally Omitted.
(p)Investment Company. Neither Borrower, Guarantor nor any other Affiliate of Borrower is: (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(q)Margin Stock. Neither any Borrower, Guarantor nor any other Affiliate of Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(r)Affiliate Transactions. Except as permitted by Section 9.2(g), neither any Borrower, is a party to or bound by any agreement or arrangement (whether oral or written) with any Affiliate.
(s)Intellectual Property. Borrowers own or have the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of their businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property.
(t)Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by Borrower, Borrower Member or Guarantor for any other services rendered to Borrower, Borrower Member or Guarantor or any other Affiliate of Borrower ancillary to the transactions contemplated hereby.
(u)Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to Administrative Agent or any Lender by, on behalf of, or at the direction of, Borrower, Guarantor or any other Affiliate of Borrower were, at the time the same were so furnished, complete and correct in all material respects (limited to Borrower’s actual knowledge in the case of such information, reports, other papers or data provided by third parties that are not Affiliates of Borrower), to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. No fact is known to any Borrower, Borrower Member or Guarantor which has had, or may in the future have (so far as any Borrower, Borrower Member or Guarantor can reasonably foresee) a Material Adverse Effect which has not been set forth in the financial statements delivered to Administrative Agent or in such information, reports or other papers or data or otherwise disclosed in writing to Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Borrower, Guarantor or any other Affiliate of Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading (limited to Borrower’s actual knowledge in the case of such documents or written statements furnished or made by third parties that are not Affiliates of Borrower).
(v)Intentionally Omitted.
(w)OFAC. None of Borrower, Guarantor or any other Affiliate of Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is: (A) an agency of the government of a country; (B) an organization controlled by a country; or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loans shall be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
(x)California Land Use Restricted Properties. As of the date hereof, none of the Properties located in the State of California (the “California Properties”) are identified on the list of real properties maintained by the California Department of Toxic Substances Control pursuant to California Health and Safety Code Section 25220(c) (the “DTSC List”), and to Borrower’s knowledge, as of the date hereof, there has been no occurrence or condition on any real property within 2,000 feet of any of the California Properties that could cause any California Property, or any part thereof, to be identified on the DTSC List.
(y)Security Interests. Each of the Security Documents creates, as security for the Obligations and the Specified Derivatives Obligations, a valid and enforceable Lien on all of the Collateral, superior to and prior to the rights of all third Persons and subject to no other Liens (except for Permitted Liens), in favor of Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider.
(z)Americans with Disabilities Act Compliance. To Borrower’s knowledge, the Borrowing Base Properties comply in all material respects with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time.
(aa)Property Agreements. Borrower has delivered to Administrative Agent true, correct and complete copies of each Property Management Agreement. Each Property Management Agreement is in full force and effect, has not been amended or modified, and there are no defaults or events of default thereunder. Except as otherwise provided on Schedule 6.1(aa), here are no agreements with respect to the management, operation or leasing of the Borrowing Base Properties other than the Property Management Agreements.
(bb)    Certificate of Occupancy; Licenses. To Borrower’s knowledge, all material certificates, permits, licenses and approvals, including certificates of completion and occupancy permits, required for the legal use, occupancy and operation of each Borrowing Base Property as an office building (excluding, however, certificates of occupancy for tenant spaces and improvements) have been obtained and are in full force and effect. The use being made of each Borrowing Base Property is in conformity with all certificates, permits, licenses and approvals issued for and currently applicable to each Borrowing Base Property in all material respects.
(cc)    Physical Condition. Except as disclosed in the building condition reports addressed and certified to Administrative Agent prior to the Effective Date, or as otherwise provided on Schedule 6.1(cc): (a) each Borrowing Base Property (including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, as applicable) is in good condition, order and repair in all material respects, subject to ordinary wear and tear; and (b) Borrower has no knowledge of any structural or other material defects in or material damage to any Borrowing Base Property, whether latent or otherwise. Neither Borrower, Borrower Member nor Guarantor has received or has any knowledge of: (i) any written notice from any insurance company or bonding company of any defects or inadequacies in any Borrowing Base Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon; or (ii) any written notice of any termination or threatened termination of any policy of insurance or bond applicable to any Borrowing Base Property.
(dd)    Boundaries. Except as disclosed in the Title Policies or on the surveys delivered by Borrower to Administrative Agent prior to the Effective Date, all of the improvements at each Borrowing Base Property lie wholly within the boundaries and building restriction lines of such Borrowing Base Property, and no improvements on adjoining properties encroach upon any Borrowing Base Property, and no improvements encroach upon or violate any easements or other encumbrances upon any Borrowing Base Property, except those which are insured against by title insurance.
(ee)    Flood Zone. Except as shown on the surveys or flood certificates provided to Administrative Agent prior to the Effective Date, no portion of any Borrowing Base Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.
(ff)    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes, personal property taxes or other amounts in the nature of transfer or debt taxes required to be paid under Applicable Law in connection with the transfer of or debt on the Borrowing Base Properties, if any, have been paid. Any mortgage or deed of trust recording, stamp, intangible, personal property or other similar taxes required to be paid under Applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Documents, have been paid or are being paid simultaneously herewith. Except as disclosed in the Title Policies, all taxes and governmental assessments due and owing in respect of the Borrowing Base Properties have been paid.
(gg)    Tenant Leases. Except as disclosed on the rent roll for the Borrowing Base Properties delivered to and approved by Administrative Agent prior to the Agreement Date (the “Rent Roll”), or as otherwise provided on Schedule 6.1(gg) or disclosed in writing to Administrative Agent prior to the Agreement Date, and on the estoppel certificates from the tenants at the Borrowing Base Properties delivered to Administrative Agent prior to the Effective Date, with respect to the Borrowing Base Properties: (a) the Borrower owning the fee interest in the Borrowing Base Property set forth on such Rent Roll is the sole owner of the entire lessor’s interest in the Tenant Leases; (b) to Borrower’s knowledge, the Tenant Leases are valid and enforceable against the applicable Borrower and the tenants set forth therein and are in full force and effect; (c) all of the Tenant Leases are arms-length agreements with bona fide, independent third parties; (d) to Borrower’s knowledge, no party under any Tenant Lease is in default beyond any applicable notice and/or grace period thereunder; (e) all rents due have been paid in full and no tenant is in arrears in its payment of rent (other than payment of work orders, direct utility recovery and CAM reconciliation not more than sixty (60) days past due); (f) no Borrower has assigned or otherwise pledged or hypothecated the rents reserved in the Tenant Leases; (g) none of the rents has been collected for more than one (1) month in advance (except security deposits, percentage rent, if any, and other amounts collected and subject to later reconciliation pursuant to the terms of the applicable Tenant Leases, which shall not be deemed rent collected in advance); (h) the premises demised under the Tenant Leases have been completed and the tenants have accepted the same and have taken possession of the same on a rent-paying basis with no rent concessions to any tenants; (i) to Borrower’s knowledge, there exist no offsets or defenses to the payment of any portion of the rents and applicable Borrower has no monetary obligation to any tenant under any Tenant Lease which has not been disclosed in writing to Administrative Agent; (j) no Borrower has received any written notice from any tenant challenging the validity or enforceability of any Tenant Lease; (k) there are no agreements with the tenants other than expressly set forth in each Tenant Lease; (l) no Tenant Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (m) to Borrower’s knowledge, no Person has any possessory interest in, or right to occupy, such Borrowing Base Property except under and pursuant to a Tenant Lease; (n) to Borrower’s knowledge, no event has occurred that, but for the giving of notice and/or passage of time, would give any tenant any right to terminate any Tenant Lease at such Borrowing Base Property; (o) all security deposits relating to the Tenant Leases reflected on the Rent Roll have been collected by the applicable Borrower and, if required pursuant to the terms hereof, delivered to Administrative Agent or are otherwise held by Borrower in a segregated account, are not commingled with the other assets of Borrower and are otherwise held in accordance with Applicable Law; (p) no brokerage commissions or finder’s fees are due and payable regarding any Tenant Lease; (q) each tenant is in actual, physical occupancy of the premises demised under its Tenant Lease; and (r) no tenant is a debtor in any state or federal bankruptcy, insolvency or similar proceeding. When the representations in this section are remade from time to time in accordance with this Agreement, such representations shall be made with respect to the Rent Rolls of the applicable Borrowing Base Properties delivered to Administrative Agent from time to time.
(hh)    Property Information. Except as set forth on the Title Policy or surveys or zoning reports delivered in connection with the disbursement of the Loans prior to the Agreement Date, or in the zoning reports delivered to Administrative Agent in connection with the disbursement of the Loans prior to the Agreement Date: (i) the Borrowing Base Properties include sufficient on-site parking to comply in all material respects with Applicable Law; (ii) the Borrowing Base Properties currently abut completed and dedicated public thoroughfares; and (iii) no Borrower has any knowledge, or reason to believe that any archaeological ruins, discoveries or specimens, or cemeteries exist on any Borrowing Base Property.
(ii)    Parking. No agreements exist which are binding on any of Borrower relating to the rights of tenants at the Borrowing Base Properties to park at locations other than at the Borrowing Base Properties.
(jj)    Restrictive Covenant Agreements. Each Borrower that is a party to any Restrictive Covenant Agreement has performed and is in compliance with all of the terms of such Restrictive Covenant Agreement, and to Borrower’s knowledge, no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Restrictive Covenant Agreement.
(kk)    Anti-Corruption Laws and Sanctions.
(i)None of (i) Borrower or, to the knowledge of Borrower, any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower that will act in any capacity in connection with or benefit from the Loans, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Anti-Terrorism Laws in any material respect. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its directors, officers, employees, agents and Affiliates, and representatives of the Borrower that will act in any capacity in connection with or benefit from this Agreement, with the Anti-Corruption Laws and applicable Sanctions, provided, however, that with respect to Property Managers that are not Affiliates of Borrower, Borrower’s obligations hereunder shall be limited to enforcing existing provisions in the Property Management

Agreements. Borrower, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower, is in compliance with the Anti-Corruption Laws and Anti-Terrorism Laws in all material respects.
(ii)No proceeds of any Loan have been used, directly or indirectly, by the Borrower or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws;, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto, or any Anti-Corruption Laws or Anti-Money Laundering Laws.
(ll)    Solvency. Borrower has: (a) not entered into the transaction or any Loan Document with the intent to hinder, delay, or defraud any creditor; and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the aggregate amount of the fair saleable value of Borrower’s assets exceed and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The aggregate amount of the fair saleable value of Borrower’s assets is, and Borrower believes will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, Borrower believes immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).
(mm)    Federal Reserve Regulations. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement or the other Loan Documents.
(nn)    Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
(oo)    Investment Company Act. Borrower is not required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(pp)    Casualty; Condemnation. No portion of the Property has been damaged or destroyed by fire or any other casualty and remains unrepaired or unrestored. No condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of the roadways providing direct physical and legal access to the Property.
(qq)    No LLC/LP Division. Neither Borrower nor any Guarantor has created or adopted a Plan of Division, or filed a Certificate of Division, or has otherwise effectuated a LLC Division or LP Division, as applicable, of such Person.
6.2SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE 7 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS
7.1REPRESENTATIONS. Borrower hereby represents, warrants and covenants to Administrative Agent and the Lenders, with regard to Borrower , as follows:
(a)Limited Purpose. The sole purpose to be conducted or promoted by each Borrower since its organization is to engage in the following activities:
(i)to acquire, develop, sell, transfer, exchange, own, hold, lease, operate, manage and maintain the Property and other real and personal property incidental thereto;
(ii)to enter into and perform its obligations under the Loan Documents;
(iii)to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and
(iv)to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
(b)Recycled SPE Representations. In addition to the foregoing, each Borrower hereby represents, warrants and agrees as to itself, that prior to the Effective Date: (i) such Borrower has always been: (A) since the date of its formation in Delaware, duly formed, validly existing and in good standing under the laws of the state of Delaware; and (B) duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its Property and its business and operations, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its Property and to transact the business in which it has been engaged; (ii) such Borrower not ever had any judgments or liens of any nature against it except for Permitted Liens; (iii) such Borrower has always been in material compliance with all laws, regulations, and orders applicable to it and has always had, all permits necessary for it to operate; (iv) such Borrower has not been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Administrative Agent; (v) such Borrower has never been, except as disclosed in writing to Administrative Agent, involved in any dispute with any taxing authority, and Borrower has paid all taxes due to any taxing authority before the delinquency thereof; (vi) such Borrower has never owned any real property other than its Property and has never engaged in any business except the ownership, developing, sales, managing, leasing and operation of such Property; (viii) such Borrower has no material contingent or actual obligations unrelated to the Property and the financing thereof; and (ix) without limitation of any of the foregoing, such Borrower has at all times conducted its affairs as a special purpose bankruptcy remote entity in substantial accordance with the representations set forth in this Agreement.
(c)Intentionally Omitted.
(d)Limitations On Debt, Actions. Notwithstanding anything to the contrary in any other document governing the formation, management or operation of each Borrower, so long as any of the Loans are outstanding, such Borrower shall not:

(i)guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, other than in connection with the Loan Documents;
(ii)engage, directly or indirectly, in any business other than as required or permitted to be performed under this Agreement;
(iii)incur, create or assume any Indebtedness other than: (A) the Loans; (B) any Specified Derivatives Contracts; and (C) unsecured trade payables incurred in the ordinary course of its business that: (1) are related to the ownership and operation of the Property; (2) in the case of all Borrowers collectively, do not exceed two percent (2%) of the outstanding balance of the Loans; (3) are not evidenced by a promissory note; and (4) are paid within sixty (60) days of the date the applicable Borrower has received an invoice for such liability;
(iv)make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than cash and investment-grade securities issued by a Person that is not an Affiliate of or subject to common ownership with such Borrower);
(v)to the fullest extent permitted by Applicable Law, engage in any dissolution, liquidation, consolidation, merger, sale or Transfer of any of its assets outside the ordinary course of such Borrower’s business, except for a Permitted Property Transfer or a Permitted Equity Transfer;
(vi)buy or hold evidence of Indebtedness issued by any other Person;
(vii)form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other Person;
(viii)own any asset or property other than the Borrowing Base Properties and incidental personal property necessary for the ownership or operation thereof; or
(ix)file a voluntary bankruptcy, join or acquiesce in the filing of an involuntary bankruptcy, or make an assignment for the benefit of creditors, without the unanimous written approval of all members of such Borrower.
(e)Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents, warrants and covenants that in the conduct of each Borrower’s operations since its organization it has, and each Borrower shall continue to observe, the following covenants (collectively, the “Separateness Provisions”):
(i)maintain books and records and bank accounts separate from those of any other Person;
(ii)maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;
(iii)comply with all organizational formalities necessary to maintain its separate existence;
(iv)hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;

(v)maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that each Borrower’s assets may be included in a consolidated financial statement of its affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of such Borrower from such affiliate and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliate or any other Person;
(vi)prepare and file its own tax returns separate from those of any Person to the extent required by Applicable Law, and pay any taxes required to be paid by Applicable Law;
(vii)allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;
(viii)other than capital contributions and distributions permitted under the terms of its organizational documents, not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;
(ix)conduct business in its own name;
(x)not commingle its assets or funds with those of any other Person, except as expressly required by the Loan Documents;
(xi)not assume, guarantee or pay the debts or obligations of any other Person except as permitted under and pursuant to the terms of the Loan Documents;
(xii)correct any known misunderstanding as to its separate identity;
(xiii)not permit any affiliate to guarantee or pay its obligations (other than the guarantees and indemnities pursuant to the Loan Documents);
(xiv)not make loans or advances to any other Person;
(xv)pay its liabilities and expenses from its own funds;
(xvi)maintain a sufficient number of employees in light of its contemplated business operation and pay the salaries of its own employees, if any, only from its own funds; and
(xvii)maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations.
Failure of any Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of such Borrower as a separate legal entity.
(f)Solvency. For purposes of this subsection (f), “Borrower” shall mean all of the Borrowers collectively. Borrower: (a) has not entered into any Loan Document or the transactions contemplated thereby with the intent to hinder, delay, or defraud any creditor, and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of each Loan advance, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of each Loan advance, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of each advance of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower will not incur indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).
(g)SPE Covenants in Organizational Documents. Borrower covenants and agrees to incorporate and cause the incorporation of the provisions contained herein into each Borrower’s organizational documents. Borrower agrees not to amend, modify or otherwise change, or permit the foregoing to occur, with respect to the separateness covenants in any of its organizational documents without the prior written consent of Administrative Agent and Requisite Lenders.
ARTICLE 8 HAZARDOUS MATERIALS
8.1SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:
(a)Hazardous Materials. Except as set forth in the Environmental Reports delivered to Administrative Agent, there is not, and has not been, at, in, on, or under the Property any use, handling, generation, manufacture, storage (above ground or underground), treatment, release, threatened release, discharge, disposal, transportation or presence (whether from on-site or off-site sources) of any oil or other petroleum products or byproducts, flammable materials, asbestos, urea formaldehyde insulation, lead-based paint, radon gas, mold, toxic mold or other fungi, radioactive materials, polychlorinated biphenyls (PCBs), hazardous wastes, toxic or contaminated substances or similar materials, including any substances that are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under any Environmental Laws, as described herein, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property that are transported, handled, used and stored in accordance with all applicable Environmental Laws and that are only transported, handled, used or stored in quantities necessary for the efficient operation of Borrower’s or a tenant’s business.
(b)Environmental Laws. Except as set forth in the Environmental Reports delivered to Administrative Agent, the Property is in compliance in all material respects with all Applicable Laws now or hereafter enacted governing or relating to health, safety, industrial hygiene, the environment, natural resources or Hazardous Materials (“Environmental Laws”), including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern: (i) the existence, investigation, cleanup, remedy and/or other response to any release of hazardous substances or contamination on or related to the Property; (ii) the protection of human health or the environment from any release of any Hazardous Materials or contamination on or related to the Property; (iii) the generation, treatment, storage or disposal of hazardous wastes; (iv) the transfer of property potentially impacted by Hazardous Materials; or (v) the use, handling, generation, transport, treatment, removal or recovery of any Hazardous Materials, including any and all building materials.
(c)Environmental Claims. Except as set forth in the Environmental Reports delivered to Administrative Agent, there are no claims, actions, proceedings, Liens, liabilities or investigations (“Environmental Claims”) pending or threatened against Borrower, the Property by any Governmental Authority or by any other Person relating to Hazardous Materials or pursuant to the Environmental Laws.
8.2HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:
(a)No Hazardous Activities. Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials. Borrower shall not install any underground storage tanks of any size at the Property. Borrower shall allow access to Administrative Agent’s representatives to perform an updated Phase I Environmental Site Assessment or other environmental audit upon reasonable notice by Administrative Agent only to the extent required by Applicable Law or internal policy of Administrative Agent (applied on a basis that is not arbitrary or capricious and based on reasonable evidence that a recognized environmental condition that would be disclosed by a Phase I Environmental Site Assessment or other environmental audit has occurred following the Effective Date).
(b)Compliance. Borrower shall comply and cause the Property and use commercially reasonable efforts to cause the project tenants to comply with all Environmental Laws in all material respects.
(c)Notices. Borrower shall promptly notify Administrative Agent in writing of: (i) Borrower’s discovery of any Hazardous Materials on, under, about or otherwise impacting the Property; (ii) any knowledge by Borrower that the Property does not comply with any Environmental Laws; (iii) any Environmental Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property or any part thereof to fail to comply with Environmental Laws or to be or become impacted by Hazardous Materials.
(d)Remedial Action. In response to the presence of any Hazardous Materials on, under, or about the Property, Borrower shall promptly take, at Borrower’s sole expense, all remedial action required to remove the Hazardous Materials, including, but not limited to, such actions required by any Environmental Laws, regulatory agency, governing body or any judgment, consent decree, settlement or other compromise involving Hazardous Materials. Borrower shall promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or presence of any Hazardous Material on, under, about or otherwise impacting the Property.
8.3INSPECTION BY ADMINISTRATIVE AGENT. Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release of any Hazardous Materials into, onto, beneath or from the Property.
8.4LEGAL EFFECT OF SECTION. Borrower and Lenders agree that: (a) this Article 8 is intended as Lenders’ written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lenders and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such, the term of the indemnity provided for herein shall commence on the Effective Date. Without in any way limiting the foregoing, it is expressly understood that Borrower’s duty to defend and indemnify the Indemnitees hereunder shall survive: (a) any judicial or non-judicial foreclosure under the Security Deed, or Transfer of the Property in lieu thereof; (b) the cancellation of the Note and the release, satisfaction or reconveyance, or partial release, satisfaction or reconveyance of the Security Deed; and (c) the repayment of the Loan.
8.5ENVIRONMENTAL IMPAIRMENT. If any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Administrative Agent’s or any Lender’s or the trustee’s rights and remedies under the Security Deed, Administrative Agent may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to: (a) waive its lien on such environmentally impaired or affected parcel or portion of the Property; and (b) exercise: (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment; and (ii) any other rights and remedies permitted by law. For purposes of determining Administrative Agent’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Borrower knew or should have known of the activity by such lessee, occupant or user that caused or contributed to the release or threatened release. All costs and expenses, including attorneys’ fees, incurred by Administrative Agent and/or Lenders in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property are environmentally impaired, plus interest thereon at the Post-Default Rate until paid, shall be added to the Obligations secured by the Security Deed and shall be due and payable to Administrative Agent upon its demand made at any time following the conclusion of such action.
ARTICLE 9 COVENANTS OF BORROWER
9.1AFFIRMATIVE COVENANTS. For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 14.12, all of the Lenders) shall otherwise consent in the manner provided for in Section 14.12, Borrower shall comply with the following covenants:
(a)Preservation of Existence and Similar Matters. Borrower shall, and shall cause Borrower Member and Guarantor to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.
(b)Compliance with Applicable Law. Borrower shall, and shall cause Borrower Member and Guarantor to, comply in all material respects with all Applicable Laws with respect to themselves and the Properties, including the obtaining of all Governmental Approvals.
(c)Maintenance of Property. In addition to the requirements of any of the other Loan Documents, Borrower shall: (a) protect and preserve all of its material properties, including the Property and all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all such properties, ordinary wear and tear excepted; and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(d)Conduct of Business. Borrower and Borrower Member shall carry on its respective businesses as carried on the Agreement Date and not enter into any line of business not otherwise engaged in by such Person as of the Agreement Date.
(e)Payment of Taxes and Claims. Borrower shall, and shall cause Borrower Member and Guarantor to, pay and discharge when due: (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it; and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.
(f)Books and Records; Inspections. Borrower shall, and shall cause Borrower Member and Guarantor to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall, and shall cause Borrower Member and Guarantor to, permit representatives of Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in Borrower’s presence if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.
(g)Use of Proceeds. Borrower shall use the proceeds of Loans only for general corporate purposes in the ordinary course of business, including real estate acquisition costs, working capital, equity investments and capital expenditures. Borrower shall not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Borrower will not request any Loan, and Borrower shall not use, and shall not permit its directors, officers, employees or agents to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(h)Intentionally Omitted.
(i)Further Assurances. At Borrower’s cost and expense and upon request of Administrative Agent, Borrower shall, and shall cause Guarantor to, duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
(j)Material Contracts. Borrower shall duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract. Borrower shall not knowingly permit to be done anything to impair materially the value of any of the Material Contracts.
(k)Reporting and Information. Borrower shall furnish to Administrative Agent for distribution to each of the Lenders:
(i)Quarterly Financial Statements. As soon as available and in any event within fifty (50) days after the close of each of the first, second and third fiscal quarters of Borrower, the unaudited consolidated balance sheet of Guarantor as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of Guarantor for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or other authorized officer of Guarantor, or other officer with knowledge, that in his or her opinion, the same present fairly, in accordance with GAAP, the consolidated financial position of Guarantor as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with the foregoing, Borrower shall deliver for each Borrowing Base Property, leasing status reports, operating statements and rent rolls.
(ii)Year End Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Guarantor for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by: (i) the chief financial officer or other authorized officer of Guarantor, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of Guarantor as at the date thereof and the result of operations for such period; and (ii) any independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose report shall be unqualified.
(iii)Borrowing Base Certificate. Within fifty (50) days after the end of each fiscal quarter of Borrower, a Borrowing Base Certificate certifying the amount of the Borrowing Base, and otherwise setting forth the information to be contained therein with respect to each Borrowing Base Property, as of the last day of such fiscal quarter, including the Testing Debt Yield and the Testing LTV determined as of such date. Borrower shall also deliver a Borrowing Base Certificate as and when otherwise required pursuant to this Agreement.
(iv)Pro Forma Information. No later than thirty (30) days before the end of each fiscal year of Guarantor ending prior to the Maturity Date, projected balance sheets, operating statements, profit and loss projections and cash flow budgets of Guarantor on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail.
(v)Property Operating Budget. No later than thirty (30) days before the end of each fiscal year of Borrower ending prior to the Maturity Date, a property budget for each Property for the coming fiscal year of each Borrower.
(vi)Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding Sections 9.1(k)(i) and (ii), a certificate substantially in the form of Exhibit A (a “Compliance Certificate”) executed on behalf of Guarantor by any officer of Guarantor having a position of at least a vice president or Guarantor’s vice president of accounting: (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish: (x) Guarantor’s Tangible Net Worth and the aggregate amount of Net Proceeds from Equity Issuances received by Guarantor since December 31, 2022, and (y) whether Guarantor was in compliance with the covenant described in Section 9.1(u) hereof; and (ii) stating that to Borrower’s knowledge, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by Borrower with respect to such event, condition or failure, in each case together with such reasonably detailed back-up calculations as Administrative Agent shall require
(vii)Guarantor Financial Information.

(A)Within five (5) Business Days of the filing thereof (but in any event within fifty (50) days after the end of each fiscal quarter and ninety-five (95) days after each fiscal year), copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S 8 or its equivalent), reports on Forms 10 K, 10 Q and 8 K (or their equivalents) and all other periodic reports which Guarantor shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange, together with (without duplication), annual audited consolidated financial statements (including a consolidated balance sheet, income statement, statement of cash flows and statement of stockholders equity), such financial statements to be: (A) certified by Guarantor’s chief financial officer; and (B) accompanied by an unqualified report of independent certified public accountants of recognized national standing acceptable to Administrative Agent; and
(B)Promptly upon the mailing thereof to the shareholders of Guarantor generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by Guarantor.
(C)The foregoing delivery may be satisfied to the extent the same are filed in electronic format with the Security and Exchange Commission, by the posting of the same on Guarantor’s website, or by other means of electronic delivery satisfactory to Administrative Agent in its reasonable discretion.
(viii)ERISA.
(A)The Loan Parties shall at all times comply in all material respects with all material provisions of ERISA, the Internal Revenue Code and all other Applicable Laws with respect to any Employee Benefit Plan to which it or any member of the ERISA Group is a party as employer, and no later than ten (10) days after a Loan Party knows, or has reason to know, that any ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, it shall furnish to Administrative Agent a written statement setting forth details as to such ERISA Event and the action, if any, that such Loan Party and members of the ERISA Group propose to take with respect thereto, together with a copy of any notice required or proposed to be given or filed by a Loan Party or a member of the ERISA Group to or with the PBGC or any other Governmental Authority with respect thereto.
(B)Borrower and each Loan Party shall take and cause to be taken all necessary actions so that: (i) such Person does not and shall not hold Plan Assets; and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents does not and shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Assuming that no portion of the Loan is funded or held with Plan Assets, neither this Agreement nor any of the Loan Documents, nor the execution or delivery of this Agreement or of any of the other Loan Documents, nor the performance by any Loan Party of its obligations under this Agreement or under any other Loan Document, nor any transaction contemplated under this Agreement or under any other Loan Document (including the exercise by Administrative Agent or any Lender of any of its or their rights or remedies under this Agreement or under any other Loan Document), shall constitute or result in a nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
(ix)Proceedings; Investigations. To the extent any Borrower, Borrower Member or Guarantor is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower, Borrower Member or Guarantor or any of their respective properties, assets or businesses, and prompt notice of the receipt of notice that any United States income tax returns of Borrower, Borrower Member or Guarantor are being audited.
(x)Organizational Documents. To the extent permitted hereby, a copy of any amendment to the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of Borrower, Borrower Member or Guarantor within five (5) Business Days after the effectiveness thereof.
(xi)Management Change. Prompt notice of any change in the chief executive office of Guarantor and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, Borrower Member or Guarantor if such change could reasonably be expected to result in a Material Adverse Effect.
(xii)Default. Prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower or Guarantor under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.
(xiii)Material Contract. Promptly upon entering into any Material Contract or Specified Derivatives Contract after the Agreement Date, a copy of such contract.
(xiv)Judgments. Prompt notice of any order, judgment or decree in excess of Two Million Dollars ($2,000,000) having been entered against Borrower, Borrower Member or Guarantor.
(xv)Violations. Any written notification of a material violation of any Applicable Law or any inquiry shall have been received by Borrower, Borrower Member or Guarantor from any Governmental Authority.
(xvi)Patriot Act. Promptly, upon each request, information identifying Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
(xvii)Environmental Law. Promptly, and in any event within three (3) business days after Borrower obtains knowledge thereof, Borrower shall provide Administrative Agent with written notice of the occurrence of any of the following: (i) Borrower, Borrower Member or Guarantor shall receive written notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) Borrower, Borrower Member or Guarantor shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) Borrower, Borrower Member or Guarantor shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) Borrower, Borrower Member or Guarantor shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an Environmental Claim.

(xviii)Derivatives. Promptly upon the request of Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding.
(xix)Beneficial Ownership Certification. To the extent a Beneficial Ownership Certification is required and has been delivered to Administrative Agent, Borrower shall promptly notify Administrative Agent and each Lender of any change in the information provided in the Beneficial Ownership Certification that actually results in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, including as a result of any Transfer of Equity Interests in Borrower or the direct or indirect owners thereof.
(xx)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, Borrower Member or Guarantor, as Administrative Agent or any Lender may reasonably request.
(l)Electronic Delivery of Certain Information.
(i)Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com, www.Syndtrak.com or a website sponsored or hosted by Administrative Agent or Borrower) provided that: (i) the foregoing shall not apply to notices to any Lender pursuant to Article 3; and (ii) the Lender has not notified Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 12:00 noon on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 9.1(k)(vii) to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 9.1(k)(vii), Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(ii)Documents required to be delivered pursuant to Article 3 may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.
(m)Public/Private Information. Borrower shall cooperate with Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of Borrower to Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials: (a)

that are either available to the public or not material with respect to Borrower or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information”; and (b) that are not Public Information as “Private Information.”
(n)USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to such Lender, such Borrower’s and Guarantor’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
(o)Liens. If a claim of Lien is recorded which affects any Borrowing Base Property, Borrower shall, within thirty (30) days after Administrative Agent’s demand, or Borrower obtains knowledge thereof, whichever occurs first: (a) pay and discharge the claim of Lien; (b) effect the release thereof by recording or depositing with a court of competent jurisdiction a surety bond in sufficient form and amount; (c) contest such Lien as provided below; or (d) provide Administrative Agent with other assurances which Administrative Agent deems, in its reasonable discretion, to be satisfactory for the payment of such claim of Lien and for the full and continuous protection of Administrative Agent from the effect of such Lien. Borrower may contest in good faith any Lien, claim, demand, levy or assessment by any Person if: (a) Borrower pursues the contest diligently, in a manner which does not materially impair the rights of Administrative Agent under any of the Loan Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent from the consequences of the contest being unsuccessful.
(p)REIT Status. Guarantor shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.
(q)Construction Responsibilities; Inspections. Without limiting the provisions of Article 4 above with respect to the Project, Borrower shall cause any construction of any capital improvements on the Borrowing Base Properties to be performed in a workmanlike manner according to the terms of Applicable Law. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and any such construction, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers. Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower, Guarantor or any other Person about any aspect of any construction or any other matter referred to above. Subject to the rights of tenants under the Tenant Leases, Administrative Agent or its agents shall have the right to enter upon the Borrowing Base Properties at all reasonable times upon reasonable advance written notice to Borrower in order to inspect the Property. Any such inspection or review by Administrative Agent or its agents is solely to determine whether Borrower is properly discharging its obligations to Administrative Agent and the Lenders and may not be relied upon by Borrower, Guarantor or any other Person as a representation or warranty of compliance with this Agreement or any other agreement. Neither Administrative Agent nor any Lender owes any duty of care to Borrower, Guarantor or any other Person to protect against, or to inform Borrower, Guarantor or any other Person of any negligent, faulty, inadequate or defective condition at any Property, or with respect to the design or construction of any improvements thereon.
(r)Management of Property. Borrower shall not enter into any management agreement, operating agreement, leasing agreement, oversight agreement or other agreement or contract relating to the management or operation of any Property other than the Property Management Agreement, without the prior written approval of Administrative Agent in each case, not to be unreasonably withheld. Borrower shall use commercially reasonable efforts to cause the Property Manager to manage, lease and operate the Property (as applicable) in accordance with the Property Management Agreement in all material respects, and in accordance in all material respects with Applicable Law. Borrower shall: (i) diligently perform and observe all of the material terms, covenants and conditions of the Property Management Agreement on the part of Borrower to be performed and observed in all material respects; (ii) promptly notify Administrative Agent of any written notice of any material default in the performance or observance of any of the terms, covenants or conditions of the Property Management Agreement on the part of Borrower to be performed and observed of which Borrower has knowledge; and (iii) promptly notify Administrative Agent of any material default, beyond the expiration of any applicable notice and cure periods, if any, by the Property Manager in the performance or observance of any of the terms, covenants or conditions of the Property Management Agreement on the part of the Property Manager thereunder to be performed and observed of which Borrower has knowledge. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Property Management Agreement on the part of Borrower to be performed or observed in any material respect, then, without limiting Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Property Management Agreement, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Property Management Agreement on the part of Borrower to be performed or observed. Borrower shall not surrender, terminate, cancel, materially modify, renew or extend the Property Management Agreement or enter into any other agreement relating to the management or operation of the Property with the Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under the Property Management Agreement, in each case without the express consent of Administrative Agent, which consent shall not be unreasonably withheld; provided, however, that Administrative Agent’s consent shall not be required for any automatic renewal or extension of the Property Management Agreement expressly provided for therein or for an assignment of the Property Management Agreement to, or replacement with a new management agreement on substantially the same (or more favorable to Borrower) economic terms with, a qualified property manager approved by Administrative Agent. Borrower shall cause any new Property Manager to execute a consent to the assignment of management agreement granted as of the Agreement Date, in a form reasonably acceptable to Administrative Agent, but which shall provide, among other things (with respect to any new management and leasing agreement), that Administrative Agent shall have the right to terminate the Property Manager and replace it with the Property Manager satisfactory to Administrative Agent upon: (A) the occurrence and during the continuance of an Event of Default; and/or (B) at any time that the Property Manager has engaged in: (1) gross negligence; (2) fraud; or (3) willful misconduct, as determined by Administrative Agent in its reasonable discretion.
(s)Loan Disbursement Account. Prior to the Agreement Date, Borrower has established with Administrative Agent an account in the name of a Borrower, which account shall be for the purpose of receiving Revolving Loans and distributing the proceeds thereof to Borrower Member, and for no other purpose (the “Loan Disbursement Account”).
(t)Operating Accounts.
(i)Prior to the Agreement Date, Borrower has established one or more accounts in Borrower’s name with Administrative Agent or another financial institution reasonably acceptable to Administrative Agent for the purpose of holding all operating revenues from the Property (collectively, the “Operating Account”), and, in the case of the Operating Account for the Commerce Center Property, for the purpose of receiving Construction Advances. Borrower shall not have any deposit accounts other than the Operating Account, the Loan Disbursement Account and the Borrower’s Funds Account. The account numbers for the Operating Account are set forth on Schedule 9.1(t) attached hereto.

(ii)After the Agreement Date, Borrower shall, or shall cause Property Manager, to deliver to each tenant under a new Tenant Lease, simultaneously with the execution of each such new Tenant Lease, irrevocable written instructions directing each such tenant to deliver all Gross Operating Income payable under such Tenant Lease directly to the applicable Operating Account, in substantially the form attached hereto as Exhibit I or in such other form reasonably acceptable to Administrative Agent (a “Tenant Direction Letter”). Borrower shall, and shall cause Property Manager to, deposit all Gross Operating Income received by Borrower or Property Manager into the applicable Operating Account within two (2) Business Days after receipt thereof.
(iii)Provided that no Event of Default has occurred and is continuing, Borrower shall have daily access to all amounts on deposit in the Operating Account and Loan Disbursement Account and shall have the ability to withdraw such amounts without limit or restriction. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Operating Account and Loan Disbursement Account to the sums owing under the Loan Documents.
(u)Guarantor Financial Covenants. Borrower shall cause Guarantor to maintain at all times Tangible Net Worth of not less than the Minimum Tangible Net Worth Amount.
(v)Restrictive Covenant Agreements. Borrower shall timely perform all of Borrower’s obligations under the Restrictive Covenant Agreements, Borrower shall not amend or modify the Restrictive Covenant Agreements in any material respect, and Borrower shall not release any other party to the Restrictive Covenant Agreements from any of its material obligations thereunder, or release any of Borrower’s rights under the Restrictive Covenant Agreements, in each case without Administrative Agent’s prior written consent, not to be unreasonably withheld. Borrower shall promptly provide to Administrative Agent a copy of any notice of default, notice of nonperformance or notice of noncompliance received or given by Borrower under the Restrictive Covenant Agreements. Borrower shall also not cause or vote for the levying or imposition of a lien for any special assessment under the Restrictive Covenant Agreements without the prior written consent of Administrative Agent, not to be unreasonably withheld. Without limiting any of the provisions of this section, Borrower shall not assign, transfer, convey, mortgage, pledge, hypothecate or convey any interest in Borrower’s rights and interests under the Restrictive Covenant Agreements, without Lender’s prior written consent.
(w)Anti-Corruption Laws. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees, Affiliates and agents and representatives of the Borrower that will act in any capacity in connection with or benefit from this Agreement with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
9.2NEGATIVE COVENANTS. For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 14.12, all of the Lenders) shall otherwise consent in the manner set forth in Section 14.12, Borrower shall comply with the following covenants:
(a)Dividends and Other Restricted Payments. If an Event of Default exists, or any of the Obligations have been accelerated pursuant to Section 10.2, no Borrower shall directly or indirectly declare or make, or incur any liability to make, any Restricted Payments.
(b)Negative Pledge. Borrower shall not, and shall not permit Borrower Member or Guarantor to: (a) create, assume, incur, permit or suffer to exist any Lien on any Borrowing Base Property or any direct ownership interest of Borrower Member in any Borrower owning any Borrowing Base Property, now owned or hereafter acquired, except for Permitted Liens; or (b) permit any Borrowing Base Property or any direct ownership interest of Borrower Member in any Borrower, to be subject to a Negative Pledge; or (c) create, assume, incur, permit or suffer to exist any Lien on other Collateral, or any direct ownership interest of Borrower Member in any Borrower in any Person owning any other Collateral, except for Permitted Liens.
(c)Sales of Property; Equity Transfers.
(i)Prohibited Property Transfers. Except for a Permitted Property Transfer, Borrower shall not cause or permit any Transfer of all, or any part of, or any direct or indirect legal or beneficial interest in, any Property or the other collateral for the Loans (collectively, a “Prohibited Property Transfer”), including: (i) any Tenant Leases; (ii) any lease of all or a material part of any Property, including any ground lease; (iii) any Lien on any Property; or (iv) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments.
(ii)Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer and the same shall be deemed to be “Permitted Property Transfers”: (i) a Tenant Lease that has been approved in accordance with the terms of this Agreement (or is not required to approved pursuant to the terms of this Agreement); (ii) a Permitted Lien; or (iii) easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances arising in the ordinary course of business of Borrower which do not materially impair the marketability of a Property and do not materially and adversely interfere with the use of a Property for the uses permitted under the Loan Documents and are not otherwise in violation of the Loan Documents.
(iii)Prohibited Equity Transfers. Except for a Permitted Equity Transfer, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in Borrower or Guarantor (collectively, a “Prohibited Equity Transfer”), including: (i) any merger, consolidation or other Transfer of a corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) any merger or consolidation or the change, removal, resignation or addition of a general partner, or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests, or the creation or issuance of new limited partnership interests; (iii) any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member), or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest, or the creation or issuance of new non-managing membership interests; or (iv) any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.
(iv)Permitted Equity Transfers. Notwithstanding anything contained in this Agreement or any of the other Loan Documents, any Transfer of a direct or indirect Equity Interest in Guarantor, or Transfer of any non-controlling limited partnership interests in Borrower Member, shall be permitted (and the same shall not constitute a Prohibited Equity Transfer), without the consent of Administrative Agent and without the payment of any transfer fees or other amounts (except as hereinafter provided); provided that all of the following conditions precedent have been satisfied (such Transfer satisfying all of such conditions precedent being a “Permitted Equity Transfer”): (i) after giving effect to such Transfer, no Change of Control shall occur; (ii) after giving effect to such Transfer, Guarantor shall continue to own at least 51% of the direct or indirect equity interests in Borrower Member and Borrower and Guarantor shall continue to be the general partner of Borrower Member; (iii) none of the representations or covenants of Sections 6.1(n), (w) and (x) or Section 9.1(n) or (w) shall be violated as a result of such Transfer; and (iv) if any transferee of any interest subject to such Transfer, that did not own twenty-five percent (25%) (or such reduced percentage as may hereafter be required by Administrative Agent due to a change in internal policies or in any Applicable Law) or more of the indirect interests in any Borrower, shall, following such Transfer, own in excess of twenty-five percent (25%) (or such reduced percentage as may hereafter be required by Administrative Agent due to a change in internal policies or in any Applicable Law) or more of the indirect ownership interests of any Borrower, each such transferee shall satisfy the following conditions precedent to such Transfer: (A) each such transferee shall not have been convicted of any crime or be the subject of any ongoing criminal investigation; (B) such Transfer to each such transferee shall not violate The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto or cause Administrative Agent or any Lender to be in violation of the Patriot Act, and, without limitation, each such transferee shall not be a Sanctioned Person; (C) each such transferee shall not have filed for bankruptcy (or other similar insolvency proceedings) within the ten (10) year period prior to such Transfer; and (D) Borrower shall have provided an updated Beneficial Ownership Certification (if then required by Administrative Agent) which gives effect to such Transfer. A Permitted Equity Transfer shall not constitute Administrative Agent’s consent to any Change of Control or any change in management of the Property, except to the extent otherwise set forth in this Agreement. Borrower waives any defense to the Loans or the Loan Documents or the Hazardous Materials Indemnity Agreement based upon any Permitted Equity Transfer. In furtherance of the foregoing and not in limitation thereof, Borrower agrees that no Permitted Equity Transfer shall diminish or otherwise affect Borrower’s liability or obligations under the Loans, the Loan Documents and the Hazardous Materials Indemnity Agreement to which it is a party, or Guarantor’s liability under the Guaranty and the Hazardous Materials Indemnity Agreement.
(v)SPE Status. Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 7.1.
(vi)Loan Assumptions Prohibited. Without limiting any of the foregoing, Borrower acknowledges and agrees that the Loans are not transferable or assumable.
(d)Plans. Borrower shall not, and shall not permit Borrower Member or Guarantor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA and the regulations promulgated thereunder for purposes of ERISA and the Internal Revenue Code.
(e)Fiscal Year. Borrower shall not, and shall not permit Borrower Member or Guarantor to, change its fiscal year from that in effect as of the Agreement Date.
(f)Modifications of Organizational Documents and Material Contracts. Borrower shall not, and shall not permit Borrower Member or Guarantor to, amend, supplement, restate or otherwise materially modify its articles of incorporation or by-laws without the prior written consent of Administrative Agent and the Requisite Lenders.
(g)Transactions with Affiliates. Borrower shall not permit to exist or enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower, except for transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
(h)Tenant Leases.
(i)Borrower shall not, without the prior written consent of Administrative Agent, enter into any: (i) Major Lease, (ii) any Tenant Lease that provides the tenant thereunder with any right to purchase a portion of the applicable Property, or (iii) any Tenant Lease that provides the tenant thereunder with naming rights to the applicable Property.

(ii)Unless consented to in writing by Administrative Agent, Borrower shall not:
(A)grant any tenant under any Tenant Lease any option, right of first refusal or other right to purchase all or any portion of such Borrowing Base Property under any circumstances;
(B)grant any tenant under any Tenant Lease any right to prepay rent more than one month in advance (other than the initial rental payment payable upon execution of a Tenant Lease and other than security deposits)
(C)execute any assignment of landlord’s interest in any Tenant Lease;
(D)collect rent or other sums due under any Tenant Lease in advance, other than to collect rent one month in advance of the time when it becomes due;
(E)permit any sublease or assignment of a Major Lease to which the landlord’s consent is expressly required pursuant to the terms of such Major Lease;
(F)terminate, modify, restate or amend any Major Lease in any manner; or
(G)release or discharge the tenant or any guarantor under any Major Lease from any material obligation thereunder.
(i)Derivatives Contracts. Borrower shall not enter into or become obligated in respect of, Derivatives Contracts, other than: (a) Specified Derivatives Contracts; and (b) Derivatives Contracts entered into by Borrower in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by Borrower.
(j)Controlled Substances. Without limiting the terms and provisions of Section 9.1(b), Borrower (x) shall not commit, permit, or suffer to exist any act or omission, including any use or occupancy of, or activity at or on, the Property, which affords or may afford any Governmental Authority the right of forfeiture as against the Property (including under the Civil Asset Forfeiture Reform Act), or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents or Other Related Documents and (y) shall not and shall not suffer or permit a tenant under any Lease to violate any Applicable Law affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 10.1(t), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section 9.2(j), Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the subject Property, including: (a) to give timely notice to an appropriate law enforcement agency of information that led Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the subject Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the subject Property.
(k)Divisions. Neither Borrower nor Borrower Member shall (i) engage in or suffer any dissolution, liquidation, consolidation, merger, sale or transfer of any of its assets except in the ordinary course of the company’s business and to the extent permitted by the Loan Documents, (ii) create or adopt a Plan of Division, or file a Certificate of Division, or otherwise effectuate a LLC Division; (iii) be liquidated, terminated, dissolved, or merged or consolidated into another entity pursuant to a LLC Division; (iv) be divided into two or more Persons, including, without limitation, becoming a Divided LLC (whether or not the original Person survives such division); or (v) be created, or reorganized into, one or more series pursuant to a LLC Division or otherwise.
ARTICLE 10 DEFAULT
10.1EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)Default in Payment. Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by Borrower under this Agreement, any other Loan Document or the Fee Letter, or Guarantor shall fail to pay when due any payment obligation owing by Guarantor under any Loan Document to which it is a party.
(b)Default in Performance. Any Borrower or Guarantor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 10.1 and such failure shall continue for a period of thirty (30) days after the earlier of: (i) the date upon which any Borrower or Guarantor obtains actual knowledge of such failure; or (ii) the date upon which Borrower or Guarantor has received written notice of such failure from Administrative Agent; provided however that if a cure cannot reasonably be effected within such thirty (30) days, Borrower shall have a cure period of up to a total of ninety (90) days; provided further that: (A) Borrower commences such cure within such initial thirty (30) day period and at all times thereafter acts diligently and in good faith to prosecute the remedy therefor; and (B) Administrative Agent’s and Lenders’ security is not impaired by Borrower’s delay in performance.
(c)Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Borrower or Guarantor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Borrower or Guarantor to Administrative Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made and, if the same is curable, the continuation of such misrepresentation for more than thirty (30) days after written notice from Administrative Agent requesting the cure of such misrepresentation.
(d)Default Under Specified Derivatives Contract. There occurs an “Event of Default” under and as defined in any Specified Derivatives Contract as to which Borrower is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower is an “Affected Party” (as defined therein).
(e)Voluntary Bankruptcy Proceeding. Any Borrower, Borrower Member or Guarantor shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in Section 10.1(f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable

Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
(f)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower, Borrower Member or Guarantor in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(g)Revocation of Loan Documents. Any Borrower or Guarantor shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or the Fee Letter or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter.
(h)Judgment. A judgment or order for the payment of money shall be entered against any Borrower, Borrower Member or Guarantor, by any court or other tribunal and: (i) such judgment or order shall continue for a period of twenty (20) days without being paid, stayed or dismissed through appropriate appellate proceedings; and (ii) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against any Borrower, Borrower Member or Guarantor, $5,000,000.
(i)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of Borrower, Borrower Member or Guarantor, which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days.
(j)ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of One Hundred Thousand Dollars ($100,000) which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Pension Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur withdrawal liability or a current payment obligation in excess of One Hundred Thousand Dollars ($100,000).
(k)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.
(l)Change of Control. The occurrence of any Change in Control.
(m)Transfers. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer.

(n)Violation of Separate Purpose Entity Provisions. The occurrence of any default in the observance of the Separateness Provisions applicable to Borrower or Borrower Member; provided, however, that a breach of the Separateness Provisions shall not constitute an Event of Default: (i) if such breach is immaterial and non-recurring; and (ii) if such breach is curable and such Borrower, as applicable, shall promptly cure such breach within thirty (30) days after written notice thereof from Administrative Agent.
(o)Guarantor Financial Covenants. Guarantor’s failure to satisfy any financial covenants of Guarantor, or to deliver any certificate certifying as to such compliance, in each case in accordance with the provisions of the Guaranty, provided, however, so long as the Borrowing Base is equal to or greater than the outstanding principal balance of the Loans and further provided the Testing Debt Yield is equal to or greater than the Testing Debt Yield Hurdle, such failure shall not constitute an Event of Default unless Guarantor fails to cure such default for two (2) consecutive calendar quarters.
(p)Construction; Use. (i) Completion of the Project has not occurred by the Completion Date; (ii) there is any material deviation in the work of construction of the Project from the Plans and Specifications or Applicable Laws, or the appearance or use of defective workmanship or materials in constructing the Project, and Borrower fails to commence to remedy the same to Administrative Agent’s satisfaction within ten (10) days after Administrative Agent’s written demand to do so and diligently pursues same to completion; or (iii) there is a cessation of construction of the Project prior to Completion for a continuous period of more than one hundred twenty (120) days (except as caused by an event of Unavoidable Delay for which a longer delay may be permitted under Article 4).
(q)Divisions. Any Borrower, Borrower Member or Guarantor: (i) creates or adopts a Plan of Division, or file a Certificate of Division, or otherwise effectuates a LLC Division or LP Division of any such entity or Person; (ii) is liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, without limitation, pursuant to a LLC Division or LP Division); (iii) is divided into two or more Persons, including, without limitation, becoming a Divided LLC or Divided LP (whether or not the original Person survives such division); or (iv) is created, or reorganized into, one or more series pursuant to a LLC Division, LP Division or otherwise.
(r)Money Laundering. (i) Any default occurs under the provisions of Section 9.1(w); or (ii) the indictment, arraignment, custodial detention or conviction of any Person within the Borrowing Group, on any charge of violating any Anti-Money Laundering Laws, Anti-Corruption Laws, or the involvement of any Person within the Borrowing Group in any activity that could result in an indictment, arraignment, custodial detention or conviction on any such charge;
(s)Breach of Sanctions; Anti-Terrorism Laws. The failure of any representation or warranty of Borrower (or any other any Person within the Borrowing Group) contained in Section 6.1(kk), or Borrower’s failure (or the failure of any other Person within the Borrowing Group) to perform or observe any covenant, contained in Section 9.1(w).
(t)Forfeiture. A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Applicable Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Property or the Security Deed shall become subject to forfeiture or seizure in connection therewith.
10.2REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.

(i)Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(e) or 10.1(f): (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding; and (2) all of the other Obligations of Borrower, including the other amounts owed to the Lenders and Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower; and (B) the Commitments and the obligation of the Lenders to make Loans hereunder shall all immediately and automatically terminate.
(ii)Optional. If any other Event of Default shall exist, Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare: (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding; and (2) all of the other Obligations, including the other amounts owed to the Lenders and Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower; and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.
(b)Loan Documents. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)Applicable Law. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)Appointment of Receiver. To the extent permitted by Applicable Law, Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of Borrower, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral, any Property and/or the business operations of Borrower and to exercise such power as the court shall confer upon such receiver.
(e)Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with the prompt notice to Administrative Agent, but without the approval or consent of or other action by Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof; (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts; (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex including in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party); and (d) to prosecute any legal action against Borrower or Guarantor to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.
10.3MARSHALING; PAYMENTS SET ASIDE. None of Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Borrower, Borrower Member or Guarantor or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Borrower or Guarantor makes a payment or payments to Administrative Agent and/or any Lender and/or any Specified

Derivatives Provider, or Administrative Agent and/or any Lender and/or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
10.4ALLOCATION OF PROCEEDS. If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)amounts due to Administrative Agent and the Lenders in respect of expenses due under Section 13.12 and Section 14.1 until paid in full, and then Fees;
(b)amounts due to Administrative Agent and the Lenders in respect of Protective Advances;
(c)payments of interest: (i) on all Loans; and (ii) in respect of any Specified Derivatives Contract, in each case, to be applied for the ratable benefit of the Lenders or the applicable Specified Derivatives Providers, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;
(d)payments of principal of all other Loans and payments of the Derivatives Termination Value in respect of any and all Specified Derivatives Contracts, to be applied for the ratable benefit of the Lenders or Specified Derivatives Providers, as the case may be, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;
(e)amounts due to Administrative Agent and the Lenders pursuant to Sections 13.12 and 14.1;
(f)payments of all other amounts due under any of the Loan Documents and Specified Derivatives Contracts, if any, to be applied for the ratable benefit of the Lenders and the applicable Specified Derivatives Providers; and
(g)any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.
10.5RESCISSION OF ACCELERATION BY REQUISITE LENDERS. If at any time after acceleration of the maturity of the Loans and the other Obligations, Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.
10.6PERFORMANCE BY ADMINISTRATIVE AGENT.

(a)If Borrower shall fail to perform any other covenant, duty or agreement contained in any of the Loan Documents within applicable notice and cure periods, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein, including, without limitation, construction of the Project. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of Borrower under this Agreement or any other Loan Document.
(b)If Administrative Agent determines at any time that the Project is not being constructed, in all material respects, in accordance with the Plans and Specifications and all Applicable Laws or otherwise in accordance with the terms of the Loan Documents, Administrative Agent may immediately cause all construction to cease on any portion of the Project affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any portion of the Project affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected to its reasonable satisfaction.
10.7RIGHTS CUMULATIVE, NO WAIVER. The rights and remedies of Administrative Agent, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies Administrative Agent, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by Administrative Agent, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms. No waiver shall extend to or affect any obligation not expressly waived in writing, nor shall any waiver impair any right consequent thereon and any such waiver shall be effective only in the specific instance and for the specific purpose set forth in such writing. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise expressly provided for in any Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
10.8RESCINDED PAYMENTS. In the event, and to the extent, Borrower makes a payment or pays any proceeds to Administrative Agent or any Lender, which payment or proceeds or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person in any proceeding under any Debtor Relief Laws, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived, reinstated and shall continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent or such Lender, as applicable.
10.9PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceeding affecting Borrower or any other Loan Party, or any of their respective creditors or property, Administrative Agent, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Administrative Agent and Lenders allowed in such proceedings for the entire indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder from time to time after such date.
10.10WAIVERS BY BORROWER. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Loan or which may affect the covenants or the performance of this Agreement and the other Loan Documents; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Administrative Agent and Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted. Administrative Agent and Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by the Loan Parties to any portion of the obligations of the Loan Parties under the Loan Documents. Borrower hereby waives, to the fullest extent permitted by law, any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Administrative Agent or Lenders to exhaust its or their remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent or Lenders under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Administrative Agent.
10.11CONTINUING DEFAULTS; NOTICES OF DEFAULT. Any Event of Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, any use of the phrases “during the continuance of an Event of Default,” “if an Event of Default has occurred and is continuing,” “so long as an Event of Default exists” and similar phrases in this Agreement or any of the other Loan Documents, shall not be deemed to mean or imply that Administrative Agent, on behalf of Lenders, shall be obligated to accept any cure of a Default following the expiration of the applicable cure period with respect to such Default, if any, and if, following an Event of Default, Borrower then proffers a cure of such Default, such Default shall only be considered cured within the timeframe of the applicable cure period provided for under the Loan Documents if Administrative Agent, on behalf of Lenders, in its discretion, accepts such proffered cure in writing (notwithstanding any attempted cure or other action by any Loan Party or any other Person subsequent to the occurrence of such Default). No notice of a Default or an Event of Default, and no demand upon Borrower, shall in any event, entitle Borrower to other or further notice or demand in similar or other circumstances.
ARTICLE 11 INTENTIONALLY OMITTED
ARTICLE 12 INTENTIONALLY OMITTED
ARTICLE 13 ADMINISTRATIVE AGENT; CO-LENDER PROVISIONS
13.1APPOINTMENT AND AUTHORIZATION.
(a)Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of Lenders.

(b)Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(c)Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent,” “Agent,” “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 10. Administrative Agent shall also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.
(e)As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to this Agreement or any other Loan Document or Applicable Laws. Not in limitation of the foregoing, Administrative Agent may, but shall not be required to, exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default, unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all Lenders.
13.2WELLS FARGO AS LENDER. Wells Fargo, as a Lender, and any other Lender that may serve as a successor Administrative Agent, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo (or any such successor Administrative Agent and its affiliates) in each case in its individual capacity. Wells Fargo and its affiliates (or any such successor Administrative Agent and its affiliates) may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, Administrative Agent and any Affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower, other Loan Parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.

13.3LOAN DISBURSEMENTS.
(a)Following receipt of a complete Notice of Borrowing (in the case of Revolving Loans) or an Application for Payment (in the case of Construction Advances), Administrative Agent shall send a copy thereof to each other Lender in accordance with Section 13.3(b) and shall otherwise notify each Lender of the proposed disbursement and the requested funding date. Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 13.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business on the Business Day immediately preceding the date on which Borrower has requested that a Construction Advance be made in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described herein, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Overnight Rate from time to time in effect. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 13.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.
(a)Requests by Administrative Agent for funding by Lenders of disbursements shall be made by: (i) posting same to a website maintained by or for the benefit of Administrative Agent (e.g., Syndtrak); and (ii) by either facsimile or e-mail. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account as Administrative Agent may designate, not later than 11:00 a.m. on the funding date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of Administrative Agent’s request for funding.
(b)Nothing in this Section 13.3 or Section 13.4 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any funding date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.
13.4DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.
(a)Subject to Section 13.4(c), payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days; provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of: (i) the Federal Funds Rate; and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive; provided, however, that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.
(b)If for any reason any Lender shall become a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including any right to vote in respect of, to consent to or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal.
(c)Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Revolving Loans or Construction Advances that were previously Non-Pro Rata Advances, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender (other than a Performing Defaulting Pfandbrief Lender) pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s (other than a Performing Defaulting Pfandbrief Lender) Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding: (i) any other provision of this Agreement to the contrary; (ii) any instruction of Borrower as to its desired application of payments; or (iii) the suspension of such Defaulting Lender’s (other than a Performing Defaulting Pfandbrief Lender’s) right to vote on matters that are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to: (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement; and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Post-Default Rate, that they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement. Notwithstanding anything to the contrary contained in this Section 13.4 or elsewhere in this Agreement, including the definition of “Requisite Lenders” or Section 14.12:
(i)the rights of a Performing Defaulting Pfandbrief Lender to participate in the administration of the Loan and the Loan Documents as set forth in this Agreement with respect to actions requiring Requisite Lender or all Lender approval shall not be suspended so long as such Performing Defaulting Pfandbrief Lender responds to any communication or request under the Loan Documents within ten (10) Business Days after receipt thereof (or such lesser time as may be required by the Loan Documents); and
(ii)any payments received or payable in respect of such Performing Defaulting Pfandbrief Lender’s Pro Rata Share in the Loan shall not be subject to any subordination, escrow or holdback, and shall be distributed to such Performing Defaulting Pfandbrief Lender in accordance with the terms of the Loan Documents as if such Performing Defaulting Pfandbrief Lender was not a Defaulting Lender.
(d)Notwithstanding the provisions of Section 13.4(c), the rights provided to a Performing Defaulting Pfandbrief Lender hereunder shall apply if, and only to the extent that, such rights are necessary or required to maintain such Performing Defaulting Pfandbrief Lender’s interest in the Loan in the cover pool for German Pfandbrief. Further, for the avoidance of doubt, except as expressly provided in this Section 13.4(d), a Performing Defaulting Pfandbrief Lender shall remain a Defaulting Lender for all other purposes under this Agreement and the Loan Documents.
13.5PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them; provided, however, that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.
13.6SHARING OF PAYMENTS, ETC. Lenders agree among themselves that: (a) with respect to all amounts received by them that are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations; (b) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it that is greater than its Pro Rata Share in the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.
13.7COLLATERAL MATTERS; PROTECTIVE ADVANCES.
(a)Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents

that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.
(b)The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in accordance with Section 14.12. Upon request by Administrative Agent at any time, Lenders shall confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.
(c)Upon any sale and transfer of Collateral that is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that: (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.
(d)Administrative Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate given Administrative Agent’s own interest in the Collateral as one of Lenders and that Administrative Agent shall have no duty or liability whatsoever to Lenders, except to the extent resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.
(e)Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to the Property up to the sum of: (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon the Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to the Property; and (iii) $3,000,000. Protective Advances in excess of said sum during any calendar year for the Property shall require the consent of the Requisite Lenders. Borrower agrees to pay on demand all Protective Advances.
(f)Each Lender agrees that it shall not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of the Requisite Lenders.

13.8POST-FORECLOSURE PLANS. If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the ratable benefit of all Lenders. Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), that shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, that are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender shall contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral shall not be held as a permanent investment but shall be liquidated as soon as practicable. Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall determine to be most advantageous to Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.
13.9APPROVALS OF LENDERS. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval: (a) shall be given in the form of a written notice to such Lender; (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved; (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all material oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved; and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
13.10NOTICE OF DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender that is also serving as Administrative Agent) becomes aware of any Event of

Default or Default, it shall promptly send to Administrative Agent such a “notice of default.” Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to Lenders.
13.11ADMINISTRATIVE AGENT’S RELIANCE, ETC. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or to inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.
13.12INDEMNIFICATION OF ADMINISTRATIVE AGENT. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided further, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against Administrative Agent and/or Lenders, and any claim or suit brought against Administrative Agent and/or Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent shall reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
13.13LENDER CREDIT DECISION, ETC. Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it shall, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof that may come into possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.
13.14RESIGNATION OF ADMINISTRATIVE AGENT.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed in accordance with the immediately preceding sentence and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower and subject to the consent (not to be unreasonably withheld or delayed) of the Borrower (provided no Event of Default has occurred and is continuing at the time of such removal), appoint a successor. If no such successor shall have been so appointed in accordance with the immediately preceding sentence and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Requisite Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and Other Related Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article. Section 13.12 and Section 14.1 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective directors, employees, officers, counsel and other agents or representatives in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.
13.15TITLED AGENTS. Arranger (herein, a “Titled Agent”) in its capacity as Sole Lead Arranger, and Bookrunner, assumes no responsibility or obligation hereunder, including for servicing, enforcement or collection of the Loan, nor any duties as an agent hereunder for Lenders. The titles given to the Titled Agent are solely honorific and imply no fiduciary responsibility on the part of the Titled Agent to Administrative Agent, any Lender, any other Titled Agent, Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agent any duties or obligations greater than those of any other Lender or entitle the Titled Agent to any rights other than those to which any other Lender is entitled.

13.16NO SET-OFFS. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in California, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.
13.17CERTAIN ERISA MATTERS.
(a)Each Lender: (x) represents and warrants, as of the date such Person became a Lender party hereto; and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that either:
(i)such Lender is not using and shall not use Plan Assets in connection with the Loan or the Commitments;
(ii)a PTE is available for and all conditions of such PTE are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Commitments, this Agreement or any other Loan Documents; or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14); (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform under this Agreement; (C) the entrance into, participation in, administration of and performance of this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14; and (D) to the knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of this Agreement; and
(b)In addition, unless clause (i) in the immediately preceding subsection (a) is true with respect to a Lender, such Lender further: (x) represents and warrants, as of the date such Person became a Lender party hereto, to; and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that:
(i)none of Administrative Agent or its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least Fifty Million Dollars ($50,000,000), in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loan, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of such Lender’s obligations under this Agreement);
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loan, and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loan, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)no fee or other compensation is being paid directly to Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loan, the Commitments or this Agreement.
(c)Administrative Agent hereby informs Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that Administrative Agent has a financial interest in the transactions contemplated hereby in that Administrative Agent or its Affiliates: (i) may receive interest or other payments with respect to the Loan, the Commitments and this Agreement; (ii) may recognize a gain if it extended the Loan, or the Commitments, for an amount less than the amount being paid for an interest in the Loan or the Commitments by such Lender; or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise.
13.18ERRONEOUS PAYMENTS.
(a)Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or other Secured Party (each such recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 13.18(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Administrative Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and upon demand from Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Administrative Agent and upon Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of a portion of its Loan (but not its Commitments) in the amount of such portion to Administrative Agent or, at the option of Administrative Agent, Administrative Agent’s applicable lending affiliate, in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loan (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation the portion of the Loan assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 14.13 and (3) Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Payment Recipient from any source, against any amount due to Administrative Agent under this Section 13.18 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 13.18 shall survive the resignation or replacement of Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 13.18 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
ARTICLE 14 MISCELLANEOUS PROVISIONS
14.1INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, COSTS LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING REASONABLE, OUT-OF-POCKET ATTORNEYS’ FEES AND EXPENSES) THAT ANY INDEMNITEE ACTUALLY INCURS AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE LOAN, THE LOAN DOCUMENTS, OR THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT INDEMNIFY INDEMNITEES FROM ANY LOSS OR EXPENSE ARISING FROM SUCH PERSON’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT. BORROWER SHALL PROMPTLY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTES. BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RECONVEYANCE, RELEASE OR SATISFACTION OR PARTIAL RECONVEYANCE, RELEASE OR SATISFACTION OF THE SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS.
14.2FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.
14.3NO THIRD PARTIES BENEFITED. No person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.
14.4NOTICES. All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement, or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section 14.4. All notices, demands or other communications shall be considered as properly given if delivered: (a) personally; (b) sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested; or (c) by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein. Borrower shall forward to Administrative Agent, without delay, any notices, letters or other communications delivered to the Property or to Borrower naming Administrative Agent or any Lender or the “Construction Lender” or any similar designation as addressee, or that could reasonably be deemed to affect the construction of the Project or the ability of Borrower to perform its obligations to Lenders under the Loan Documents.
14.5ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents. The powers of attorney granted to Administrative Agent under this Agreement and the other Loan Documents shall be unaffected by the disability of the principal. Administrative Agent shall have no obligation to exercise any of the powers granted it. Administrative Agent discloses, and Borrower hereby acknowledges, that Administrative Agent may exercise any of the powers of attorney granted it for its and Lenders’ benefit, and such authority need not be exercised for or in Borrower’s best interest. In every instance where a party appoints an “attorney-in-fact” under a Loan Document, such appointment shall be deemed to include appointment of the named Person as such party’s agent.
14.6ACTIONS. Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect its interest in the Property, the Loan Documents or the Other Related Documents and Borrower shall promptly reimburse Administrative Agent or such Lender upon demand for all such reasonable out-of-pocket expenses so incurred or paid by Administrative Agent or such Lender, including attorneys’ fees and court costs.
14.7INTENTIONALLY OMITTED.
14.8RELATIONSHIP OF PARTIES. The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assume any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.
14.9DELAY OUTSIDE LENDER’S CONTROL. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any Governmental Authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God, pandemic, epidemic, or other cause or event beyond Administrative Agent’s or such Lender’s control.
14.10ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Event of Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including any fees and expenses incurred in any bankruptcy or other proceeding under any Debtor Relief Laws, or in connection with any appeal of a lower court decision, of any Loan Party, then Borrower shall promptly pay to Administrative Agent or such Lender, upon demand, the amount of all reasonable, out-of-pocket attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.
14.11IMMEDIATELY AVAILABLE FUNDS; TIME FOR PAYMENT. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds. Unless another time period is expressly given herein or in the other Loan Documents, all unscheduled payments required to be paid to Administrative Agent and/or Lenders pursuant to the terms of this Agreement and the other Loan Documents (including payments that are required to be made “promptly”) shall be made not later than ten (10) days following demand therefor.
14.12AMENDMENTS AND WAIVERS.
(a)Generally. Except as otherwise expressly provided in this Agreement, the other Loan Documents, or the Other Related Documents: (i) any consent or approval required or permitted by this Agreement or in any Loan Document or Other Related Documents to be given by Lenders may be given; (ii) any term of this Agreement or of any other Loan Document or Other Related Documents may be amended; (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document or Other Related Document may be waived; and (iv) the continuance of any Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party that is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6(c), up to a maximum of three (3) times per calendar year. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
(b)Affected Lender Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall:
(i)increase the Commitments of any Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 14.13) or subject any Lender to any additional monetary obligations (other than de minimis costs), without the written consent of such Lender; provided, however, that the foregoing shall not apply to Protective Advances made in accordance with this Agreement;
(ii)reduce the principal of, or (subject to Section 14.12(e)) interest rates that have accrued or that will be charged on, the outstanding principal amount of, the Loan, without the written consent of each Lender directly and adversely affected thereby;
(iii)reduce the amount of any fees payable to Lenders hereunder, without the written consent of each Lender directly and adversely affected thereby;
(iv)postpone any date fixed for any payment of principal of, or interest on, the Loan (including the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor, without the written consent of each Lender directly and adversely affected thereby;
(v)change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 14.13) or change the definition of

“Pro Rata Shares,” without the written consent of each Lender directly and adversely affected thereby;
(vi)amend this Section 14.12 or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section 14.12, without the written consent of each Lender;
(vii)modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, without the written consent of each Lender;
(viii)release Guarantor from its material obligations under the Guaranty, without the written consent of each Lender;
(ix)waive an Event of Default under Section 10.1(a), without the written consent of each Lender;
(x)release or dispose of any material Collateral unless released or disposed of as permitted by, and in accordance with Section 13.7(b), without the written consent of each Lender; or
(xi)permit the Property or any portion thereof to secure any indebtedness other than: (A) the Loan; and (B) any Specified Derivatives Contract, without the written consent of each Lender.
(c)Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent shall be effective as against Administrative Agent, unless the same is in writing and signed by Administrative Agent, in addition to Lenders required herein to take such action, nor shall they shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents.
(d)Technical Amendments. Notwithstanding anything to the contrary in this Section 14.12, if Administrative Agent and Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of the Loan Documents or Other Related Documents or an inconsistency between provisions of any such Loan Documents or Other Related Documents, then Administrative Agent and Borrower or Guarantor, as applicable, shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of Lenders. Any such amendment shall become effective without any further action or consent of any of other Lender.
(e)Benchmark Replacement Amendment. Administrative Agent and Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 2.8 in accordance with the terms of Section 2.8.
14.13SUCCESSORS AND ASSIGNS; PARTICIPATIONS.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an assignee in accordance with the provisions of Section 14.13(b); (ii) by way of participation in accordance with the provisions of Section 14.13(d); or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.13(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.13(d) and, to the extent expressly contemplated hereby, the Affiliates, the partners, shareholders, directors, trustees, officers, employees, agents, counsel, other advisors and representatives of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and the portion of the Loan at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for the purpose of this subsection (B) includes such Lender’s portion of the Loan outstanding thereunder) or, if the applicable Commitment is fully funded, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than Ten Million Dollars ($10,000,000), unless each of Administrative Agent and, so long as no Default or Default shall exist, Borrower, otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender would be less than Ten Million Dollars ($10,000,000), then such assigning Lender shall assign the entire amount of its Commitment.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the portion of the Loan or the Commitment assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b), and the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.
(iv)Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $4,500 for each assignment (which fee Administrative Agent may elect to waive), and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that new Notes substantially in the form attached hereto as Exhibit F are issued to the assignee and such transferor Lender, as appropriate.

(v)No Assignment to Certain Persons. No such assignment shall be made to: (A) Borrower or any of Borrower’s Affiliates; (B) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person); or (C) to any Defaulting Lender or any of its Affiliates, or to any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate thereof.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon); and (B) acquire (and fund as appropriate) its full Pro Rata Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this Section 14.13(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.10, Section 13.12 and Section 14.1 and the other provisions of this Agreement and the other Loan Documents that expressly survive termination of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, however, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.13(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).
(c)Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person,

or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower or any of Borrower’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the portion of the Loan owing to it); provided that: (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 13.12 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such agreement or instrument may provide that such Lender shall not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 14.12(b)(i), Section 14.12(b)(ii), Section 14.12(b)(iii), or Section 14.12(b)(iv) that directly and adversely affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Section 2.9, Section 2.10 and Section 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.13(b); provided that such Participant: (A) agrees to be subject to the provisions of Section 2.12 as if it were an assignee under Section 14.13(b); and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.16 as though it were a Lender; provided that such Participant agrees to be subject to Section 13.6 and Section 13.16 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges; Pfandbriefbank Transfers. In addition to the assignments and participations permitted under the foregoing provisions of this Section 14.13, and without the need to comply with any of the formal or procedural requirements of this Section 14.13, including any requirement to provide notice to, or obtain the consent of, Borrower, Administrative Agent or any other Lender, any Lender may at any time and from time to time: (i) pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; and

(ii) pledge or otherwise Transfer its interest in the Loan to any Person which is a trustee, administrator or receiver (or their respective nominees, collateral agents or collateral trustees) of a mortgage pool securing covered mortgaged bonds issued by an eligible German bank (Pfandbriefbank), the bondholders (as a collective whole) thereof, or by any other Person otherwise permitted to issue covered mortgage bonds (Hypothekenpfandbriefe) under German Pfandbrief legislation, as such legislation may be amended and in effect from time to time, or any successor or substitute legislation, and any such Person shall have the right to be a “Lender” in lieu of the Lender which assigned, pledged or otherwise transferred its interest to such Person; provided that, in either case, no such pledge or assignment shall release such Lender from its obligations hereunder.
(f)No Registration. Each Lender agrees that, without the prior written consent of Borrower and Administrative Agent, it shall not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, the Loan or Notes under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(g)PATRIOT Act Notice; Compliance. The PATRIOT Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities that open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
14.14INTENTIONALLY OMITTED.
14.15LENDER’S AGENTS. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the reasonable, out-of-pocket costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.
14.16TAX SERVICE. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor that shall provide tax information on the Property satisfactory to Administrative Agent.
14.17WAIVER OF RIGHT TO TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION: (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE MODIFICATION THEREOF; OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES

HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
14.18SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents; provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
14.19TIME. Time is of the essence of each and every provision of this Agreement.
14.20HEADINGS. All Article, Section, Subsection or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.
14.21GOVERNING LAW AND CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK HAVING PROPER VENUE AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE STATE OF NEW YORK OR FEDERAL LAW.
14.22ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com, www.Syndtrak.com or a website sponsored or hosted by Administrative Agent or Borrower) provided that: (a) the foregoing shall not apply to notices to any Lender pursuant to Article 3; and (b) the Lender has not notified Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, Borrower shall provide paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
14.23INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.
14.24INTENTIONALLY OMITTED.

14.25INTEGRATION; INTERPRETATION. THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS CONTAIN OR EXPRESSLY INCORPORATE BY REFERENCE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS CONTEMPLATED THEREIN AND SUPERSEDE ALL PRIOR NEGOTIATIONS OR AGREEMENTS, WRITTEN OR ORAL. THE LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS SHALL NOT BE MODIFIED EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES. ANY REFERENCE TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS INCLUDES ANY AMENDMENTS, RENEWALS OR EXTENSIONS NOW OR HEREAFTER APPROVED BY ADMINISTRATIVE AGENT IN WRITING.
14.26BORROWER’S LIABILITY. The repayment of the Loan and all other obligations under the Loan Documents shall be fully recourse to Borrower, and the general assets of Borrower. Notwithstanding the foregoing, Administrative Agent and Lenders shall have no recovery rights under the Loan Documents against any principal, director, officer, employee, shareholder, partner, member, trustee, agent or Affiliate of Borrower or any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successor, assign or Affiliate of the foregoing other than Borrower and Guarantor under the Loan Documents to which Borrower or Guarantor is a party.
14.27DISCRETION OF ADMINISTRATIVE AGENT AND LENDERS. Except as may otherwise be expressly provided to the contrary herein or in any Loan Document, wherever pursuant to this Agreement or other Loan Documents, Administrative Agent or any Lender exercises any right given to it to consent or not consent, agree or not agree, or approve or disapprove, or any arrangement or term is to be determined by, or satisfactory to, Administrative Agent or any Lender, the decision of Administrative Agent or such Lender to consent or not consent, agree or not agree, approve or disapprove or to determine or decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of Administrative Agent or such Lender, as applicable, and shall be final and conclusive.
14.28NON-LIABILITY OF ADMINISTRATIVE AGENT AND LENDERS. The relationship between Borrower, on the one hand, and Lenders and Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any other Lender, Borrower, any Affiliate or any other Loan Party. Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.
14.29LIMITATION OF LIABILITY. Neither Administrative Agent nor any Lender, or any affiliate, officer, director, employee, attorney, or agent of Administrative Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, punitive or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Administrative Agent or any Lender or any of Administrative Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.
14.30JOINT AND SEVERAL LIABILITY. In the event this Agreement or any other Loan Document or Other Related Document is executed by more than one Loan Party, the liability of all such Loan Parties executing this Agreement or such other Loan Document or Other Related Document, shall be joint and several.
14.31COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
14.32ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
14.33ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions herein applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party shall be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 14.33, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
14.34CONFIDENTIALITY. Except as otherwise provided by Applicable Law, Administrative Agent and each Lender shall utilize all non public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Section; or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower or any Affiliate.
14.35CO-BORROWER PROVISIONS. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a)For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.
(b)To induce Lenders to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify Administrative Agent, Lenders and the other Indemnitees against, and hold Administrative Agent, Lenders and the other Indemnitees harmless from, any and all out of pocket liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Administrative Agent and/or Lenders by any Borrower or by any other Person arising from or incurred by reason of reliance by Administrative Agent and/or Lenders on any requests or instructions from any Borrower.
(c)Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure the obligations of each Borrower under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that Administrative Agent and/or Lenders may, at any time and from time to time, without notice or demand except as otherwise required hereunder or under any other Loan Document, and without affecting the enforceability or security hereof or of any other Loan Document:
(i)agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;
(ii)agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;
(iii)accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the obligations or any part thereof;
(iv)accept partial payments on the obligations;
(v)receive and hold additional security or guaranties for the obligations or any part thereof;
(vi)release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the obligations, and apply any security and direct the order or manner of sale thereof as Administrative Agent, in its sole and absolute discretion, may determine;
(vii)release any Person or any guarantor from any personal liability with respect to the obligations or any part thereof; or
(viii)settle, release on terms satisfactory to Administrative Agent or by operation of Applicable Laws or otherwise liquidate or enforce any obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the obligations.
(d)Upon the occurrence of and during the continuance of any Event of Default, Administrative Agent may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Administrative Agent and/or Lenders at any time may have or hold in connection with the obligations, and in collecting on the Loan it shall not be necessary for Administrative Agent to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives to the extent permitted pursuant to Applicable Laws any right to require Administrative Agent and/or Lenders, in connection with Administrative Agent’s and/or

Lenders’ efforts to obtain repayment of the Loan and other obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Administrative Agent and/or Lenders may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Administrative Agent’s efforts to obtain repayment of the Loan and other obligations. Administrative Agent may file a separate action or actions against each Borrower to enforce the obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Administrative Agent, Lenders, each other Borrower and/or any other Person may deal with the Administrative Agent and Lenders in connection with the obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them or between any Borrower and/or any other Person, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Administrative Agent and/or Lenders hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the obligations which thereafter shall be required to be restored or returned by Administrative Agent and/or Lenders as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though any or all obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives to the extent permitted pursuant to Applicable Laws any and all defenses to the enforcement of its obligations under the Loan Documents now or hereafter arising or asserted by reason of: (i) any disability or other defense of any Borrower or any other Person with respect to the obligations; (ii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any Borrower or any principal thereof or any defect in the formation of any Borrower or any such principal; (iii) any defense based upon the application by any Borrower of the proceeds of the Loan for purposes other than the purposes permitted under this Agreement or any other Loan Document; (iv) any and all rights and defenses arising out of an election of remedies by Administrative Agent and/or Lenders; (v) any defense based upon Administrative Agent and/or Lender’s failure to disclose any information concerning any other Borrower’s financial condition or any other circumstances bearing on any other Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents; (vi) the unenforceability or invalidity of any security or guaranty for the obligations or the lack of perfection or continuing perfection or failure of priority of any security for the obligations; (vii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all obligations); (viii) any failure of Administrative Agent and/or Lenders to marshal assets in favor of any Borrower or any other Person; (ix) any failure of Administrative Agent and/or Lenders to give notice of sale or other disposition of any Collateral for the obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition; (x) any failure of Administrative Agent and/or Lenders to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any Collateral or other security for any obligation; (xi) any act or omission of Administrative Agent and/or Lenders or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the obligations or any other security or guaranty therefor by operation of law or otherwise; (xii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (xiii) any right to enforce any remedy which Administrative Agent and/or Lenders may have against any other Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Administrative Agent and/or Lenders; (xiv) the benefit of any statute of limitations affecting the liability of each Borrower or the enforcement hereof; (xv) any failure of Administrative Agent and/or Lenders to file or enforce a claim in any proceeding under any Debtor Relief Law with respect to any Person; (xvi) the election by Administrative Agent and/or Lenders, in any proceeding under any Debtor Relief Law of any Person, of the application or non-

application of Section 1111(b)(2) of the United States Bankruptcy Code; (xvii) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to the extent otherwise provided in this Agreement; (xviii) any use of cash collateral under Section 363 of the United States Bankruptcy Code; (xix) any agreement or stipulation with respect to the provision of adequate protection in any proceeding under any Debtor Relief Law of any Person; (xx) the avoidance of any lien or security interest in favor of Administrative Agent securing the obligations for any reason; or (xxi) any proceeding under any Debtor Relief Law commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding.
(e)Each Borrower represents and warrants to Administrative Agent and Lenders that it has established adequate means of obtaining from each other Borrower, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Administrative Agent and/or Lenders to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any other Borrower or any other Borrower’s property, whether now known or hereafter known by Administrative Agent and/or Lenders during the life of this Agreement. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Administrative Agent or such Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion. With respect to any of the obligations, Administrative Agent and/or Lenders need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.
(f)Each Borrower understands that the exercise by Administrative Agent and/or Lenders of certain rights and remedies may affect or eliminate such Borrower’s right of subrogation against any other Borrower or any guarantor and that such Borrower may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, each Borrower hereby authorizes and empowers Administrative Agent, Lenders and their successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of such Borrower that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of the Loan Documents to the contrary, until all obligations have been repaid and the Security Deed has been released or reconveyed, each Borrower hereby waives and releases any claim or other rights which such Borrower may now have or hereafter acquire against any other Borrower or any guarantor of all or any of the obligations of such Borrower hereunder that arise from the existence or performance of such Borrower’s obligations under this Agreement or any of the other Loan Documents, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Administrative Agent and Lenders against any other Borrower or any collateral which Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.
(g)Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives the extent permitted pursuant to Applicable Laws all rights and defenses that it may have because the obligations are secured by real property. This means, among other things:
(i)Administrative Agent and/or Lenders may collect on the obligations from any Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower; and

(ii)If Administrative Agent and/or Lenders foreclose on any real property collateral pledged by any Borrower for the obligations: (A) the amount of the indebtedness owed by any other Borrower may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Administrative Agent and Lenders may collect from any Borrower even if Administrative Agent and/or Lenders, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from any other Borrower.
(iii)This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the obligations are secured by real property.
(h)Without limiting the foregoing waivers and release contained in this Section 14.35:
(i)Each Borrower subordinates all present and future indebtedness owing by any other Borrower to such Borrower to the obligations at any time owing by any other Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents. Each Borrower assigns all such indebtedness to Administrative Agent (for the benefit of itself and the Lenders) as security for the obligations.
(ii)Each Borrower agrees to make no claim on such indebtedness until all obligations of any other Borrower under this Agreement and the other Loan Documents have been fully discharged.
(iii)Each Borrower further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement and the other Loan Documents. If Administrative Agent so requests, (i) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Administrative Agent, (ii) all security for such indebtedness shall be duly assigned and delivered to Administrative Agent, (iii) such indebtedness shall be enforced, collected and held by such Borrower as trustee for Administrative Agent and shall be paid over to Administrative Agent on account of the Loan but without reducing or affecting in any manner the liability of such Borrower under the other provisions of this Agreement and the other Loan Documents, and (iv) such Borrower shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce Administrative Agent’s rights in and to such indebtedness and any security therefor. If such Borrower fails to take any such action, Administrative Agent, as attorney in fact for such Borrower, is hereby authorized to do so in the name of such Borrower. The foregoing power of attorney is coupled with an interest and cannot be revoked.
(i)Each Borrower acknowledges that: (a) the obligations under the Loan Documents are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and Lenders’ consideration for entering into these transactions, Administrative Agent and Lenders have specifically bargained for the waiver and relinquishment by each Borrower (to the extent permitted pursuant to Applicable Laws) of all such defenses, and each Borrower has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, each Borrower does hereby represent and confirm to Administrative Agent and Lenders that each Borrower is fully informed regarding, and thoroughly understands: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Borrower, and (iv) the legal consequences to Borrower of waiving such defenses. Each Borrower acknowledges that all of the informed waivers herein shall be fully enforceable by Administrative Agent and/or Lenders, and that Administrative Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof. If any of the waivers or consents herein are determined to be contrary to any Applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.
14.36CONTRIBUTION AGREEMENT.

(a)Each Borrower represents and warrants to Administrative Agent and Lenders that it will derive benefit, directly and indirectly, from the collective administration and availability of the Loan under this Agreement, the Note and the other Loan Documents. Each Borrower agrees that Administrative Agent and Lenders will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement, the Note or any of the other Loan Documents.
(b)As used in this Section 14.36: (i) the “Allocable Amount” of any Borrower, as of any date of determination, shall be determined to be an amount equal to one hundred percent (100%) of the maximum amount which could then be claimed against such Borrower without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (ii) the term “Allocable Share” mean, at the relevant time of calculation with respect to any Borrower, a fraction, the numerator of which equals such Borrower’s Allocable Amount and the denominator of which equals the Allocable Amounts of each Borrower, collectively.
(c)To the extent that a payment is made on the Loan by a Borrower (an “Individual Borrower Payment”) which, taking into account all other Individual Borrower Payments then previously or concurrently made by or attributable to any other Borrower, exceeds such Borrower’s Allocable Share of all such Individual Borrower Payments (as such share would then be calculated immediately prior to such Individual Borrower Payment), then such Borrower shall be entitled to contribution and indemnification from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Shares as in effect immediately prior to such Individual Borrower Payment. Notwithstanding the foregoing, each Borrower may provide for an allocation consistent with the foregoing which requires each Borrower which received a direct financial benefit from the Loan in respect of which a payment by a Borrower has been made and for which contribution is sought to make contribution payments before each Borrower which did not receive a direct financial benefit is obligated to make contribution payments.
(d)Each Borrower acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Borrower to which such contribution and indemnification is owing. This Section 14.36 is intended only to define the relative rights of each Borrower, and nothing set forth in this Section 14.36 is intended to or shall impair the obligations of any Borrower with respect to its obligations and liabilities to Administrative Agent and Lenders under this Agreement or any of the other Loan Documents.
14.37AMENDMENT AND RESTATEMENT. The parties to this Agreement agree that, upon the execution and delivery by each of the parties hereto of this Agreement, the terms and provisions of the Original Loan Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. Borrower hereby acknowledges and reaffirms the existence and continuation of the liens and security interests granted under all existing deeds of trusts and security agreements, which shall remain in full force and effect, but in accordance with the terms of the Loan Documents as modified in connection with this Agreement. The parties to this Agreement agree that this Agreement is not intended to and shall not constitute a novation of any of the Obligations.

14.38OMNIBUS AMENDMENT TO LOAN DOCUMENTS. Upon full execution of this Agreement and satisfaction of all conditions precedent set forth herein, all references in the Loan Documents to (i) the “Loan” or “Loans” shall now refer to the Loan or Loans (as defined in the recitals above); (ii) the “Loan Agreement” shall now refer to the Original Loan Agreement as amended and restated hereby and as otherwise amended, modified and ratified from time to time; (iii) the “Security

Instrument” or “Security Deed”, as applicable, shall now refer to the existing Security Deeds as modified hereby and by the amendments to each entered into as of the Agreement Date and as otherwise amended, modified and ratified from time to time; (iv) the “Indemnity” shall now refer to the existing Hazardous Materials Indemnity Agreement as modified hereby and as otherwise amended, modified and ratified from time to time; (v) the “Guaranty” shall now refer to the existing Non-Recourse Carve-Out Guaranty as modified hereby and as otherwise amended, modified and ratified from time to time; and (vi) the “Loan Documents” shall now refer to the Loan Documents as modified hereby and as otherwise amended, modified and ratified from time to time.

(REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have duly executed and delivered this Agreement as of the date appearing on the first page of this Agreement.

ADMINISTRATIVE AGENT		Administrative Agent’s Address:
Wells Fargo Bank, National Association
WELLS FARGO BANK, NATIONAL		10 South Wacker Dr.
ASSOCIATION, as Administrative Agent		Suite 3200
Chicago, IL 60606
By:	/s/ Jeffrey Goodman	Attention: Jeff Goodman
Name:	Jeffrey Goodman
Its:	Director	With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Alberta Wilson

(signatures continue on the following page)
Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

“BORROWER”

RPT HERITAGE PARKWAY, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT TERRA NOVA PLAZA, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT ALLIED DRIVE, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT ANAHEIM HILLS OFFICE PLAZA, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT PALMETTO LAKES, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT LOUDOUN GATEWAY I, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT HIALEAH II, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT HIALEAH I, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

Borrower’s Address:

RREEF Property Trust, Inc. 101 California Street, 24th Floor San Francisco, CA 94111 Attention: Eric Russell	With a copy to: Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Attention: Jason W. Howard
(signatures continue on the following page)

Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

LENDER		Lender's Address:
Wells Fargo Bank, National Association
WELLS FARGO BANK, NATIONAL		10 South Wacker Dr.
ASSOCIATION, as Administrative Agent		Suite 3200
Chicago, IL 60606
By:	/s/ Jeffrey Goodman	Attention: Jeff Goodman
Name:	Jeffrey Goodman
Its:	Director	With a copy to:

Wells Fargo Bank, National Association
10 South Wacker Dr.
Suite 3200
Chicago, IL 60606
Attention: Alberta Wilson
Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

GUARANTOR CONSENT

The undersigned (“Guarantor”) consents to the foregoing Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents (the “Agreement”) and the transactions contemplated thereby, and reaffirms its obligations under that certain Guaranty Agreement, dated as of March 6, 2015 (as amended prior to the date hereof, and as may be further amended, modified, supplemented or replaced from time to time, the “Guaranty”). Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Indemnitees (as defined in the Agreement) with respect to the Guaranty. All of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Agreement, subject to the limitations on liability set forth in the Guaranty.

Guarantor reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Dated as of the Agreement Date (as defined in the Agreement).

“GUARANTOR”

RREEF PROPERTY TRUST, INC.,
a Maryland corporation

By:    /s/ Eric Russell
Name:    Eric Russell
Title:    Vice President

Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

HAZARDOUS INDEMNITOR CONSENT

The undersigned (“Indemnitor”) consents to the foregoing Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents (the “Agreement”) and the transactions contemplated thereby, and reaffirms its obligations under that certain Hazardous Materials Indemnity Agreement, dated as of March 6, 2015 (as amended prior to the date hereof, and as may be further amended, modified, supplemented or replaced from time to time, the “Indemnity”). Indemnitor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Indemnitees (as defined in the Agreement) with respect to the Indemnity. All of the terms, conditions and covenants in the Indemnity remain unaltered and in full force and effect and are hereby ratified and confirmed.

Indemnitor reaffirms that its obligations under the Indemnity are separate and distinct from Borrower’s obligations, and reaffirms its waivers, as set forth in the Indemnity, of each and every one of the possible defenses to such obligations.

Dated as of the Agreement Date (as defined in the Agreement).

Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

RPT HERITAGE PARKWAY, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT TERRA NOVA PLAZA, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT ALLIED DRIVE, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT ANAHEIM HILLS OFFICE PLAZA, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT PALMETTO LAKES, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT LOUDOUN GATEWAY I, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RPT HIALEAH II, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory	RPT HIALEAH I, LLC, a Delaware limited liability company By: /s/ Kristin Strange Name: Kristin Strange Title: Authorized Signatory
By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory	By: /s/ Vikram Mehra Name: Vikram Mehra Title: Authorized Signatory

RREEF PROPERTY TRUST, INC.,
a Maryland corporation

By:    /s/ Eric Russell
Name:    Eric Russell
Title:    Vice President

Signature Page to Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement

Schedule 1.1 – Pro Rata Shares

Lender	Revolving Commitment	Construction Commitment (to be determined pursuant to Loan Agreement, but $0 as of the Effective Date)	Pro Rata Share
WELLS FARGO BANK, NATIONAL ASSOCIATION	$100,000,000.00	$0	100%
TOTALS	$100,000,000.00	$0	100%

Schedule 2.18 – Initial Borrowing Base Properties

Borrower	RPT Terra Nova Plaza, LLC	RPT Heritage Parkway, LLC	RPT Anaheim Hills Office Plaza, LLC	RPT Loudoun Gateway I, LLC	RPT Allied Drive, LLC	RPT Palmetto Lakes, LLC	RPT Hialeah I, LLC,	RPT Hialeah II, LLC
Property State	California	Illinois	California	Virginia	Mass-achusetts	Florida	Florida	Florida
Property Address	390 & 394 East H Street, Chula Vista	9022 Heritage Parkway, Woodridge	160 N. Riverview Drive, Anaheim	45245 Business Court, Sterling	40 Allied Drive, Dedham	5255 NW 159th Street, Miami, FL 33014	3510 NW 60th Street, Miami, FL 33142	5959 NW 35th Avenue, Miami, FL 33142

Schedule 6.1(b) – Organizational Chart

Schedule 6.1(i) – Litigation

None

Schedule 6.1(aa) – Property Agreements

Borrower	Description of Property Agreement
RPT Loudoun Gateway I, LLC,	1.Exclusive Listing Agreement with Edge Commercial Real Estate 2.Commission Agreement with JLL for brokerage fees associated with Northrop Grumman renewal
RPT Terra Nova Plaza, LLC,	Exclusive Leasing Agreement with JLL

Schedule 6.1(cc) – Physical Condition

Borrower	Description of Physical Condition
RPT Hialeah I, LLC	Undergoing 40-year rectification, requires work to be completed.
RPT Hialeah II, LLC	Undergoing 40-year rectification, requires work to be completed.

Schedule 6.1(gg) – Tenant Leases

Borrower	Tenant	Lease Exception
RPT Allied Drive, LLC	[****]	[****]
RPT Hialeah II, LLC,	[****]	[****]
RPT Hialeah I, LLC,	[****]	[****]
RPT Palmetto Lakes, LLC	[****]	[****]

Schedule 8 – Environmental Reports

Property State	Property Address	Report
Washington	4468 Stone Way North, Seattle	Phase I Environmental Site Assessment dated December 16, 2013 completed by Golder Associates Inc., Project Number: 130-2488.100
California	390 & 394 East H Street, Chula Vista	Phase I Environmental Site Assessment dated September 17, 2014 completed by ESIS, Inc. Health, Safety & Environmental Services, ESIS PROJECT NO. 00044.56.558
Illinois	9022 Heritage Parkway, Woodridge	Phase I Environmental Site Assessment dated April 11, 2013 completed by TRC Environmental Corporation, TRC Project Number: 200761
California	160 N. Riverview Drive, Anaheim	Phase I Environmental Site Assessment dated July 1, 2014 completed by ESIS, Inc. Health, Safety & Environmental Services, ESIS PROJECT NO. 00044.56.539
Virginia	45245 Business Court, Sterling	Phase I Environmental Site Assessment dated November 18, 2015 completed by Advantage Environmental Consultants, LLC, AEC Project No. 15-081R
Massachusetts	40 Allied Drive, Dedham	Phase I Environmental Site Assessment dated September 12, 2016 completed by ATC Group Services, LLC, ATC Project No. 6000002231
Florida	5255 NW 159th Street, Miami, FL 33014	Phase I Environmental Site Assessment dated May 11, 2018 completed by TRC Environmental Corporation, TRC Project Number: 304512
Florida	3510 NW 60th Street, Miami, FL 33142	Phase I Environmental Site Assessment dated May 11, 2018 completed by TRC Environmental Corporation, TRC Project Number: 304512
Florida	5959 NW 35th Avenue, Miami, FL 33142	Phase I Environmental Site Assessment dated May 11, 2018 completed by TRC Environmental Corporation, TRC Project Number: 304512

Schedule 9.1(t) – Operating Accounts

Account Name	Account Number	Bank Name
Anaheim Hills Office Plaza, a Property of RPT Anaheim Hills Office Plaza LLC	[****]	WFB
RPT Heritage Parkway LLC	[****]	JP Morgan Chase
RPT Wallingford Plaza, LLC	[****]	WFB
Terra Nova Plaza, a Property of RPT Terra Nova Plaza LLC	[****]	WFB
RPT Loudoun Gateway I, LLC	[****]	WFB
RPT Allied Drive, LLC	[****]	WFB
RPT Palmetto Lakes, LLC	[****]	WFB
RPT Hialeah I, LLC,	[****]	WFB
RPT Hialeah II, LLC	[****]	WFB

EXHIBIT A

Form of Compliance Certificate

Reference is made to that certain Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of January 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC, RPT ALLIED DRIVE, LLC, RPT PALMETTO LAKES, LLC, RPT HIALEAH I, LLC, and RPT HIALEAH II, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 14.13 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

    Pursuant to Section 9.1(k)(vi) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

    1.    (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Guarantor and Borrower as of, and during the relevant accounting period ending on, _______________, 20__ and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)].

    2.    Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 9.1(k)(vi) of the Credit Agreement on the date of the financial statements for the accounting period set forth above.

    3.    To the undersigned’s knowledge, no Default or Event of Default exists, and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

    IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.
     [GUARANTOR SIG BLOCK]

Name:
Title:

EXHIBIT B
Form of Borrowing Base Certificate

Reference is made to that certain Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of January 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC, RPT ALLIED DRIVE, LLC, RPT PALMETTO LAKES, LLC, RPT HIALEAH I, LLC, and RPT HIALEAH II, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 14.13 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section ___ of the Credit Agreement, the undersigned hereby certifies to the Lenders and the Administrative Agent that:

1.    With respect to each of the Properties listed on Schedule 1 attached hereto, that either:

(a)    such Property is owned in fee simple by a Person who is a Wholly Owned Subsidiary of Borrower Member;

(b)    [if applicable] such Property is owned by a Person that has the right and ability to become (and who shall become) a Borrower under the Credit Agreement pursuant to the terms of a Joinder Agreement;

(c)    such Property is located in a State of the United States of America or in the District of Columbia;

(d)    Borrower has the right to take the following actions without the need to obtain the consent of any Person (other than Borrower Member and Guarantor), and to the extent any such consent is required it has been obtained:

(i)    to create Liens on such Property as security for Indebtedness of the Borrower; and

(ii)to sell, transfer or otherwise dispose of such Property;

(e)    neither such Property, nor direct Equity Interests in the Borrower owning the Property is subject to:

(i)    any Lien other than the Permitted Liens or

(ii)any Negative Pledge;

(f)    the Appraised Value of such Property, when aggregated with the Appraised Value of all of the other Borrowing Base Properties located within the same Metropolitan Statistical Area (as determined by the United States Office of Management and Budget) does not cause the aggregate Appraised Values of all of such Properties within such MSA to exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property);

(g)     the Appraised Value of such Property shall not exceed thirty-five percent (35%) of the aggregate Appraised Values of all of the Borrowing Base Properties (including such Property);

(h)     the rent payable under any individual Tenant Lease within such Property shall not exceed [thirty percent (30%)] [twenty-five percent (25%)] of the aggregate rent payable under all of the Tenant Leases in all of the Borrowing Base Properties (including such Property);

(i)     such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property; and

(j)     such Property has otherwise been approved as an Eligible Property by Administrative Agent pursuant to the terms of the Credit Agreement.

2.    Schedule 2 attached hereto accurately and completely sets forth for each Borrowing Base Property1 as of ___________, 20____ the Appraised Value and Borrowing Base Value for such Property;

    3.    Schedule 3 attached hereto accurately and completely sets forth, in reasonable detail, the information required by the Administrative Agent and Lenders in determining the Testing Debt Yield and the Testing LTV.

4.    Schedule 4 attached hereto accurately and completely sets forth, in reasonable detail, the information required by the Administrative Agent and Lenders in determining the Borrowing Base as of ___________, 20____.

    5.    As of the date hereof (a) to Borrower’s knowledge, no Default or Event of Default exists, and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.

    IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on and as of ___________, 20__.

Name:
Title:	Chief Financial Officer

1     If the Borrowing Base Certificate is delivered in connection with the submission of an Eligible Property as a     Borrowing Base Property, then each of the calculations set forth on Schedules 2     and 3 should include such Eligible Property as if it is already a Borrowing Base Property.

EXHIBIT C
Form of Notice of Borrowing

____________, 20__

Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street
8th Floor
MAC N9300-085
Minneapolis, MN 55415-1526
Attention: Cole Sievert

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of January 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC, RPT ALLIED DRIVE, LLC, RPT PALMETTO LAKES, LLC, RPT HIALEAH I, LLC, and RPT HIALEAH II, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), the financial institutions party thereto and their assignees under Section 14.13 thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.    Pursuant to Section 3.2 of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $___________________.

2.    The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 20__.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) to Borrower’s knowledge, no Default or Event of Default exists or would exist, and none of the limits specified in Section 3.2 would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

[BORROWER SIG BLOCK]

By:
Name:
Title:

EXHIBIT D - DISBURSEMENT PLAN FOR CONSTRUCTION ADVANCES

1.    Request for Disbursement. If Borrower desires a Construction Advance, Borrower shall submit to:

a written itemized statement, signed by Borrower (“Application for Payment”) setting forth:
1.1.    a description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item (“Item”) shown in the Project Budget; and
1.2.    the total amount incurred, expended and/or due for each requested Item less prior disbursements; and
1.3.    the date on which Borrower requests that such disbursement be made, which date shall in no event be earlier than five (5) Business Days following submittal by Borrower to Administrative Agent of the Application for Payment (together with all related supporting information and certificates, including, without limitation the form of draw package reviewed and approved by Administrative Agent prior to the Effective Date) and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement; and
1.4.    if applicable, a detailed explanation (accompanied by pertinent financial and/or other information) that details any change to the Project Plans and Specifications (as applicable) made by Borrower and requiring the approval of Administrative Agent pursuant to this Agreement.
Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement.
2.    Lenders’ Right to Condition Disbursements. Administrative Agent and Lenders shall have the right to condition any disbursement upon Administrative Agent’s receipt and approval of the following:
2.1.    the Application for Payment and an itemized requisition for payment;
2.2.    documents evidencing the total amount expended, incurred or due for any requested Items, including invoices for amounts in excess of $25,000;
2.3.    Architect’s and the Independent Inspecting Architect’s periodic certifications of the percentage and/or stage of construction that has been completed and its substantial conformance to the Plans and Specifications and Applicable Laws based upon any such architect’s, inspector’s and/or engineer’s periodic physical inspections of the Property;
2.4.    conditional waivers and releases of any mechanics’ lien, stop notice claim, equitable lien claim or other Lien claim rights in connection with items to be paid from the current Application for Payment, and either evidence of payment or unconditional waivers and releases of any mechanics’ lien, stop notice claim, equitable lien claim or other Lien claim rights in connection with items paid from the previous Application for Payment;
2.5.    if applicable, a written release executed by any surety to whom Administrative Agent or any Lender has issued or will issue a set-aside letter and/or any public entity or agency that is a beneficiary under any instrument of credit or standby letter of credit that Administrative Agent or any Lender has issued or will issue with respect to the Loan;
2.6.    valid, recorded Notice(s) of Completion for the Project or any portions of the Project for which Notice(s) of Completion may be recorded under applicable law, if applicable;
2.7.    Certificate of Substantial Completion from the Independent Inspecting Architect, prior to the final retention disbursement or the final stage disbursement, as applicable;

2.8.    any other document, requirement, evidence or information that Administrative Agent may request under any provision of the Loan Documents;
2.9    except with respect to disbursements related to Offsite Materials, evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the improvements on the Commerce Center Property;
2.10.    in the event any Application for Payment includes the cost of Offsite Materials, such Application for Payment shall include evidence of compliance with the requirements of the Loan Agreement with respect thereto; and
2.11.    in the event that any Application for Payment includes the cost of materials stored on the Property (“Onsite Materials”), such Application for Payment shall include each of the following: (a) evidence that the Onsite Materials have been purchased by Borrower; (b) evidence that the Onsite Materials are insured as required hereunder; and (c) evidence that the Onsite Materials are stored in an area on the Property for which adequate security is provided against theft and vandalism.

EXHIBIT E – FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]2 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including any letters of credit and guarantees included in such facility) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:    [INSERT NAME OF ASSIGNOR]

2.    Assignee(s):    See Schedules attached hereto

3.    Borrower:    ______________________________

4.    Administrative Agent:    Wells Fargo Bank, National Association, as Administrative Agent under the Loan Agreement

5.    Loan Agreement:    The Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement dated as of __________________, 20__ among _________________________, as Borrower, Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented, replaced or modified from time to time)

6.    Assigned Interest:     See Schedules attached hereto

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are multiple Assignees.
Form of Assignment and Assumption

[7.    Trade Date:    ______________]5

[Page break]

5 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]

See Schedules attached hereto

Form of Assignment and Assumption

[Consented to and]6 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:_________________________________
Name:
Title:

[Consented to:]7

[BORROWER]

By:________________________________
Name:
Title:

6 To be added only if the consent of Administrative Agent is required by the terms of the Loan Agreement.
7 To be added only if the consent of Borrower is required by the terms of the Loan Agreement.
Form of Assignment and Assumption

SCHEDULE 1
To Assignment and Assumption
By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.
Assigned Interests:

Facility Assigned[8]	Aggregate Amount of Commitment/ Loan for all Lenders[9]	Amount of Commitment/ Loan Assigned[10]	Percentage Assigned of Commitment/ Loan[11]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]12
[and is an Affiliate/Approved Fund of [identify Lender]13]

By:______________________________
Name:
Title:

8 Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Agreement (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)
9 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
10 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
11 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loan of all Lenders thereunder.
12 Add additional signature blocks, as needed.
13 Select as appropriate.
Form of Assignment and Assumption

ANNEX 1
to Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

    1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any Lien or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets the requirements of an Eligible Assignee under the Loan Agreement (subject to such consents, if any, as may be required under Section [14.13(b)(iii)] of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 10.1]14 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it shall, independently and without reliance upon Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it shall perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts that have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, that together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy
14 Update as necessary to refer to appropriate Financial Statement delivery Section in Loan Agreement.
Form of Assignment and Assumption

shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of [________].

EXHIBIT F – FORM OF NOTE
PROMISSORY NOTE
$[_________]    [_________], 2023
THIS PROMISSORY NOTE (this “Note”), [together with that certain [_________], made by Borrower (as defined below) to [_________], dated as of the date hereof, in the amount of [_________] ($[_________]), [and that certain [NTD: REPEAT AS NEEDED.]] is issued in replacement of that certain [_________], dated as of [_________], 20[__], in the original principal sum of [_________] DOLLARS ($[_________]), made by certain Borrowers hereunder and payable to the order of the Lender (the “Original Note”). The Original Note shall be deemed cancelled and of no further force and effect, provided that amounts outstanding under the Original Note shall continue to be outstanding hereunder. This Note is not a novation.
FOR VALUE RECEIVED, RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC, LLC, RPT Loudoun Gateway I, LLC, RPT Allied Drive, LLC, RPT Palmetto Lakes, LLC, RPT Hialeah I, LLC, and RPT Hialeah II, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as determined by Administrative Agent in its sole discretion), HEREBY PROMISES TO PAY to the order of [_________] (“Lender”) the principal sum of [_________] Dollars ($[_________]), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in that certain Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of dated as of the date hereof (as amended, restated, replaced, supplemented or restated from time to time the “Loan Agreement”), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.6 of the Loan Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Note from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.
This Note is one of the Notes referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement. The Loan Agreement, among other things, (a) provides for the making of Revolving Loans and Construction Advances by the Lender to the Borrower from time to time in accordance with the terms thereof, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions set forth therein and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events set forth therein.
The principal amount of this Note, unless accelerated in accordance with Loan Agreement as described below, if not sooner paid, shall be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on the Maturity Date.
This Note is secured by, among other things, the Security Deeds and the other Security Documents.
Interest on the Loan is payable in arrears on the first Business Day of each month during the term of the Loan Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Loan Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement.
Form of Promissory Note

All payments of any amount becoming due under this Note shall be made in the manner provided in the Loan Agreement, in Dollars.
Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Loan Agreement, this Note may, at the option of Requisite Lenders and without further demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.
Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW PRINCIPLES), INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Loan Agreement.
In no contingency or event whatsoever shall interest charged in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.
Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
[Remainder of Page Intentionally Left Blank, Signatures Appear on Following Page]

EXHIBIT G – DISBURSEMENT INSTRUCTION AGREEMENT
[***********]

EXHIBIT H-1
U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN LENDERS)
Reference is hereby made to the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement dated as of ________, 20__ (the “Loan Agreement”), by and among [Insert Name of Borrower], a _________________________ (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to such term in the Loan Agreement.
Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent and (b) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-2
U.S. TAX COMPLIANCE CERTIFICATE
(NON-PARTNERSHIP FOREIGN PARTICIPANTS)
Reference is hereby made to the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement dated as of ________, 20__ (the “Loan Agreement”), by and among [Insert Name of Borrower], a _________________________ (the “Borrower”), the lenders who are or may become party a thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to such term in the Loan Agreement.
Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-3
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
Reference is hereby made to the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement dated as of ________, 20__ (the “Loan Agreement”), by and among [Insert Name of Borrower], a _________________________ (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to such term in the Loan Agreement.
Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-4
U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)
Reference is hereby made to the Second Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Agreement dated as of ________, 20__ (the “Loan Agreement”), by and among [Insert Name of Borrower], a _________________________ (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to such term in the Loan Agreement.
Pursuant to the provisions of Section 2.11 of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent and (ii) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20__

Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT I

FORM OF TENANT DIRECTION LETTER

[APPLICABLE BORROWER OR MANAGER LETTERHEAD]
_________________,200_
[Tenants under Leases]
Re:    Payment Direction Letter for premises located at
________________________________ ([THE APPLICABLE] “Property”)
Dear Sir or Madam:
___________________________, a Delaware limited liability company ([THE APPLICABLE] “Borrower”), the owner of the Property, has mortgaged the Property to Wells Fargo Bank, National Association, as Administrative Agent (together with its successors and assigns, “Agent”) and has agreed that all rents due for the Property shall be paid directly to a bank selected by Borrower and approved by Agent. Therefore, from and after the date hereof, all rent to be paid by you under the Lease between Borrower and you (the “Lease”) should be sent directly to the following address if paying by check:
[To be provided]
or by wire transfer to:
Bank: [To be provided]
ABA No.:    [To be provided]
Account No.:    [To be provided]
Account Name:    _______________________]
All checks should be made out to “_______________________”.
These payment instructions cannot be withdrawn or modified without the prior written consent of Agent or its agent, or pursuant to a joint written instruction from Borrower and Agent. Until you receive written instructions from Agent, continue to send all rent payments due under the Lease to Borrower. All rent payments must be delivered to Borrower no later than the day on which such amounts are due under the Lease.
If you have any questions concerning this letter, please contact _______________ of Borrowers __________________ or ___________ of Agent at (___) ________ or ____________ of Servicer at (___) ___-____. We appreciate your cooperation in this matter.

Sincerely,

,
a Delaware limited liability company

By:
Name:
Title

EXHIBIT J

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

    THIS JOINDER AGREEMENT (this “Joinder Agreement”) is dated as of _________ ____, 20__, executed and delivered by ___________________________, a Delaware limited liability company (the “New Borrower”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents dated as of January 27, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among RPT ANAHEIM HILLS OFFICE PLAZA, LLC, RPT HERITAGE PARKWAY, LLC, RPT TERRA NOVA PLAZA, LLC, RPT LOUDOUN GATEWAY I, LLC, RPT ALLIED DRIVE, LLC, RPT PALMETTO LAKES, LLC, RPT HIALEAH I, LLC, and RPT HIALEAH II, LLC, each a Delaware limited liability company (individually or collectively, “Borrower,” and with such term meaning “any Borrower,” “each Borrower,” “a Borrower,” “every Borrower” or “all Borrowers,” as the context requires, as determined by Administrative Agent in its reasonable discretion), the financial institutions party thereto and their assignees under Section 14.13 thereof (the “Lenders”), the Administrative Agent, and the other parties thereto.

    WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Loan Agreement;

    WHEREAS, New Borrower is wholly owned by Borrower Member, and Borrower Member is at least 51% owned by Guarantor;

    WHEREAS, New Borrower acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available; and

    WHEREAS, New Borrower’s execution and delivery of this Joinder Agreement is a condition to addition of New Borrower’s real property (as more particularly described on Exhibit A attached hereto, together with all improvements located thereon, the “New Property”) as a Borrowing Base Property pursuant to Section 2.18 of the Loan Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by New Borrower, New Borrower agrees as follows:

    Section 1. Accession to Loan Documents. Each New Borrower hereby agrees that it is a “Borrower” under the Loan Documents and the Hazardous Materials Indemnity Agreement, and assumes all obligations of a “Borrower” under each such agreement, and from after the date hereof shall be deemed to be a “Borrower” under each such agreement, all as if such New Borrower had been an original signatory to each such agreement. Without limiting the generality of the foregoing, each New Borrower hereby:

    (a)    agrees to pay and perform all Obligations in accordance with the terms of the Loan Documents and the Hazardous Materials Indemnity Agreement, including, without limitation the obligation to repay each Loan when due, whether at stated maturity, by acceleration or otherwise;
3

    (b)    agrees that the New Property shall be a Property for all purposes under the Loan Agreement, and, to the extent such New Property satisfies the conditions precedent to a Property being a Borrowing Base Property as set forth in the Loan Agreement, the New Property shall be a Borrowing Base Property for all purposes under the Loan Agreement;

(c)    makes to the Administrative Agent and Lenders as of the date hereof each of the representations and warranties made by Borrowers in the Loan Documents and Hazardous Materials Indemnity Agreement, including, without limitation, those set forth in Article VII of the Loan Agreement; and

    (c)    otherwise agrees that its consents and agrees to each provision set forth in the Loan Documents and the Hazardous Materials Indemnity Agreement.

    SECTION 2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

    Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Loan Agreement.

[Signatures on Following Page]

4

    IN WITNESS WHEREOF, the New Borrower has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officers as of the date first written above.

[NEW BORROWER],
a Delaware limited liability company

[Sig block to come]

(signatures continue on the following page)

5

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:
Name:
Title:
(signatures continue on the following page)

CONSENT TO JOINDER AGREEMENT

The undersigned Borrowers and Guarantor each hereby unconditionally and irrevocably (w) consents to the execution and delivery by New Borrower of, and performance under, the Joinder Agreement to which this consent is attached, and acknowledges the terms thereof; (x) affirms its obligations under the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty to which it is a party; (y) remakes all of the representations and warranties set forth in the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty as to which it is a party, as of the date first set forth in the Joinder Agreement (except those representations and warranties that are made as of or relate to a specific earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date); and (z) agrees that the execution and delivery of the Joinder Agreement shall not operate to release, discharge, serve as a defense to, or in any way alter or amend the obligations of the undersigned under the Loan Documents, Hazardous Materials Indemnity Agreement and Guaranty as to which it is a party.

[SIG BLOCKS OF ALL EXISTING BORROWERS AND GUARANTOR]